FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-262701-02

The information in this free writing prospectus is preliminary and may be supplemented or changed. This free writing prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED [MAY 31, 2022]
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

CGCMT 2022-GC48

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333- 262701) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

The securities to which these collateral materials (“Materials”) relate will be described in greater detail in the prospectus expected to be dated in May 2022 (the “Preliminary Prospectus”) that will be included as part of our registration statement. The Preliminary Prospectus will contain material information that is not contained in these Materials (including, without limitation, a summary of risks associated with an investment in the offered securities under the heading “Summary of Risk Factors” and a detailed discussion of such risks under the heading “Risk Factors”).

These Materials are preliminary and subject to change. The information in these Materials supersedes all prior such information delivered to you and will be superseded by any subsequent information delivered prior to the time of sale.

Neither these materials nor anything contained in these materials shall form the basis for any contract or commitment whatsoever. These Materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The information contained in these Materials may not pertain to any securities that will actually be sold. The information contained in these Materials may be based on assumptions regarding market conditions and other matters as reflected in these Materials. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and these Materials should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these Materials may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in these Materials or derivatives thereof (including options). Information contained in these Materials is current as of the date appearing on these Materials only.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these Materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these Materials are accurate or complete and that these Materials may not be updated or (3) these Materials possibly being confidential, are, in each case, not applicable to these Materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these Materials having been sent via Bloomberg or another system.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #1: Yorkshire & Lexington Towers

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #1: Yorkshire & Lexington Towers

Yorkshire & Lexington Towers
1 Yorkshire Towers New York, NY
2 Lexington Towers New York, NY
MANHATTAN
Yorkville
Upper East Side
Lenox Hill
CENTRAL PARK
North Meadow
East Meadow
97th St. Transverse
Jacqueline Kennedy Onassis Reservoir
85th St. Transverse
Great Lawn
Metropolitan Museum of Art
Turtle Pond
79th St. Transverse
Boat House
Conservatory Pond
Bethesda Fountain
Terrace Dr.
Rumsey Playfield
The Mall
East Green
East Dr.
Mt. Sinai Hospital
Mt. Sinai School of Medicine
St. Nicholas Russian Orthodox Church
Jewish Museum
Cooper Hewitt, Smithsonian Design Museum
National Academy School of Fine Arts
Guggenheim Museum
Morton Williams
Neue Galerie New York
Loyola School
New York Society Library
Institute of Fine Arts, NYU
Conservation Library
Consulate General of France
Emerging Image
Frick Collection
Consulate of Austria
Asia Society and Museum
Hunter College
The Dalton School
Milano Market
Ramaz School
Sweetgreen
Jacques Brasserie
Thai At Lex
The Simone
Eli's Market
Lenox Hill Hospital
Marymount Manhattan College
NY School of Interior Design
Synergy Fitness Clubs
Key Food
Kings Pharmacy
Sacred Heart Gym
Suki Ichiro Sushi
Tal Bagels
Jodi's Gym
My Gym Upper East
Albanian Consulate of New York
Spice Upper East Side
Sushi of Gari
Webster Library
The Meatball Shop
Bohemian National Hall Conference Ctr.
Gracie Mansion
Carl Schurz Park
The Chapin School
Brearley School
John Jay Park
Hospital for Special Surgery
New York-Presbyterian Cornell Medical Center
Cornell Medical College
East River
FDR Drive
5th Ave.
Madison Ave.
Park Ave.
METRO NORTH
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
East End Ave.
E. 99th St.
E. 98th St.
E. 97th St.
E. 96th St.
96TH ST/LEXINGTON
E. 95th St.
E. 94th St.
E. 93rd St.
E. 92nd St.
E. 91st St.
E. 90th St.
E. 89th St.
E. 88th St.
E. 87th St.
E. 86th St.
86TH ST/LEXINGTON
86TH ST
E. 85th St.
E. 84th St.
E. 83rd St.
E. 82nd St.
E. 81st St.
E. 80th St.
E. 79th St.
E. 78th St.
E. 77th St.
77TH ST/LEXINGTON
E. 76th St.
E. 75th St.
E. 74th St.
E. 73rd St.
E. 72nd St.
72ND ST
E. 71st St.
E. 70th St.
E. 69th St.
68TH ST/HUNTER COLLEGE
E. 68th St.
Fort Lee
BRONX
East River
Washington Heights
Cliffside Park
Edgewater
Harlem
East Harlem
MANHATTAN
LaGuardia Airport
North Bergen
Hudson River
NEW JERSEY
Upper West Side
Upper East Side
Astoria
Woodside
West New York
Central Park
QUEENS
Weehawken
West Side
East Side
Long Island City
Union City
Midtown
Greenpoint
Hoboken
Chelsea
BROOKLYN
Williamsburg

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #1: Yorkshire & Lexington Towers

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller(3)	BMO, SMC, CREFI
Location (City / State)	New York, New York	Cut-off Date Balance(4)	$60,000,000
Property Type	Multifamily	Cut-off Date Balance per Unit(2)	$393,564.36
Size (Units)	808	Percentage of Initial Pool Balance	9.5%
Total Occupancy as of 3/1/2022	96.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/1/2022	96.4%	Type of Security	Fee
Year Built / Latest Renovation	Various / Various	Mortgage Rate	3.04000%
Appraised Value	$954,000,000	Original Term to Maturity (Months)	60
Appraisal Date	1/20/2022	Original Amortization Term (Months)	NAP
Borrower Sponsors	Meyer Chetrit and The Gluck Family Trust	Original Interest Only Period (Months)	60
U/A/D July 16, 2009	First Payment Date	7/6/2022
Property Management	Jumeaux Management LLC	Maturity Date	6/6/2027

Underwritten Revenues	$51,394,888
Underwritten Expenses	$16,019,126	Escrows(5)
Underwritten Net Operating Income (NOI)(1)	$35,375,762	Upfront	Monthly
Underwritten Net Cash Flow (NCF)(1)	$35,375,762	Taxes	$5,390,917	$898,486
Cut-off Date LTV Ratio(2)	33.3%	Insurance	$367,868	Springing
Maturity Date LTV Ratio(2)	33.3%	Replacement Reserves	$1,100,000	$0
DSCR Based on Underwritten NOI / NCF(1)(2)	3.61x / 3.61x	TI / LC	$1,000,000	$0
Debt Yield Based on Underwritten NOI / NCF(1)(2)	11.1% / 11.1%	Other(6)	$12,400,000	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$318,000,000	44.5%	Loan Payoff	$545,268,671	76.4%
Subordinate Loan Amount	221,500,000	31.0	Closing Costs	93,214,219	13.1
Mezzanine Loan Amount	174,500,000	24.4	Principal Equity Distribution	55,258,325	7.7
Reserves	20,258,785	2.8
Total Sources	$714,000,000	100.0%	Total Uses	$714,000,000	100.0%

(1)	The Underwritten NOI and Underwritten NCF includes disbursements from a Supplemental Income Reserve (as defined below) of $5,226,004. See “Escrows” section below.

(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Yorkshire & Lexington Towers Senior Loan (as defined below). The Yorkshire & Lexington Towers Senior Loan Underwritten DSCR Based on Underwritten NOI / NCF excluding credit for the upfront Supplemental Income Reserve are 3.08x and 3.08x, respectively. The Yorkshire & Lexington Towers Senior Loan Underwritten Debt Yield Based on Underwritten NOI / NCF excluding credit for the upfront Supplemental Income Reserve are 9.5% and 9.5%, respectively. For additional information regarding the loan-to-value ratio, debt service coverage ratio and debt yield based on the Yorkshire & Lexington Towers Whole Loan (as defined below) and the Yorkshire & Lexington Towers Total Debt (as defined below), see “Current Mezzanine Indebtedness” below.

(3)	The Yorkshire & Lexington Towers Mortgage Loan (as defined below) was co-originated by Bank of Montreal, SMC and CREFI. See “—The Mortgage Loan” below.

(4)	The Yorkshire & Lexington Towers Mortgage Loan is part of the Yorkshire & Lexington Towers Whole Loan which is comprised of eighteen senior pari passu promissory notes and two junior pari passu promissory notes with an aggregate original balance of $539,500,000. See “—The Mortgage Loan” below.

(5)	See “Escrows” section below.

(6)	Upfront other reserves include a $6,500,000 unit upgrade reserve and a $5,900,000 Supplemental Income Reserve. See “Escrows” section below.

■	The Mortgage Loan. The mortgage loan (the “Yorkshire & Lexington Towers Mortgage Loan”) is part of a whole loan (the “Yorkshire & Lexington Towers Whole Loan") evidenced by twenty notes comprising (i) eighteen senior pari passu notes (collectively the “Yorkshire & Lexington Towers Senior Pari Passu Notes”, and the portion of the Yorkshire & Lexington Towers Whole Loan evidenced by eighteen senior pari passu notes, the “Yorkshire & Lexington Towers Senior Loan”) with an aggregate outstanding principal balance as of the Cut-off Date of $318,000,000, and (ii) two junior notes (the "Yorkshire & Lexington Towers Trust Subordinate Companion Notes", and the portion of the Whole Loan evidenced by such two junior notes, “Yorkshire & Lexington Towers Trust Subordinate Companion Loan”) with an aggregate outstanding principal balance as of the Cut-off Date of $221,500,000. The Yorkshire & Lexington Towers Trust Subordinate Companion Notes are subordinate to the Yorkshire & Lexington Towers Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Yorkshire & Lexington Towers Pari-Passu AB Whole Loan" in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of the Yorkshire & Lexington Towers Whole Loan is $539,500,000. The Yorkshire & Lexington Towers Whole Loan is secured by a first mortgage encumbering the borrowers’ fee simple interest in two multifamily properties totaling 808 units located in New York City (collectively, the “Yorkshire & Lexington Towers Properties”). The Yorkshire & Lexington Towers Senior Loan was originated by Bank of Montreal (“BMO”), Starwood Mortgage Capital LLC (“SMC”), and Citi Real Estate Funding Inc. (“CREFI”) on May 12, 2022, and the Yorkshire & Lexington Towers Trust Subordinate Companion Loan was originated by BMO and CREFI on May 12, 2022. The Yorkshire & Lexington Towers Whole Loan has an interest rate of 3.04000% per annum. The proceeds of the Yorkshire & Lexington Towers Whole Loan were used to refinance the Yorkshire & Lexington Towers Properties, fund upfront reserves, pay origination costs and return equity to the borrower sponsors.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #1: Yorkshire & Lexington Towers

The Yorkshire & Lexington Towers Whole Loan had an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The Yorkshire & Lexington Towers Whole Loan requires payments of interest only for the entire term of the Yorkshire & Lexington Towers Whole Loan. The stated maturity date of the Yorkshire & Lexington Towers Whole Loan is the payment date in June 2027. Defeasance of the Yorkshire & Lexington Towers Whole Loan is permitted at any time after the date that is earlier of (i) July 6, 2025 and (ii) the date that is two years from the closing date of the securitization that includes the last note to be securitized.

Only the Yorkshire & Lexington Towers Mortgage Loan will be included in the mortgage pool for the CGCMT 2022-GC48 securitization trust, representing approximately 9.5% of the Initial Pool Balance. The Yorkshire & Lexington Towers Subordinate Companion Loan will be contributed to the CGCMT 2022-GC48 securitization trust, but will not be included in the mortgage pool. Payments allocated to the Yorkshire & Lexington Towers Subordinate Companion Loan will be paid only to the holders of the Yorkshire & Lexington Towers loan-specific certificates as described in “Description of the Mortgage Pool—The Whole Loans—The Yorkshire & Lexington Towers Pari-Passu AB Whole Loan” in the Preliminary Prospectus.

The Yorkshire & Lexington Towers Mortgage Loan is evidenced by three Yorkshire & Lexington Towers Senior Pari Passu Notes designated as Note A-4, Note A-9 and Note A-11 with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000. The remaining Yorkshire & Lexington Towers Senior Pari Passu Notes are currently held by BMO, SMC and CREFI and are expected to be contributed to one or more other securitization trusts. Prior to the occurrence of a “control appraisal period” with respect to the Yorkshire & Lexington Towers Whole Loan, the holder of the Yorkshire & Lexington Towers Trust Subordinate Companion Note designated as Note B-1 (i.e., the CGCMT 2022-GC48 securitization trust, which rights will be exercisable by the designated class of holders of the series of loan-specific certificates that will be backed by the Yorkshire & Lexington Towers Trust Subordinate Companion Loan) will be the controlling noteholder. Following the occurrence and during the continuance of such “control appraisal period” with respect to the Yorkshire & Lexington Towers Trust Whole Loan, the holder of the Yorkshire & Lexington Towers Senior Pari Passu Note designated as Note A-4 (i.e., the CGCMT 2022-GC48 securitization trust, which rights will be exercisable by the controlling class representative for the CGCMT 2022-GC48 pooled mortgage loans securitization transaction) will be the controlling noteholder. See “Description of the Mortgage Pool—The Whole Loans—The Yorkshire & Lexington Towers Pari-Passu AB Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #1: Yorkshire & Lexington Towers

The table below summarizes the promissory notes that comprise the Yorkshire & Lexington Towers Whole Loan. The relationship between the holders of the Yorkshire & Lexington Towers Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool— The Whole Loans—The Yorkshire & Lexington Towers Pari-Passu AB Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)/Securitization Trust	Controlling Piece
A-1(1)	$25,000,000	$25,000,000	BMO	No
A-2(1)	25,000,000	25,000,000	Starwood Mortgage Funding II LLC	No
A-3(1)	25,000,000	25,000,000	CREFI	No
A-4	20,000,000	20,000,000	BMO/CGCMT 2022-GC48	No
A-5(1)	20,000,000	20,000,000	Starwood Mortgage Funding II LLC	No
A-6(1)	20,000,000	20,000,000	CREFI	No
A-7(1)	20,000,000	20,000,000	BMO	No
A-8(1)	20,000,000	20,000,000	Starwood Mortgage Funding II LLC	No
A-9	20,000,000	20,000,000	CREFI/CGCMT 2022-GC48	No
A-10(1)	20,000,000	20,000,000	BMO	No
A-11	20,000,000	20,000,000	Starwood Mortgage Funding II LLC/CGCMT 2022-GC48	No
A-12(1)	20,000,000	20,000,000	CREFI	No
A-13(1)	10,000,000	10,000,000	BMO	No
A-14(1)	10,000,000	10,000,000	Starwood Mortgage Funding II LLC	No
A-15(1)	10,000,000	10,000,000	CREFI	No
A-16(1)	12,000,000	12,000,000	BMO	No
A-17(1)	10,000,000	10,000,000	Starwood Mortgage Funding II LLC	No
A-18(1)	11,000,000	11,000,000	CREFI	No
Total Senior Notes	$318,000,000	$318,000,000
B-1	$147,666,667	$147,666,667	BMO/CGCMT 2022-GC48 (Loan Specific)	Yes(2)
B-2	$73,833,333	$73,833,333	CREFI/CGCMT 2022-GC48 (Loan Specific)	Yes(2)
Whole Loan	$539,500,000	$539,500,000

(1)	Expected to be contributed to one or more future securitization(s).

(2)	Following the occurrence and during the continuance of a “control appraisal period” with respect to the Yorkshire & Lexington Towers Whole Loan, Note A-4 will be the controlling note, and the controlling class representative of the CGCMT 2022-GC48 pooled mortgage loans securitization will be entitled to exercise the related control rights. See “Description of the Mortgage Pool—The Whole Loans—The Yorkshire & Lexington Towers Pari-Passu AB Whole Loan” in the Preliminary Prospectus.

■	The Mortgaged Properties. The Yorkshire & Lexington Towers Properties consist of (i) a multifamily building comprised of 681 residential units totaling 615,641 SF, a 33,000 SF parking garage with 168 parking spaces and six commercial and retail units totaling 29,451 SF (the “Yorkshire Towers Property”) and (ii) a multifamily building comprised of 127 residential units totaling 115,188 SF, a 8,886 SF parking garage with 36 parking spaces and six commercial and retail units totaling 9,998 SF (the “Lexington Towers Property”). The Yorkshire & Lexington Towers Properties have 808 residential units totaling 730,829 SF, 204 parking spaces totaling 41,886 SF and 12 commercial and retail units totaling 39,449 SF. The commercial tenants (excluding City Parking) at the Yorkshire & Lexington Towers Properties have a remaining weighted average lease term of 6.1 years. The Yorkshire & Lexington Towers Properties are located in the Upper East Side neighborhood and are located approximately 200 feet from the Lexington Avenue/East 86th Street subway station with access to the 4, 5, and 6 subway lines.

The Yorkshire Towers Property and the Lexington Towers Property were built in 1964 and 1963, respectively and the residential portion of the Yorkshire & Lexington Towers Properties features a range of studio, one-, two-, three-, and four-bedroom units. Of the 808 residential units, 305 of the units are rent stabilized. The Yorkshire & Lexington Towers Properties’ residential units all feature hardwood flooring, full kitchen appliances, and many units include a private balcony. Bathrooms feature marble flooring in the renovated units and vinyl tile in the unrenovated units. Renovated units feature marble countertop kitchens, stainless steel appliances, including a refrigerator, dishwasher, microwave, and gas-fired stove and oven, and washer and dryer. Community spaces include 24-hour attended lobby lounge, health club and fitness center, children’s playroom, and outdoor seating area.

The largest tenant at the Yorkshire Towers Property by underwritten base rent, CVS Pharmacy (“CVS”), occupies 15,813 SF (19.4% of the total commercial NRA, 58.1% of the total UW Commercial Base Rent) with a lease expiration of January 31, 2033. CVS is a consumer retail and health solutions company with over 9,900 locations in 49 states, the District of Columbia and Puerto Rico. CVS has over 300,000 employees in the United States, 40,000 of which are pharmacists, physicians, nurses, and nurse practitioners. The remaining 65,522 SF of

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #1: Yorkshire & Lexington Towers

commercial space at the Yorkshire & Lexington Towers Properties is 98.3% occupied by 10 tenants (79.2% of the total NRA, 41.9% of the total UW Commercial Base Rent).

The following table presents certain information relating to the Yorkshire & Lexington Towers Properties:

Property Name	City	Year Built / Renovated(1)	Units(2)	% of Units(2)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	% of Appraised Value(1)
Yorkshire Towers	New York	1964 / 2014, 2022	681	84.3%	$464,286,688	86.1%	$821,000,000	86.1%
Lexington Towers	New York	1963 / 2014	127	15.7%	75,213,312	13.9	133,000,000	13.9
Total			808	100.0%	$539,500,000	100.0%	$954,000,000	100.0%

(1)	Source: Appraisals.

(2)	Based on the underwritten rent roll dated March 1, 2022. The Yorkshire Towers Property has 681 residential units and six commercial and retail units, and the Lexington Towers Property has 127 residential units and six commercial units.

■	Borrower Sponsors’ Renovation Plan. The information set forth below regarding the borrower sponsors’ renovation plans reflects forward-looking statements and certain projections provided by the borrower sponsors, assuming, among other things, that the borrowers will complete certain projected renovations by December 1, 2024 and that all of the newly renovated and currently unoccupied units will be leased at current market rate rent and all of the currently occupied units will continue to be leased at the current contractual rent. We cannot assure you that such assumptions and projections provided by the borrower sponsors will materialize in the future as expected or at all.

The borrower sponsors have identified 311 units that will be renovated, which consists of 283 units that are projected to receive a light renovation and 28 units that are projected to receive a major renovation. The 28 major renovation units will be combined into 13 units post-renovation. Of the 28 units projected to receive major renovations, 16 units are rent-stabilized, all of which are currently vacant. Major renovations will feature the combination of two or three units into one larger unit or a significant floor plan alteration, and are expected to take approximately four to six months to complete. Light renovation units will feature aesthetic and systems upgrades, such as new appliances, countertops, removal of carpeting and lighting upgrades. The borrowers deposited $6,500,000 into a unit upgrade reserve with the lender at the time of origination of the Yorkshire & Lexington Towers Whole Loan, to be disbursed to pay or reimburse borrowers for unit renovation costs pursuant to the Yorkshire & Lexington Towers Whole Loan documents.

The major renovation units are projected to receive an average renovation of $37,143 per unit and are anticipated to increase rent from $53.20 per SF in-place to $82.67 per SF. The borrower sponsors have executed 41 major renovations to date, which have been combined into a total of 23 units. These major renovations have achieved average annual rent increases from $32.93 per SF to $75.37 per SF.

The light renovation units are projected to receive an average renovation of $19,382 per unit and are anticipated to increase rent from $62.01 per SF in-place to $82.79 per SF. The borrower sponsors have executed 16 light renovations to date. These light renovations have achieved average annual rent increases from $50.33 per SF to $82.04 per SF.

The following tables present certain information relating to the as-is and post-renovation residential unit mixes at the Yorkshire & Lexington Towers Properties based on certain assumptions, including the assumptions described above:

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #1: Yorkshire & Lexington Towers

Yorkshire Towers Property As-Is Market Rate Unit Mix(1)

Unit Type	# of Units	% of Total	Average SF per Unit	Monthly Average Actual Rent per Unit	Monthly Average Actual Rent per SF	Monthly Average Market Rent per Unit(2)	Monthly Average Market Rent per SF(2)
Studio	63	14.3%	547	$3,100	$5.67	$3,121	$5.52
One Bedroom	244	55.2	778	$4,301	$5.53	$4,319	$5.50
Two Bedroom	81	18.3	1,152	$6,122	$5.31	$6,355	$5.31
Three Bedroom	53	12.0	1,299	$7,707	$5.93	$7,682	$5.91
Four Bedroom	1	0.2	2,087	$12,995	$6.23	$12,995	$6.23
Total / Wtd. Avg.	442	100.0%	879	$4,891	$5.56	$4,941	$5.54

(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Source: Appraisal.
Lexington Towers Property As-Is Market Rate Unit Mix(1)

Unit Type	# of Units	% of Total	Average SF per Unit	Monthly Average Actual Rent per Unit	Monthly Average Actual Rent per SF	Monthly Average Market Rent per Unit(2)	Monthly Average Market Rent per SF(2)
Studio	10	16.4%	619	$3,270	$5.29	$3,270	$5.29
One Bedroom	33	54.1	776	$4,306	$5.55	$4,286	$5.53
Two Bedroom	10	16.4	1,045	$6,339	$6.06	$6,287	$6.01
Three Bedroom	6	9.8	1,392	$8,823	$6.34	$8,823	$6.34
Four Bedroom	2	3.3	1,889	$13,123	$6.95	$12,935	$6.85
Total / Wtd. Avg.	61	100.0%	892	$5,203	$5.83	$5,192	$5.81

(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Source: Appraisal.
Yorkshire Towers Property As-Is Rent Stabilized Unit Mix(1)

Unit Type	# of Units	% of Total	Average SF per Unit	Monthly Average Actual Rent per Unit	Monthly Average Actual Rent per SF	Monthly Average Market Rent per Unit(2)	Monthly Average Market Rent per SF(2)
Studio	31	13.0%	545	$1,915	$3.51	$2,370	$3.52
One Bedroom	116	48.5	792	$1,980	$2.50	$2,182	$2.49
Two Bedroom	81	33.9	1,230	$2,916	$2.37	$2,989	$2.36
Three Bedroom	8	3.3	1,638	$3,714	$2.27	$3,714	$2.27
Four Bedroom	3	1.3	1,859	$12,167	$6.55	$12,167	$6.55
Total / Wtd. Avg.	239	100.0%	950	$2,475	$2.60	$2,710	$2.59

(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Source: Appraisal.
Lexington Towers Property As-Is Rent Stabilized Unit Mix(1)

Unit Type	# of Units	% of Total	Average SF per Unit	Monthly Average Actual Rent per Unit	Monthly Average Actual Rent per SF	Monthly Average Market Rent per Unit(2)	Monthly Average Market Rent per SF(2)
Studio	19	28.8%	660	$1,923	$2.91	$2,056	$2.97
One Bedroom	31	47.0	830	$2,033	$2.45	$2,014	$2.43
Two Bedroom	11	16.7	1,254	$3,591	$2.86	$3,589	$2.86
Three Bedroom	3	4.5	1,536	$9,564	$6.23	$3,128	$2.32
Four Bedroom	2	3.0	2,055	$19,750	$9.61	NAV	NAV
Total / Wtd. Avg.	66	100.0%	921	$3,140	$3.41	$2,500	$2.66

(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #1: Yorkshire & Lexington Towers

Yorkshire Towers Property Projected Post-Renovation Market Rate Unit Mix(1)(2)

Unit Type	# of Units	% of Total	Average SF per Unit	Monthly Average Actual Rent per Unit	Monthly Average Actual Rent per SF	Monthly Average Market Rent per Unit(3)	Monthly Average Market Rent per SF(3)
Studio	61	14.1%	547	$3,489	$6.38	$3,121	$5.52
One Bedroom	240	55.6	778	$5,108	$6.57	$4,319	$5.50
Two Bedroom	77	17.8	1,148	$7,784	$6.78	$6,355	$5.31
Three Bedroom	53	12.3	1,299	$8,582	$6.60	$7,682	$5.91
Four Bedroom	1	0.2	2,087	$12,995	$6.23	$12,995	$6.23
Total / Wtd. Avg.	432	100.0%	878	$5,801	$6.61	$4,941	$5.54

(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Based on the assumption that (i) the Yorkshire Towers Property will achieve stabilization in February 2025 and (ii) all of the newly renovated and currently unoccupied units will be leased at current market rate rent and all of the currently occupied units will continue to be leased at the current contractual rent.
(3)	Source: Appraisal.
Lexington Towers Property Projected Post-Renovation Market Rate Unit Mix(1)(2)

Unit Type	# of Units	% of Total	Average SF per Unit	Monthly Average Actual Rent per Unit	Monthly Average Actual Rent per SF	Monthly Average Market Rent per Unit(3)	Monthly Average Market Rent per SF(3)
Studio	10	16.7%	619	$4,309	$6.97	$3,270	$5.29
One Bedroom	32	53.3	775	$5,347	$6.90	$4,286	$5.53
Two Bedroom	10	16.7	1,045	$7,072	$6.77	$6,287	$6.01
Three Bedroom	6	10.0	1,392	$9,101	$6.54	$8,823	$6.34
Four Bedroom	2	3.3	1,889	$12,935	$6.85	$12,935	$6.85
Total / Wtd. Avg.	60	100.0%	893	$6,090	$6.82	$5,192	$5.81

(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Based on the assumption that (i) the Lexington Towers Property will achieve stabilization in February 2024 and (ii) all of the newly renovated and currently unoccupied units will be leased at current market rate rent and all of the currently occupied units will continue to be leased at the current contractual rent.
(3)	Source: Appraisal.

Yorkshire Towers Property Projected Post-Renovation Rent Stabilized Unit Mix(1)(2)

Unit Type	# of Units	% of Total	Average SF per Unit	Monthly Average Actual Rent per Unit	Monthly Average Actual Rent per SF	Monthly Average Market Rent per Unit(3)	Monthly Average Market Rent per SF(3)
Studio	27	11.50%	544	$1,925	$3.54	$2,370	$3.52
One Bedroom	106	45.1	793	$1,976	$2.49	$2,182	$2.49
Two Bedroom	85	36.2	1,246	$3,371	$2.71	$2,989	$2.36
Three Bedroom	12	5.1	1,729	$6,858	$3.97	$3,714	$2.27
Four Bedroom	5	2.1	2,167	$14,531	$6.71	$12,167	$6.55
Total / Wtd. Avg.	235	100.0%	1005	$2,991	$2.97	$2,710	$2.59

(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Based on the assumption that (i) the Yorkshire Towers Property will achieve stabilization in February 2025 and (ii) all of the newly renovated and currently unoccupied units will be leased at current market rate rent and all of the currently occupied units will continue to be leased at the current contractual rent.
(3)	Source: Appraisal.
Lexington Towers Property Projected Post-Renovation Rent Stabilized Unit Mix(1)(2)
Unit Type	# of Units	% of Total	Average SF per Unit	Monthly Average Actual Rent per Unit	Monthly Average Actual Rent per SF	Monthly Average Market Rent per Unit(3)	Monthly Average Market Rent per SF(3)
Studio	18	27.3%	655	$1,898	$2.90	$2,056	$2.97
One Bedroom	31	47.0	830	$2,014	$2.42	$2,014	$2.43
Two Bedroom	12	18.2	1,281	$4,225	$3.30	$3,589	$2.86
Three Bedroom	3	4.5	1,536	$8,828	$5.75	$3,128	$2.32
Four Bedroom	2	3.0	2,055	$14,728	$7.17	NAV	NAV
Total / Wtd. Avg.	66	100.0%	934	$3,079	$3.30	$2,500	$2.66

(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Based on the assumption that (i) the Lexington Towers Property will achieve stabilization in February 2024 and (ii) all of the newly renovated and currently unoccupied units will be leased at current market rate rent and all of the currently occupied units will continue to be leased at the current contractual rent.
(3)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #1: Yorkshire & Lexington Towers

■	COVID-19 Update. The first debt service payment for the Yorkshire & Lexington Towers Whole Loan is scheduled for July 2022. As of May 12, 2022, the Yorkshire & Lexington Towers Whole Loan is not subject to any forbearance, modification or debt service relief request.

The following table presents certain information relating to historical leasing of the residential units at the Yorkshire & Lexington Towers Properties:

Historical and Current Multifamily Occupancy %

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	As of 3/1/2022(2)
94.7%	81.2%	94.7%	96.4%

(1)	Historical occupancies are as of December 31 of each respective year and are based on information obtained from the borrowers’ occupancy report dated January 22, 2022.

(2)	Based on the underwritten rent roll dated March 1, 2022.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Yorkshire & Lexington Towers Properties:

Cash Flow Analysis

	2019	2020	2021	TTM 2/28/2022	Underwritten	Underwritten $ per Unit
Base Rent - Residential	$34,429,262	$32,908,021	$33,023,336	$34,184,092	$39,497,416	$48,882.94
Base Rent - Commercial	6,197,568	5,981,339	5,764,022	5,810,592	6,984,828	$8,644.59
Gross Potential Rent(1)	$40,626,830	$38,889,360	$38,787,358	$39,994,684	$46,482,244	$57,527.53
Total Reimbursements	297,713	410,419	284,498	324,797	327,568	$405.41
Supplemental Income Reserve	0	0	0	0	5,226,004	$6,467.83
Other Income(2)	702,657	863,978	694,304	675,664	675,664	$836.22
Net Rental Income	$41,627,200	$40,163,756	$39,766,160	$40,995,144	$52,711,480	$65,236.98
Total Vacancy & Credit Loss	(99,272)	(35,705)	0	0	(1,316,592)	($1,629.45)
Effective Gross Income	$41,527,928	$40,128,052	$39,766,160	$40,995,144	$51,394,888	$63,607.53

Real Estate Taxes	8,345,869	9,104,352	9,749,387	9,839,080	10,057,294	$12,447.15
Insurance	368,159	430,452	468,680	473,667	497,141	$615.27
Management Fee	830,559	802,561	794,408	819,903	924,637	$1,144.35
Other Operating Expenses(3)	4,639,527	4,172,737	4,499,404	4,540,054	4,540,054	$5,618.88
Total Expenses	$14,184,113	$14,510,102	$15,511,878	$15,672,705	$16,019,126	$19,825.65

Net Operating Income(4)	$27,343,815	$25,617,949	$24,254,281	$25,322,439	$35,375,762	$43,781.88
Replacement Reserves(5)	0	0	0	0	0	$0.00
TI/LC(5)	0	0	0	0	0	$0.00
Net Cash Flow(4)	$27,343,815	$25,617,949	$24,254,281	$25,322,439	$35,375,762	$43,781.88

Occupancy(6)	94.7%	81.2%	94.7%	96.4%	97.2%
NOI Debt Yield (7)	8.6%	8.1%	7.6%	8.0%	11.1%
NCF DSCR (7)	2.79x	2.61x	2.47x	2.58x	3.61x

(1)	Includes straight line average rent through loan maturity for CVS.

(2)	Other Income includes items such as miscellaneous operating income.

(3)	Other Operating Expenses includes items such as utilities, repairs and maintenance, administrative, and payroll and benefits.

(4)	The Underwritten Net Operating Income and Underwritten Net Cash Flow includes disbursements from a Supplemental Income Reserve of $5,226,004. The Underwritten NOI is greater than TTM 2/28/2022 Net Operating Income due in part to (i) the borrower sponsors recently renovating 57 units, which has increased rents at the Yorkshire & Lexington Towers Properties, (ii) underwritten straight-lined rent for CVS and (iii) disbursements from the Supplemental Income Reserve. Please refer to “Escrows” below.

(5)	The borrower sponsors funded five years’ worth of Replacement Reserves and TI/LC at origination.

(6)	Underwritten occupancy is based on the economic occupancy. TTM 2/28/2022 occupancy is based on the underwritten rent roll dated March 1, 2022. Historical occupancies through 2021 are based on information obtained from the borrowers’ occupancy report dated January 22, 2022.

(7)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Yorkshire & Lexington Towers Senior Loan. The Yorkshire & Lexington Towers Senior Loan Underwritten NOI Debt Yield, excluding credit for the upfront Supplemental Income Reserve is 9.5%. The Yorkshire & Lexington Towers Senior Loan Underwritten NCF DSCR excluding credit for the upfront Supplemental Income Reserve is 3.08x.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #1: Yorkshire & Lexington Towers

■	Appraisal. According to the appraisals, the Yorkshire & Lexington Towers Properties have an aggregate “as is” appraised value of $954,000,000 as of January 20, 2022 and have an aggregate “as stabilized” appraised value of $1,057,000,000 with an anticipated stabilization date of February 1, 2024 for the Lexington Towers Property and an anticipated stabilization date of February 1, 2025 for the Yorkshire Towers Property. The individual “as is” appraised values for the Yorkshire Towers Property and the Lexington Towers Property are $821,000,000 and $133,000,000, respectively. The individual “as-stabilized” appraised values for the Yorkshire Towers Property and the Lexington Towers Property are $909,000,000 and $148,000,000, respectively.

■	Environmental Matters. According to the Phase I environmental assessments dated January 19, 2022, and February 3, 2022, there was no evidence of any recognized environmental concerns at the Yorkshire & Lexington Towers Properties. The Phase I environmental assessment, however, did acknowledge historical environmental concerns at the Yorkshire Towers property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

■	Market Overview and Competition. The Yorkshire & Lexington Towers Properties are located in New York, New York, within the New York-Newark-Jersey City, NY-NJ-PA Metropolitan Statistical Area. According to the appraisal, the unemployment rate from 2011 through 2021 in New York City increased at an annual rate of 0.3% and is expected to decrease at an average annual rate of 4.7% between 2022 and 2026. The estimated 2021 median annual household income in New York City was $68,261. The leading industries are education and health, professional and business, government, trade, and transportation and utilities. The largest employer in New York City is Northwell Health, which employs 68,088 people. The Yorkshire & Lexington Towers Properties are located on the southeast corner of Lexington Avenue and East 88th Street. The Upper East Side is generally considered the area that extends from East 59th to East 110th Streets, east of Central Park and Fifth Avenue to the East River. The Upper East Side is known for its many art galleries such as the Metropolitan Museum of Art, and Hunter College of the City University of New York which occupies several modern high-rise buildings at 68th Street and Lexington Avenue. The largest institutions of higher learning on the East Side are along York Avenue and the FDR Drive, including Rockefeller University and the Cornell Medical Center. The Yorkshire & Lexington Towers Properties benefits from its proximity to Fifth Avenue, which forms the eastern border of Central Park, as well as Madison Avenue, which is dense with prime retail and commercial space.

The Yorkshire & Lexington Towers Properties are situated in the Upper East Side multifamily submarket. According to CoStar, as of February 2022, the Upper East Side – Multifamily submarket had an overall vacancy rate of 2.0%, with net absorption totaling 17 units. The vacancy rate decreased 2.2% over the past 12 months. Rental rates increased by 3.1% for the past 12 months and ended at $4,096 per unit per month. A total of 46 units at the Yorkshire & Lexington Towers Properties are still under construction as of the end of the first quarter of 2022.

According to the appraisals, the 2021 population for New York City was approximately 8,305,600 and is forecasted to grow to approximately 8,317,700 in 2022, and approximately 8,335,900 in 2026.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #1: Yorkshire & Lexington Towers

The following table presents seven comparable multifamily rental properties to the Yorkshire & Lexington Towers Properties.

Summary of Comparable Multifamily Properties(1)

Property Name / Address	Year Built	No. of Units	Unit Mix	Avg. Unit SF	Avg. Market Rent Per Month	Occupancy
Yorkshire & Lexington Towers 305 East 86th Street and 160 East 88th Street, NY	1963-1964	808(2)	Studio(2)	570(2)	$2,673(2)	96.4%(2)
			1 Bed(2)	786(2)	$3,539(2)
			2 Bed(2)	1,187(2)	$4,555(2)
			3 Bed(2)	1,356(2)	$7,395(2)
			4 Bed(2)	1,944(2)	$14,405(2)
The Serrano 1735 York Avenue, NY	1986	263	1 Bed	650	$4,501	92.6%
			2 Bed	NAV	$7,201
			3 Bed	NAV	$8,878
Ventura 240 East 86th Street, NY	1999	246	Studio	508	$3,734	98.4%
			1 Bed	751	$4,652
			2 Bed	967	$6,380
			3 Bed	1,293	$8,921
The Lucerne 350 East 79th Street, NY	1989	219	1 Bed	659	$4,617	98.6%
			2 Bed	906	$7,134
			3 Bed	NAV	$11,878
			4 Bed	NAV	$17,975
The Colorado 201 East 86th Street, NY	1987	173	Studio	547	$3,953	99.6%
			1 Bed	667	$4,595
			2 Bed	937	$6,675
			3 Bed	1,254	$9,938
			4 Bed	1,940	$15,473
The Strathmore 400 East 84th Street, NY	1996	179	1 Bed	714	$4,168	99.2%
			2 Bed	1,166	$6,926
			3 Bed	1,611	$11,217
			4 Bed	NAV	$17,520
One Carnegie Hill 215 East 96th Street, NY	2005	455	Studio	484	$3,355	99.6%
			1 Bed	636	$4,141
			2 Bed	879	$6,248
			3 Bed	1,239	$8,318
			4 Bed	1,350	$10,625
CONVIVIUM 515 East 86th Street, NY	2020	140	Studio	638	$4,300	98.6%
			1 Bed	741	$5,474
			2 Bed	1,138	$7,523
			3 Bed	1,369	$9,750

(1)	Source: Appraisals.

(2)	Based on the underwritten rent roll dated March 1, 2022. Avg. Market Rent Per Month reflects average monthly in-place rents for occupied units.

The following table presents five comparable retail leases for the Yorkshire & Lexington Towers Properties.

Summary of Comparable Retail Leases(1)

Property Name	Tenant Name	Tenant Leased Space (SF)	Lease Sign Date	Lease Term (months)	Base Rent Per SF
Yorkshire Towers	CVS Pharmacy	15,813(2)	May 2017(2)	189(2)	$252.37(2)
201 East 86th Street	Lululemon	6,565	Q4 2021	120	$240.00
1523 Second Avenue	NY Allergy and Asthma	4,488	Q4 2021	144	$100.00
1503 Third Avenue	Cohen’s Fashion Optical	3,200	Q3 2021	120	$175.00
1592 Third Avenue	Marathon Coffee	400	Q3 2021	120	$90.00
207 East 84th Street	Glosslab	1,340	Q2 2021	120	$116.00

(1)	Source: Appraisals.

(2)	Based on the underwritten rent roll dated March 1, 2022.

■	The Borrowers. The borrowers under the Yorkshire & Lexington Towers Mortgage Loan are CF E 88 LLC, SM E 88 LLC, CF E 86 LLC, SM E 86 LLC and LSG E 86 LLC, each a single-purpose Delaware limited liability company with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Yorkshire & Lexington Towers Whole Loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #1: Yorkshire & Lexington Towers

The Yorkshire Towers Property is 100% owned by CF E 86 LLC, SM E 86 LLC and LSG E 86 LLC, as tenants in common (collectively, the “86th Street Borrowers”) and the Lexington Towers Property is 100% owned by CF E 88 LLC and SM E 88 LLC, as tenants in common (collectively, the “88th Street Borrowers”, and together with the 86th Street Borrowers, the “Y&L Tower Borrowers”).

CF E 86 LLC owns a 58.75% tenant-in-common interest in the Yorkshire Towers Property, and is is 100% indirectly owned by Meyer Chetrit and three family members of Meyer Chetrit. CF E 88 LLC owns a 58.75% tenant-in-common interest in the Lexington Towers Property, and is 100% indirectly owned by Meyer Chetrit and three family members of Meyer Chetrit (CF E 86 LLC and CF E 88 LLC, collectively, the “Chetrit Borrower”). SM E 86 LLC and LSG E 86 LLC each own a tenant-in-common interest, and in the aggregate own a 41.25% tenant-in-common interest, in the Yorkshire Towers Property, and are each indirectly majority owned by The Gluck Family Trust U/A/D July 16, 2009. SM E 88 LLC owns a 41.25% tenant-in-common interest in the Lexington Towers Property, and is indirectly majority owned by The Gluck Family Trust U/A/D July 16, 2009 (SM E 88 LLC, SME E 86 LLC and LSG E 86 LLC, collectively, the “Stellar Borrower”).

The 86th Street Borrowers are currently controlled by CFSM E 86 Manager LLC, a Delaware limited liability company, which is a non-member manager of each 86th Street Borrower (the “86th Manager”). The 88th Street Borrowers are currently controlled by CFSM E 88 Manager LLC, a Delaware limited liability company, which is a non-member manager of each 88th Street Borrower (the “88th Manager”, and together with the 86th Manager, the “Y&L Tower Managers”). Both the 86 Manager and the 88th Manager are jointly controlled by Meyer Chetrit and the Amended and Restated 2013 LG Revocable Trust. Meyer Chetrit and the Gluck Family Trust U/A/D July 16, 2009 are the borrower sponsors and non-recourse carveout guarantors for the Yorkshire & Lexington Towers Whole Loan.

Meyer Chetrit is one of the controllers of The Chetrit Group. The Chetrit Group is an experienced, privately held New York City real estate development firm controlled by two brothers: Joseph and Meyer Chetrit. The Chetrit Group, which is headquartered in Manhattan, has ownership interests in over 14 million square feet of commercial and residential real estate across the United States, including New York, Chicago, Miami, and Los Angeles, as well as internationally.

Laurence Gluck is the founder of Stellar Management, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management owns and manages a portfolio of over 13,000 apartments in 100 buildings located across New York City and over three million square feet of office space. Prior to founding Stellar Management, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendelsohn and later as a partner at Dreyer & Traub. Laurence Gluck also formerly served as a member of the Board of Governors of the Real Estate Board of New York.

■	Escrows. At origination of the Yorkshire & Lexington Towers Whole Loan, the borrowers deposited approximately (i) $5,390,917 into a real estate tax reserve account, (ii) $367,868 into an insurance premiums reserve account, (iii) $1,100,000 into a replacement reserve account, (iv) $1,000,000 into a tenant improvement and leasing commissions reserve account, (v) $6,500,000 into a unit upgrade reserve account, and (vi) $5,900,000 into a supplemental income reserve account (such account, the “Supplemental Income Reserve”).

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $898,486).

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as (i) no event of default under the Yorkshire & Lexington Towers Whole Loan is continuing and (ii) the borrowers maintain a blanket policy meeting the requirements of the Yorkshire & Lexington Towers Mortgage Whole Loan documents.

Supplemental Income Reserve. Unless and until the Yorkshire & Lexington Towers Properties (excluding the amount on deposit in the Supplemental Income Reserve) achieve a 5.0% “transient” Yorkshire & Lexington Towers Total Debt debt yield (calculated on the basis of annualized net cash flow for a three month period ending with the most recently completed month), the lender may require the borrowers to make additional supplemental reserve deposits if and to the extent the lender determines, in its reasonable discretion on a quarterly basis on and after

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #1: Yorkshire & Lexington Towers

May 6, 2023, that additional supplemental income reserve deposits are required in order to achieve (when the additional deposit and all other deposits in the supplemental income reserve account are added to net cash flow for the Yorkshire & Lexington Towers Properties) a  5.0% transient Yorkshire & Lexington Total Debt debt yield for the following 12, 9, 6 or 3 months (such applicable 12, 9, 6 or 3- month period depending on the quarter with respect to which such determination by the lender is made). The guarantors provided a related carry guaranty (the “Carry Guaranty”) of certain carry costs, including real estate taxes, insurance premiums, debt service and operating expenses, for the period until the Yorkshire & Lexington Towers Properties achieve a 5.0% transient debt yield (excluding the amount on deposit in the Supplemental Income Reserve). The obligations of the guarantors under such Carry Guaranty are limited to the additional supplemental income reserve deposit amount as and when due.

So long as no event of default under the Yorkshire & Lexington Towers Whole Loan is continuing, on each payment date, the lender is required to transfer the Monthly Supplemental Income Reserve Disbursement Amount (as defined below) from the Supplemental Income Reserve to the cash management account. Such funds deposited into the cash management account will be required to be applied with all other funds then on deposit in the cash management account in the order of priority set forth in the Yorkshire & Lexington Towers Whole Loan documents, as described under “ —Lockbox and Cash Management” below. So long as no event of default under the Yorkshire & Lexington Towers Whole Loan is continuing, upon such time as the lender has reasonably determined that the Yorkshire & Lexington Towers Properties (excluding the amount on deposit in the Supplemental Income Reserve) have achieved a 5.0% “transient” Yorkshire & Lexington Towers Total Debt debt yield (calculated on the basis of annualized net cash flow for a three month period ending with the most recently completed month), then upon the borrowers’ written request, all of the funds in the Supplemental Income Reserve will be required to be disbursed to the borrowers; provided, however, if a Cash Trap Period (as defined below) is then continuing, then such funds will not be disbursed to the borrowers, and such funds will instead be deposited into the excess cash reserve account, to be applied in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan documents.

“Monthly Supplemental Income Reserve Disbursement Amount” means 1/12 of (x) the initial Supplemental Income Reserve deposit with respect to the first 12 payment dates occurring during the term of the Yorkshire & Lexington Towers Whole Loan, and (y) each Supplemental Income Reserve additional deposit amount with respect to the 12 payment dates following the date that the borrowers are required to deposit such Supplemental Income Reserve additional deposit amount pursuant to the terms of the Yorkshire & Lexington Towers Whole Loan documents; provided that, if at any time the lender reassesses the Supplemental Income Reserve additional deposit amount in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan documents, the Monthly Supplemental Income Reserve Disbursement Amount will be required to be adjusted so that all of funds in the Supplemental Income Reserve will be disbursed in equal monthly installments ending on such Supplemental Income Reserve reassessment date (i.e., so that there will be no funds in the Supplemental Income Reserve on deposit on such Supplemental Income Reserve reassessment date.

■	Lockbox and Cash Management. The Yorkshire & Lexington Towers Mortgage Loan is structured with a hard lockbox for commercial tenants and a soft lockbox for residential tenants, and in place cash management. The borrowers are required to deposit all rents collected from residential tenants into the lockbox account within three days of receipt. The borrowers are required to deliver a tenant direction letter to commercial tenants to deposit all rents directly to the lockbox account. The borrowers are required to cause all amounts deposited into the lockbox account to be transferred on each business day to a cash management account controlled by the lender. So long as no event of default under the Yorkshire & Lexington Towers Whole Loan is continuing, on each monthly payment date all funds on the deposit in the cash management account (including any Monthly Supplemental Income Reserve Disbursement Amount deposited into the cash management account) will be applied to (i) fund any required insurance and tax reserve amount, (ii) pay deposit account bank fees, (iii) make monthly debt service payments on the Yorkshire & Lexington Towers Whole Loan, (iv) pay other amounts payable to the lender under the Yorkshire & Lexington Towers Whole Loan documents, (v) pay certain operating expenses reflected in the approved annual budget or otherwise approved by lender and (vi) make debt service payments on the mezzanine loans, in that order. After such application of funds in the cash management account, if a Cash Trap Period is continuing, the remaining funds will be deposited in the excess cash reserve account, and if no Cash Trap Period is continuing, such remaining funds will be released to the borrowers. The balance of any funds from time to time held in the excess cash reserve account will be released to the borrowers in the event the related Cash Trap Period ends.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #1: Yorkshire & Lexington Towers

A “Cash Trap Period” means a period (A) commencing upon the earliest to occur of (i) an event of default; (ii) any bankruptcy action of the borrowers, principal, guarantor or manager has occurred; (iii) the failure by the borrowers, after stabilization (i.e., until a Yorkshire & Lexington Towers Total Debt debt yield of at least 5.0% has been achieved (without taking into account any disbursement of Supplemental Income Reserve funds) for one calendar quarter, provided no event of default then exists), to maintain a Yorkshire & Lexington Towers Total Debt debt yield of at least 4.25%; or (iv) a Yorkshire & Lexington Towers Mezzanine Loans (as defined below) default and (B) will be cured upon (a) with respect to clause (i) above, the lender accepts a cure of the event of default; (b) in the case of a bankruptcy action by or against manager only, the borrowers provide a qualified replacement manager as defined in the Yorkshire & Lexington Towers Properties Whole Loan documents; (c) with respect to clause (iii) above, the Yorkshire & Lexington Towers Total Debt debt yield is equal to or greater than 4.75% for one calendar quarter; or (d) with respect to clause (iv) above, the Yorkshire & Lexington Towers Mezzanine Loans lender accepts a cure of the Yorkshire & Lexington Towers Mezzanine Loans default.

■	Property Management. The Yorkshire & Lexington Towers Properties are managed by Jumeaux Management LLC, an affiliate of the borrower sponsors. Under the Yorkshire & Lexington Towers Properties Whole Loan documents, the lender may require the borrowers to terminate any management agreement and replace the applicable property manager if: (i) an event of default under the Yorkshire & Lexington Towers Properties Whole Loan documents exists, (ii) the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, (iii) there exists a material default by the property manager under the management agreement beyond all applicable notice and cure periods, (iv) 50% or more of the direct or indirect ownership interest in the property manager has changed or control of manager has changed, in each event from what it was at origination of the Yorkshire & Lexington Towers Whole Loan, (v) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, or (vi) an event occurs that will give rise to the right of the borrowers to terminate the management agreement. Provided that no event of default is occurring under the Yorkshire & Lexington Towers Properties Whole Loan documents, the borrowers may, terminate the management agreement and replace the property manager with a qualified manager as set forth in the Yorkshire & Lexington Towers Properties Whole Loan documents (which requirements include a rating agency confirmation and, if an affiliate of the borrowers, an updated non-consolidation opinion).

■	Current Subordinate Debt Indebtedness. The Yorkshire & Lexington Towers Properties also secure the Yorkshire & Lexington Towers Trust Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $221,500,000. The Yorkshire & Lexington Towers Trust Subordinate Companion Loan accrues interest at 3.04000% per annum. The Yorkshire & Lexington Towers Senior Loan is senior in right of payment to the Yorkshire & Lexington Towers Trust Subordinate Companion Loan. The Yorkshire & Lexington Towers Subordinate Companion Loan will be contributed to the CGCMT 2022-GC48 securitization trust, but will not be included in the mortgage pool. Payments allocated to the Yorkshire & Lexington Towers Subordinate Companion Loan will be paid only to the holders of the Yorkshire & Lexington Towers loan-specific certificates as described in “Description of the Mortgage Pool—The Whole Loans—The Yorkshire & Lexington Towers Pari-Passu AB Whole Loan” in the Preliminary Prospectus.

■	Current Mezzanine Indebtedness. Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and Citigroup Global Markets Realty Corp. (“CGMRC”), co-originated a mezzanine A loan in the amount of $80,000,000 to be secured by the mezzanine A borrower’s interests in the borrowers, as collateral for the mezzanine A loan (the “Mezzanine A Loan”). The Mezzanine A Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine A Loan accrues interest at a rate of 5.80000% per annum and requires interest-only payments until its maturity date.

Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and CGMRC, co-originated a mezzanine B loan in the amount of $23,100,000 to be secured by the mezzanine B borrower’s interests in the borrower, as collateral for the mezzanine B loan (the “Mezzanine B Loan”). The Mezzanine B Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine B Loan accrues interest at a rate of 7.14000% per annum and requires interest-only payments until its maturity date.

Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and CGMRC, co-originated a mezzanine C loan in the amount of $25,000,000 to be secured by the mezzanine C borrower’s interests in the borrowers, as collateral for the mezzanine C loan (the “Mezzanine C Loan”). The Mezzanine C Loan is coterminous

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #1: Yorkshire & Lexington Towers

with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine C Loan accrues interest at a rate of 8.00000% per annum and requires interest-only payments until its maturity date.

Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and CGMRC, co-originated a mezzanine D loan in the amount of $46,400,000 to be secured by the mezzanine D borrower’s interests in the borrowers, as collateral for the mezzanine D loan (the “Mezzanine D Loan”, collectively with the Mezzanine A Loan, the Mezzanine B Loan and the Mezzanine C Loan, the “Yorkshire & Lexington Towers Mezzanine Loans,” and collectively with the Yorkshire & Lexington Towers Whole Loan, the “Yorkshire & Lexington Towers Total Debt”). The Mezzanine D Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine D Loan accrues interest at a rate of 9.46185345% per annum and requires interest-only payments until its maturity date.

It is expected that BMO and CGMRC will transfer their respective interests in the Mezzanine A Loan, Mezzanine B Loan, Mezzanine C Loan and Mezzanine D Loan to an unaffiliated third party on or prior to the closing of the CGCMT 2022-GC48 securitization.

Based on the Yorkshire & Lexington Towers Total Debt Cut-off Date outstanding principal balance of $714,000,000, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below. See "Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt” in the Preliminary Prospectus.

Financial Information

	Yorkshire & Lexington Towers Senior Loan	Yorkshire & Lexington Towers Whole Loan	Yorkshire & Lexington Towers Total Debt
Cut-off Date Balance	$318,000,000	$539,500,000	$714,000,000
Cut-off Date LTV Ratio(1)	33.3%	56.6%	74.8%
Maturity Date LTV Ratio(1)	33.3%	56.6%	74.8%
DSCR Based on Underwritten NCF(2)(3)	3.61x	2.13x	1.20x
Debt Yield Based on Underwritten NOI(2)(3)	11.1%	6.6%	5.0%

(1)	Based on the aggregate as-is appraised value of $954,000,000 as of January 20, 2022.

(2)	The Underwritten NCF and Underwritten NOI include disbursements from a Supplemental Income Reserve of $5,226,004. Please refer to “Escrows” above.

(3)	The Yorkshire & Lexington Towers Senior Loan DSCR Based on Underwritten NCF, Yorkshire & Lexington Towers Whole Loan DSCR Based on Underwritten NCF, and the Yorkshire & Lexington Towers Total Debt DSCR Based on Underwritten NCF excluding credit for the upfront Supplemental Income Reserve are 3.08x, 1.81x and 1.02x, respectively. The Yorkshire & Lexington Towers Senior Loan Debt Yield Based on Underwritten NOI, Yorkshire & Lexington Towers Whole Loan Debt Yield Based on Underwritten NOI, and Yorkshire & Lexington Towers Total Debt Debt Yield Based on Underwritten NOI excluding credit for the upfront Supplemental Income Reserve are 9.5%, 5.6% and 4.2%, respectively. Please refer to “Escrows and Reserves” below.

■	Permitted Future Mezzanine or Subordinate Secured Indebtedness. Not Permitted.

■	Release of Collateral. Not Permitted.

■	Terrorism Insurance. The Yorkshire & Lexington Towers Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Yorkshire & Lexington Towers Properties, plus business interruption coverage in an amount equal to 100% of the projected loss to net profit for the Yorkshire & Lexington Towers Properties until the completion of restoration or the expiration of 24 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

Loan #2: Cliffs hotel and spa

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

Loan #2: Cliffs hotel and spa

MAP © 2022 CARTIFACT
DATA © OSM CONTRIBUTORS
Cliffs Hotel and Spa
2757 Shell Beach Road
Pismo Beach, CA 93449
SOUTH PALISADES
Spyglass Park
SPINDRIFT
101
1
Eldwayen Ocean Park
Dinosaur Caves Park
Pismo Preserve
Pacific Ocean
Pismo Beach
Porterville
Avenal
Delano
Paso Robles
Atascadero
San Luis Obispo
Bakersfield
Santa Maria
Lompoc
Los Padres National Forest
Fillmore
Oxnard

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

Loan #2: Cliffs hotel and spa

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City / State)	Pismo Beach, California	Cut-off Date Principal Balance	$50,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$308,641.98
Size (Rooms)	162	Percentage of Initial Pool Balance	7.9%
Total TTM Occupancy as of 3/31/2022	79.1%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 3/31/2022	79.1%	Type of Security	Fee
Year Built / Latest Renovation	1986 / 2009, 2011, 2022	Mortgage Rate	4.81500%
Appraised Value	$105,100,000	Original Term to Maturity (Months)	120
Appraisal Date	3/23/2022	Original Amortization Term (Months)	NAP
Borrower Sponsor	John G. King	Original Interest Only Period (Months)	120
Property Management(1)	Coastal Hospitality Corp.	First Payment Date	6/6/2022
Maturity Date	5/6/2032

Underwritten Revenues	$23,145,679
Underwritten Expenses	$14,521,737	Escrows(2)
Underwritten Net Operating Income (NOI)	$8,623,941	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,698,114	Taxes	$34,153	$17,076
Cut-off Date LTV Ratio	47.6%	Insurance	$0	Springing
Maturity Date LTV Ratio	47.6%	Replacement Reserves	$0	$76,706
DSCR Based on Underwritten NOI / NCF	3.53x / 3.15x	TI / LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	17.2% / 15.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$50,000,000	100.0%	Principal Equity Distribution	$29,909,725	59.8%
Loan Payoff	19,706,118	39.4
Closing Costs	350,004	0.7
Upfront Reserves	34,153	0.1
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%

(1)	The Mortgaged Property is an unflagged boutique hotel managed by an owner affiliated manager, Coastal Hospitality Corp., pursuant to a management agreement expiring in May 2032. There are no extension options.

(2)	See “—Escrows” below.

■	The Mortgage Loan. The Cliffs Hotel and Spa mortgage loan (the “Cliffs Hotel and Spa Mortgage Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee simple interest in a 162-room hotel property located in Pismo Beach, California (the “Cliffs Hotel and Spa Property”). The Cliffs Hotel and Spa Mortgage Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $50,000,000, representing approximately 7.9% of the Initial Pool Balance.

The Cliffs Hotel and Spa Mortgage Loan was originated by Goldman Sachs Bank USA on April 27, 2022. The Cliffs Hotel and Spa Mortgage Loan has a 10-year interest-only term and accrues interest at a fixed rate of 4.81500% per annum. The Cliffs Hotel and Spa Mortgage Loan proceeds were used to return equity to the borrower sponsor, refinance existing debt on the Cliffs Hotel and Spa Property, fund upfront reserves and pay origination costs.

The Cliffs Hotel and Spa Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The scheduled maturity date of the Cliffs Hotel and Spa Mortgage Loan is the due date in May 2032. Voluntary prepayment of the Cliffs Hotel and Spa Mortgage Loan in whole (but not in part) is permitted on or after the due date in November 2031 without payment of any prepayment premium. In addition, the Cliffs Hotel and Spa Mortgage Loan may be voluntary prepaid in whole (but not in part) at any time on or after the due date in May 2024 with payment of a yield maintenance premium of at least 1% of the amount prepaid.

■	The Mortgaged Property. The Cliffs Hotel and Spa Property is a five-story, 162-room, full-service, luxury boutique hotel located on a bluff overlooking the Pacific Ocean in the central coast city of Pismo Beach. The Cliffs Hotel and Spa Property was built in 1986 and maintained an average occupancy of 80.1% from 2015 to 2019. Hotel amenities include direct beach access, Marisol – a full-service restaurant and bar, a heated outdoor pool and Jacuzzi, Día Feliz Spa, The Salt + Sundry retail outlet, business center, and a fully equipped fitness center. The Cliffs Hotel and Spa Property has more meeting and event space than any other hotel in Pismo Beach. The Cliffs Hotel and Spa Property features approximately 3,884 SF of meeting and banquet space and approximately 23,750 SF of outdoor event space, which can accommodate a 6,400 SF outdoor tent pavilion fronting the Pacific Ocean. The Cliffs Hotel and Spa Property features 19 different room types across 64,000 square feet. The location has one on-site parking lot with a valet and

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

Loan #2: Cliffs hotel and spa

two off-site lots totaling 314 surface level parking spaces. The Cliffs Hotel and Spa Property is managed by an owner affiliated manager, Coastal Hospitality Corp., and is an unflagged boutique hotel.

The Serena (5th floor) of the Cliffs Hotel and Spa Property is currently undergoing renovation in order to convert the floor to be “adults only”. The renovation has an estimated completion date of mid-July 2022. The borrower sponsor spent approximately $179,000 on the Serena floor renovation in 2021. We cannot assure you the renovation will be completed as expected or that there will be any associated increase in ADR.

The following table presents certain information relating to the 2021 demand analysis with respect to the Cliffs Hotel and Spa Property based on market segmentation, as provided in the appraisal for the Cliffs Hotel and Spa Property:

2021 Accommodated Room Night Demand(1)

Property	Group	Leisure	Commercial
Cliffs Hotel and Spa	24.0%	51.0%	25.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the penetration rates relating to the Cliffs Hotel and Spa Property and various market segments, as provided in a February 2022 travel research report for the Cliffs Hotel and Spa Property:

Penetration Rates(1)

	Occupancy	ADR	RevPAR
TTM February 2022	109.6%	121.6%	133.3%

(1)	Source: February 2022 STR Report

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Cliffs Hotel and Spa Property:

Historical Occupancy, ADR, RevPAR(1)

	2019	2020	2021	TTM 3/31/2022
Occupancy	81.8%	68.4%	77.9%	79.1%
ADR	$216.27	$226.85	$298.26	$299.86
RevPAR	$176.92	$155.08	$232.26	$237.08

(1)	As provided by the borrower and represents averages for the year ended December 31, unless otherwise specified.

■	COVID-19 Update. As of May 24, 2022, the Cliffs Hotel and Spa Property is open and operating. As of May 24, 2022, no loan modification or forbearance requests have been made on the Cliffs Hotel and Spa Loan. The first payment date of the Cliffs Hotel and Spa Loan is June 6, 2022.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

Loan #2: Cliffs hotel and spa

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, at the Cliffs Hotel and Spa Property:

Cash Flow Analysis(1)

	2019	2020	2021	TTM 3/31/2022	Underwritten	Underwritten $ per Room
Rooms Revenue	$10,461,452	$9,195,269	$13,733,248	$14,018,835	$14,018,835	$86,536
Food & Beverage Revenue	5,136,700	3,582,854	5,788,354	6,251,044	6,251,044	$38,587
Other Revenue(2)	1,740,500	1,673,246	2,689,265	2,875,800	2,875,800	$17,752
Total Revenue	$17,338,652	$14,451,369	$22,210,867	23,145,679	$23,145,679	$142,875

Rooms Expense	$3,174,666	$2,678,872	$3,371,831	3,453,903	$3,453,903	$21,320
Food & Beverage Expense	4,275,180	3,018,995	4,373,105	4,764,165	4,764,165	$29,408
Other Expense	1,072,582	1,042,601	1,464,034	1,583,873	1,362,818	$8,412
Total Departmental Expense	8,522,428	6,740,468	9,208,970	9,801,941	9,580,886	$59,141
Total Undistributed Expense	4,249,123	3,376,798	3,957,263	4,188,616	4,246,481	$26,213
Base Management Fee(3)	689,255	577,711	888,498	925,666	694,370	$4,286
Total Operating Expenses	$13,460,806	$10,694,977	$14,054,730	$14,916,223	$14,521,737	$89,640

Net Operating Income(4)	$3,877,846	$3,756,392	$8,156,136	$8,229,456	$8,623,941	$53,234
FF&E(5)	693,546	578,055	888,435	878,265	925,827	$5,715
Net Cash Flow	$3,184,300	$3,178,337	$7,267,701	$7,351,190	$7,698,114	$47,519

Occupancy	81.8%	68.4%	77.9%	79.1%	79.1%
NOI Debt Yield	7.8%	7.5%	16.3%	16.5%	17.2%
NCF DSCR	1.30x	1.30x	2.98x	3.01x	3.15x

(1)	Certain items such as straight-line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue includes resort fee and other revenue, spa revenue and gift shop revenue.

(3)	Base Management Fee was underwritten to 3.0% of total operating revenue. At origination, the borrower sponsor signed a new hotel management agreement which provides for a 3.0% management fee, versus 4.0% historically.

(4)	The increase in Underwritten Net Operating Income is primarily attributable to the underwriting being based on trailing twelve-month financials as of March 2022 incorporating the lower new base management fee (3% as described above), and lower insurance expenses based off of actual premiums determined by an insurance consultant.

(5)	The Ongoing Replacement Reserve ($) is an FF&E reserve in an amount equal to (i) for the payment dates in June 2022 through and including March 2023, approximately $76,706 and (ii) thereafter for each twelve month period from April through March of the following calendar year, the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement (if applicable) or (b) 1/12th of 4% of the operating income of the Cliffs Hotel and Spa Property as of the end of each calendar year.

■	Appraisal. According to the appraisal, the Cliffs Hotel and Spa Property had an “as-is” appraised value of $105,100,000 as of March 23, 2022.

■	Environmental Matters. According to a Phase I environmental report dated March 29, 2022, there are no recognized environmental conditions or recommendations for further action at the Cliffs Hotel and Spa Property.

■	Market Overview and Competition. The Cliffs Hotel and Spa Property is located in Pismo Beach, which is a coastal city within the county of San Luis Obispo. In recent years, new hotel development as well as the repositioning of several older hotels has occurred in Pismo Beach. Pismo Beach and the greater San Luis Obispo County are also draws for international and domestic tourists, with the wine industry in San Luis Obispo county providing tourist demand to the area.

The San Luis Obispo/Paso Robles luxury and upscale hotel market began to rebound in 2021 as the availability of effective vaccines and a return to economic growth contributed to RevPAR increasing by 55.9% over 2020. A third-party research service anticipates RevPAR of $255.06 for the 2022 calendar year, representing a compound annual growth rate (“CAGR”) of 17.0% and an overall increase of 60.0% relative to nominal (pre-COVID) 2019 levels.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

Loan #2: Cliffs hotel and spa

The following table presents certain information relating to the primary competition for the Cliffs Hotel and Spa Property:

Competitive Set

Property	Number of Rooms	Year Built
Cliffs Hotel and Spa	162	1986

Competitive Set(1)
SeaCrest Oceanfront Hotel	158	1960
Autograph Collection Vespera ON OCEAN	124	2019
Inn at The Pier	104	2017
Shore Cliff Hotel	100	1970
Hotel San Luis Obispo	78	2019
Sandcastle Hotel on the Beach	75	1986
Hotel Cerro	65	2020
The Inn At The Cove	52	1986
Sea Venture Resort	50	1984

(1)	Source: Appraisal.

■	The Borrower. The borrower is Cliffs Resort LLC, a California limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cliffs Hotel and Spa Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor under the Cliffs Hotel and Spa Mortgage Loan is John G. King.

■	Escrows. At loan origination, the borrower deposited $34,152.76 into a tax reserve.

Tax Reserve - On each due date, the borrower is required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be $17,076.38).

Insurance Reserve - On each due date, the borrower is required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, such insurance reserve can be conditionally waived so long as no event of default is continuing and either (i) the borrower maintains a blanket policy meeting the requirements of the Cliffs Hotel and Spa Mortgage Loan documents or (ii) (a) the required premiums are paid through a premium financing program in accordance with certain conditions set forth in the Cliffs Hotel and Spa Mortgage Loan documents and (b) the borrower maintains a reserve with the lender in an amount equal to two months of the premiums paid pursuant to the premium financing program.

FF&E Reserve - The borrower is required to fund a reserve for capital expenditures, including furniture, fixtures and equipment, in an amount equal to (i) for the due dates in June 2022 through and including March 2023, approximately $76,706 and (ii) thereafter for each twelve month period from April through March of the following calendar year, the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement (if applicable) or (b) 1/12th of 4% of the operating income of the Cliffs Hotel and Spa Property as of the end of each calendar year based on the quarterly financial statements to be delivered to the lender in accordance with the Cliffs Hotel and Spa Mortgage Loan documents.

Lockbox and Cash Management. The Cliffs Hotel and Spa Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the commencement of an initial Cliffs Hotel and Spa Trigger Period (as defined below) or the occurrence of an event of default under the Cliffs Hotel and Spa Mortgage Loan, the lender may deliver notices prepared by the borrower to each applicable credit card company or credit card clearing bank directing them to remit all payments to a lender-controlled lockbox account, and the borrower is required to cause all cash revenues relating to the Cliffs Hotel and Spa Property and all other money received by the borrower or the property manager with respect to the Cliffs Hotel and Spa Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account (to the extent there is a continuing Cliffs Hotel and Spa Trigger Period or event of default under the Cliffs Hotel and Spa Mortgage Loan) by the end of the first business day of receipt thereof. To the extent there is no Cliffs Hotel and Spa Trigger Period or event of default under the Cliffs Hotel and Spa Mortgage Loan continuing, all amounts in the lockbox account are required to be swept into a borrower-controlled operating account. To the extent that a Cliffs Hotel and Spa Trigger Period or event of default under the Cliffs Hotel and Spa Mortgage Loan is continuing, all amounts in the lockbox account are required to be swept into the lender-controlled cash management account.

During the continuance of a Cliffs Hotel and Spa Trigger Period (or an event of default under the Cliffs Hotel and Spa Mortgage Loan at the lender’s election), all amounts on deposit in the cash management account after payment of debt

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

Loan #2: Cliffs hotel and spa

service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Cliffs Hotel and Spa Mortgage Loan.

A “Cliffs Hotel and Spa Trigger Period” means each period (a)(i) commencing when the debt service coverage ratio (as calculated under the Cliffs Hotel and Spa Mortgage Loan documents), determined at the end of any fiscal quarter, is less than 1.35x, and (ii) ending when the debt service coverage ratio (as calculated under the Cliffs Hotel and Spa Mortgage Loan documents), determined at the end of each of two consecutive fiscal quarters thereafter, is equal to or greater than 1.35x, and (b) (i) commencing if the financial reports required under the Cliffs Hotel and Spa Mortgage Loan documents are not delivered to the lender as and when required, subject to applicable notice and cure periods and (ii) ending when such reports are delivered and they indicate, in fact, that no Cliffs Hotel and Spa Trigger Period is ongoing pursuant to clause (a) above.

■	Property Management. The Cliffs Hotel and Spa Property is managed by Coastal Hospitality Corp., an affiliate of the related borrower sponsor.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not Permitted.

■	Release of Collateral. Not Permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Cliffs Hotel and Spa Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: 79 fifth avenue

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: 79 fifth avenue

79 FIFTH AVENUE

Floor	Tenant	SF	Expiration
18	The New School	10,000 SF	6/2030
17	The New School	18,500 SF	6/2030
16	The New School	18,500 SF	6/2030
15	Hulu LLC	20,053 SF	5/2025
14	Hulu LLC	20,053 SF	5/2025
12	The New School	20,000 SF	6/2030
11	The New School	20,000 SF	6/2030
10	The New School	20,000 SF	6/2030
9	The New School	20,000 SF	6/2030
8	The New School	20,000 SF	6/2030
7	The New School	20,000 SF	6/2030
6	The New School	20,000 SF	6/2030
5	The New School	20,000 SF	6/2030
4	CapGemini America, Inc.	21,500 SF	1/2027
3	CapGemini America, Inc.	21,500 SF	9/2027
2	CapGemini America, Inc.	21,500 SF	9/2027
Ground Floor & Mezzanine	The New School	3,800 SF	6/2030
Ground Floor & Mezzanine	Coach Inc	7,073 SF	1/2024
Ground Floor & Mezzanine	Free People	1,951 SF	4/2023
Ground Floor & Mezzanine	Citibank, N.A.	8,473 SF	4/2028
Basement	The New School	2,000 SF	6/2030
Basement	Free People	4,449 SF	4/2023
Basement	Citibank, N.A.	6,399 SF	4/2028

Vacant | 2023 – 2024 | 2025 – 2026 | 2027 – 2028 | 2029+

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: 79 fifth avenue

79 Fifth Avenue
79 Fifth Avenue
New York, NY 10003
Chelsea
Flatiron District
Union Square
MANHATTAN
Greenwich Village
West Village
East Village
NoHo
Madison Square Park
Union Square Park
Washington Square Park
Stuyvesant Square Park
Cooper Triangle
Supreme Court-Appellate Division
Muhlenberg Library
Civic Hall
Flatiron Building
The Irish Repertory Theatre
Theo. Roosevelt Birthplace Natl. Historic Site
Siegel-Cooper Building
Walker Tower
Rubin Museum of Art
Oden Technologies
Adobe Inc.
Slack Corporate Office
The Victoria
The Sierra
NY Film Academy School of Film & Acting
Vel Records
Vineyard Theatre
80 Fifth Ave. Business Ctr.
The New School University Center
Salvation Army Headquarters
The Jefferson
Quad Cinema
MacMillan Building
NYU American Language Institute
Lenox Health Greenwich Village
Eugene Lang College - The New School of Liberal Arts
First Presbyterian Church
Benjamin N. Cardozo School of Law
Village Temple
Webster Hall
Infinity Technologies Group
Grace Church
Emma Lazarus House
Superior Building
The Stuyvesant Fish House
Yahoo
Meta
NYU Center for Bioethics
Cooper Union
Albert Nerken School Of Engineering
Washington Arch
Silver Center for Arts & Science
Tisch School of The Arts
Blue Man Group New York
The Public Theater
St. George Ukrainian Catholic Church
Ukrainian Museum
New York University
Merchant's House Museum
NYU School of Law
Skirball Center for the Performing Arts
Frederick Loewe Theatre at NYU
Hebrew Union College - Jewish Inst. of Religion
IFC Center
Wolfe Center
Museum of Wild & Newfangled Art
Gene Frankel Theatre
Zurcher Gallery
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
W. 14th St.
W. 13th St.
W. 12th St.
W. 11th St.
W. 10th St.
W. 9th St.
W. 8th St.
Waverly Pl.
W. 4th St.
W. 3rd St.
Bleecker St.
E. 18th St.
E. 17th St.
E. 16th St.
E. 15th St.
E. 14th St.
E. 13th St.
E. 12th St.
E. 11th St.
E. 10th St.
E. 9th St.
E. 5th St.
E. 4th St.
E. 3rd St.
E. 2nd St.
7th Ave.
6th Ave.
5th Ave.
Broadway
Park Ave. S.
Irving Pl.
3rd Ave.
4th Ave.
University Pl.
Mercer St.
Lafayette St.
Bowery
Greenwich Ave.
Christopher St.
Waverly Pl.
Bleecker St.
Bedford St.
Carmine St.
7th Ave. S.
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
MANHATTAN
Hoboken
Union City
North Bergen
Weehawken
West New York
Central Park
Long Island City
Greenpoint
Williamsburg
Midtown
Chelsea
Greenwich Village
Tribeca
Chinatown
Downtown Brooklyn
Brooklyn Heights
Park Slope
Astoria
Upper West Side
Upper East Side
West Side
East Side
Hudson River
East River

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: 79 fifth avenue

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City / State)	New York / New York	Cut-off Date Balance(2)	$50,000,000
Property Type	Office	Cut-off Date Balance per SF(1)	$694.14
Size (SF)	345,751	Percentage of Initial Pool Balance	7.9%
Total Occupancy as of 2/15/2022	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/15/2022	100.0%	Type of Security	Fee
Year Built / Latest Renovation	1906 / 2016	Mortgage Rate	4.92000%
Appraised Value	$395,000,000	Original Term to Maturity (Months)	120
Appraisal Date	2/24/2022	Original Amortization Term (Months)	NAP
Borrower Sponsors	Albert Kalimian	Original Interest Only Period (Months)	120
Property Management	AMK Holdings Inc.	First Payment Date	6/6/2022
Maturity Date	5/6/2032

Underwritten Revenues	$29,320,118
Underwritten Expenses	$9,216,627	Escrows(3)
Underwritten Net Operating Income (NOI)	$20,103,491	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$19,331,988	Taxes	$2,815,969	$469,328
Cut-off Date LTV Ratio(1)	60.8%	Insurance	$0	Springing
Maturity Date LTV Ratio(1)	60.8%	Replacement Reserve(4)	$0	$5,763
DSCR Based on Underwritten NOI / NCF(1)	1.68x / 1.61x	TI / LC(5)	$1,000,000	$57,760
Debt Yield Based on Underwritten NOI / NCF(1)	8.4% / 8.1%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$240,000,000	63.1%	Purchase Price(6)	$369,000,000	97.0%
Sponsor Equity	140,365,945	36.9	Closing Costs	7,549,977	2.0
Upfront Reserves	3,815,969	1.0
Total Sources	$380,365,945	100.0%	Total Uses	$380,365,945	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the 79 Fifth Avenue Whole Loan (as defined below).

(2)	The 79 Fifth Avenue Mortgage Loan (as defined below) is part of the 79 Fifth Avenue Whole Loan (as defined below) with an original aggregate principal balance of $240,000,000.

(3)	See “—Escrows” section below.

(4)	Replacement reserve is subject to a cap equal to approximately $207,468.

(5)	TI/LC reserve is subject to a cap equal to approximately $3,500,000.

(6)	The 79 Fifth Avenue Property (as defined below) was recapitalized at a price of $369,000,000. At origination the borrower sponsor bought out the equity partners’ 75% interest and paid off prior debt of $62,053,414.

■	The Mortgage Loan. The mortgage loan (the “79 Fifth Avenue Mortgage Loan”) is part of a whole loan (the “79 Fifth Avenue Whole Loan”) consisting of ten pari passu promissory notes in the aggregate outstanding principal balance of $240,000,000 and is secured by a first mortgage encumbering the borrowers’ fee interest in a 345,751 SF office property, which includes 28,345 SF of ground floor retail, in New York, New York (the “79 Fifth Avenue Property”). The 79 Fifth Avenue Mortgage Loan, evidenced by the controlling Note A-1-1, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 7.9% of the Initial Pool Balance. The non-controlling notes A-1-2, A-1-3, A-2-1, A-2-2, A-2-3-1, A-2-3-2, A-3-1, A-3-2, A-3-3 had an original principal balance and have an outstanding balance as of the Cut-off Date of $190,000,000. The 79 Fifth Avenue Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Wells Fargo Bank, National Association (“WFB”) and JPMorgan Chase Bank, National Association (“JPMCB”). The 79 Fifth Avenue Whole Loan has an interest rate of 4.92000% per annum. The proceeds of the 79 Fifth Avenue Mortgage Loan were used to recapitalize of the 79 Fifth Avenue Property, fund upfront reserves and pay origination costs.

The 79 Fifth Avenue Whole Loan has an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 79 Fifth Avenue Whole Loan requires payments of interest only for the entire term of the 79 Fifth Avenue Whole Loan. The stated maturity date of the 79 Fifth Avenue Whole Loan is the payment date in May 2032.

Voluntary prepayment of the 79 Fifth Avenue Whole Loan is prohibited prior to the due date occurring in January 2032. Defeasance of the 79 Fifth Avenue Whole Loan in whole (but not in part) is permitted at any time after the earlier of (i) April 29, 2026 and (ii) the second anniversary of the closing date of the securitization that includes the last note of the 79 Fifth Avenue Whole Loan to be securitized.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: 79 fifth avenue

The table below summarizes the promissory notes that comprise the 79 Fifth Avenue Whole Loan. The relationship between the holders of the 79 Fifth Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	CGCMT 2022-GC48	Yes
A-1-2, A-1-3	46,000,000	46,000,000	CREFI(1)	No
A-2-1, A-2-3-2	71,000,000	71,000,000	BANK 2022-BNK42	No
A-2-2, A-2-3-1	25,000,000	25,000,000	WFB(1)	No
A-3-1, A-3-2, A-3-3	48,000,000	48,000,000	JPMCB(1)	No
Whole Loan	$240,000,000	$240,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Property. The 79 Fifth Avenue Property consists of an 18-story office building totaling 345,751 SF, which includes 28,345 SF of ground floor retail space located in New York, New York. The property, which sits on 0.4 acre parcel of land, was built in 1906 and renovated in 2016. According to the appraisal, the borrowers provided a $9.4 million capital improvement budget, which included landlord work on floors 2 through 4, new lot line windows on floors 2 through 4, sidewalk vault repairs, and general base building enhancements. As of February 24, 2022, there was $3.3 million of outstanding renovation costs. The 79 Fifth Avenue Property features a lobby with marble finishes and vaulted ceilings, functional, rectangular shaped floor plates and views of the surrounding Manhattan skyline. The retail units have frontage and visibility along Fifth Avenue with floor to ceiling glass storefronts. Five of the tenants (or their parent company), comprising 98.1% NRA and 96.6% of underwritten base rent, are investment grade rated. As of February 15, 2022, the property is 100% leased to six tenants and, according to a third party market research report, has averaged 96.4% occupancy from 2011 through 2021.

The largest tenant based on underwritten base rent is The New School (212,800 SF, 61.5% of NRA, 51.7% of UW Base Rent). The New School is a private research university in New York City. Founded in 1919, the university has grown to five colleges with courses in emerging social sciences, international affairs, liberal arts, history, and philosophy as well as art, design, management and performing arts. In 2021, The New School generated $319.1 million in operating revenue and, similar to other private universities, did not receive significant funding from the federal or state government. According to a third party report, The New School achieved record enrollment with 10,168 students in 2021. The New School has been at the property since 2004, has expanded multiple times and currently occupies 12 floors (5 through 12, 16 through 18, and ground floor and basement space). The New School has two, 10-year renewal options and no termination options. There is currently ongoing arbitration between The New School and the borrowers. Between 2017 and 2021, an administrative error occurred whereby The New School was not charged its contractual rental increases. The landlord and tenant are expected to attend mediation over the back rent and rent escalations in Spring 2022. Underwritten base rent is based on the lower amount currently being paid by The New School. In the event the borrowers are successful in the arbitration, The New School’s base rent would increase by approximately $1.3 million annually. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations” in the Preliminary Prospectus.

The second largest tenant based on underwritten base rent is CapGemini America, Inc. (“CapGemini”) (64,500 SF, 18.7% of NRA, 20.7% of UW Base Rent). CapGemini is a French multinational information technology services and consulting company. Headquartered in Paris, France, the company was founded in 1967 as an enterprise management and data processing company and launched US operations in 1981 following the acquisition of DASD Corporation. Today, CapGemini operates in 42 countries and reported 2021 revenues of €18,160 million, a 14.6% increase over 2020. CapGemini has been at the property since 2016 and currently occupies floors 2 through 4. The lease for the second and third floor space (collectively 43,000 SF) expires on September 30, 2027, and the lease on the fourth floor (21,500 SF) expires on January 31, 2027. CapGemini has one, 5-year renewal option on all of their space. CapGemini may terminate its lease with respect to the second and third floors at any time after October 13, 2024 upon at least 12 months’ notice and payment of a termination fee of approximately $3,065,866.

The third largest tenant based on underwritten base rent is Hulu, LLC (“Hulu”) (40,106 SF, 11.6% of NRA: 12.9% of UW Base Rent). Hulu is an American streaming platform that launched in 2007 and offers a library of films and television series. Hulu is majority owned by The Walt Disney Company with NBCUniversal holding a minority stake. For the year ended September 2021, Hulu reported $2.1 billion in ad revenue. Hulu has been at the property since

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: 79 fifth avenue

2014, doubled its space in 2018 and currently occupies the 14th and 15th floors. Hulu has one, 5-year renewal option and no termination options.

■	COVID-19 Update. As of May 5, 2022, the 79 Fifth Avenue Property is open and operational and there were no outstanding rent relief requests. The first payment date of the 79 Fifth Avenue Mortgage Loan is June 6, 2022. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The following table presents certain information relating to the tenants at the 79 Fifth Avenue Property:

Largest Tenants Based on Underwritten Based Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options

The New School	NR/A3/NR	212,800(4)	61.5%	$13,622,601	51.7%	$64.02	6/30/2030	2, 10-year options
CapGemini(5)	NR/NR/BBB	64,500	18.7	5,460,117	20.7	$84.65	Various(6)	1, 5-year option
Hulu	A-/A2/BBB+	40,106	11.6	3,408,977	12.9	$85.00	5/31/2025	1, 5-year option
Citibank, N.A.	A+/Aa3/A+	14,872	4.3	750,000	2.8	$50.43	4/30/2028	2, 5-year options
Coach Inc	NR/Baa2/BBB-	7,073	2.0	2,205,067	8.4	$311.76	1/31/2024(7)	NAP
Free People	NR/NR/NR	6,400	1.9	900,407	3.4	$140.69	4/30/2023	1, 5-year option
Total Occupied		345,751	100.0%	$26,347,169	100.0%	$76.20
Remaining Tenants		0	0.0	0	0.0	0.00
Vacant		0	0.0	0	0.0	0.00
Total		345,751	100.0%	$26,347,169	100.0%	$76.20

(1)	Based on the underwritten rent roll dated February 15, 2022.

(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF include straight-line rent averaging for certain investment grade tenants (The New School and CapGemini) through lease maturity totaling $2,450,889 and contractual rent steps through February 2023 totaling $157,294. See “Underwritten Net Cash Flow” below.

(4)	The New School currently subleases a portion of the 18th floor totaling 8,820 SF (2.6% of NRA; 4.1% of The New School NRA) to Gene Kaufman Architect, P.C.

(5)	CapGemini may terminate its lease with respect to the second and third floors any time after October 13, 2024 upon at least 12 months’ notice and payment of a termination fee of approximately $3,065,866.

(6)	CapGemini’s lease with respect to the fourth floor (21,500 SF) expires on January 31, 2027, and with respect to the second and third floors (43,000 SF) expires on September 30, 2027.

(7)	Coach Inc. is expected to vacate at lease expiration.

The following table presents certain information relating to the lease rollover schedule at 79 Fifth Avenue Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases

MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	6,400	1.9	1.9%	900,407	3.4	$140.69	1
2024(3)	7,073	2.0	3.9%	2,205,067	8.4	$311.76	1
2025(3)	40,106	11.6	15.5%	3,408,977	12.9	$85.00	1
2026	0	0.0	15.5%	0	0.0	$0.00	0
2027	64,500	18.7	34.2%	5,460,117	20.7	$84.65	2
2028	14,872	4.3	38.5%	750000	2.8	$50.43	1
2029	0	0.0	38.5%	0	0.0	$0.00	0
2030	212,800	61.5	100.0%	13622601	51.7	$64.02	1
2031	0	0.0	100.0%	0	0.0	$0.00	0
2032 & Thereafter	0	0.0	100.0%	0	0.0	$0.00	0
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	345,751	100.0%		$26,347,169	100.0%	$76.20	7

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.

(2)	Based on the underwritten rent roll dated February 15, 2022.

(3)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF include straight-line rent averaging for certain investment grade tenants (The New School and CapGemini) through lease maturity totaling $2,450,889 and contractual rent steps through February 2023 totaling $157,294.

The following table presents certain information relating to historical leasing at the 79 Fifth Avenue Property:

Historical Leased %(1)

12/31/2019	12/31/2020	12/31/2021	As of 2/15/2022(2)
100.0%	100.0%	100.0%	100.0%

(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Based on the underwritten rent roll dated February 15, 2022.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: 79 fifth avenue

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 79 Fifth Avenue Property:

Cash Flow Analysis(1)

	2019	2020	2021	Underwritten	Underwritten $ per SF
Base Rent	$21,523,248	$21,892,938	$22,660,998	$23,738,986	$68.66
Contractual Rent Steps(2)	0	0	0	2,608,183	$7.54
Total Reimbursements	3,688,603	3,730,411	4,273,141	4,516,113	$13.06
Other Income(3)	158,823	54,402	0	0	$0.00
Gross Potential Rent	$25,370,674	$25,677,751	$26,934,139	$30,863,283	$89.26
Vacancy & Credit Loss	0	0	0	(1,543,164)	($4.46)
Effective Gross Income	$25,370,674	$25,677,751	$26,934,139	$29,320,118	$84.80

Real Estate Taxes	5,138,406	5,634,523	5,363,749	6,027,230	$17.43
Insurance	196,714	206,760	255,873	250,673	$0.73
Management Fee	761,120	770,333	808,024	879,604	$2.54
Other Operating Expenses	2,188,915	1,905,325	2,144,312	2,059,120	$5.96
Total Expenses	$8,285,155	$8,516,941	$8,571,958	$9,216,627	$26.66

Net Operating Income	$17,085,519	$17,160,810	$18,362,181	$20,103,491	$58.14
Replacement Reserves	0	0	0	78,388	$0.23
TI / LC	0	0	0	693,116	$2.00
Net Cash Flow	$17,085,519	$17,160,810	$18,362,181	$19,331,988	$55.91

Occupancy(4)	100.0%	100.0%	100.0%	95.0%
NOI Debt Yield (5)	7.1%	7.2%	7.7%	8.4%
NCF DSCR (5)	1.43x	1.43x	1.53x	1.61x

(1)	Based on the underwritten rent roll dated February 15, 2022.

(2)	Contractual Rent Steps include straight-line rent averaging for certain investment grade tenants (The New School and CapGemini) through lease maturity totaling $2,450,889 and contractual rent steps through February 2023 totaling $157,294.

(3)	Other Income includes items such as parking income, HVAC after-hours income, and miscellaneous operating income.

(4)	Underwritten Occupancy is based on the economic occupancy.

(5)	Calculated based on the 79 Fifth Avenue Whole Loan.

■	Appraisal. According to the appraisal, the 79 Fifth Avenue Property has an “as is” appraised value of $395,000,000 as of February 24, 2022.

■	Environmental Matters. According to the Phase I environmental report, dated March 1, 2022, there are no recognized environmental conditions or recommendations for further action at the 79 Fifth Avenue Property.

■	Market Overview and Competition. 79 Fifth Avenue Property is situated in the Flatiron neighborhood of New York, New York and is bordered by Park Avenue South to the east, Sixth Avenue to the west, 15th Street to the north and 13th Street to the south. The property is located directly west of Union Square and is three blocks northwest of the Union Square subway station, which services the L, N, Q, R, W, 4, 5, and 6 lines.

According to a third party market research report, the property is located in the Gramercy Park office submarket of the New York City market. As of April 2022, the Gramercy Park submarket reported total inventory of approximately 28.5 million SF with a 10.3% vacancy rate and average asking rent of $72.08 PSF. The appraiser concluded to a market rent for the office space at the 79 Fifth Avenue Property of $80.00 PSF for floors 2 to 10, $85.00 PSF for floors 11 to 15, and $90.00 PSF for floors 16 to 18, all on a modified gross basis.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: 79 fifth avenue

The following table presents certain information relating to the appraisal’s market rent conclusions for the 79 Fifth Avenue Property:

Market Rent Summary(1)

Property Name	Office Floors 2-10	Office Floors 11-15	Office Floors 16-18	Retail Corner	Retail Fifth Avenue Large	Retail Fifth Avenue Small	Retail Lower
Market Rent (PSF)	$80.00	$85.00	$90.00	$275.00	$175.00	$225.00	$50.00
Lease Term (Years)	10	10	10	10	10	10	10
Lease Type	MG	MG	MG	MG	MG	MG	Gross
Rent Increase Projection	2% / annually $5 PSF in year 5	2% / annually $5 PSF in year 5	2% / annually $5 PSF in year 5	3% / annually	3% / annually	3% / annually	3% / annually

(1)	Source: Appraisal.

The following table presents information relating to comparable office property sales for the 79 Fifth Avenue Property:

Comparable Sales Summary(1)

Property Name/Location	Sale Date	Year Built/Renovated	Total NRA (SF)	Occupancy	Sale Price	Sale Price PSF
79 Fifth Avenue New York, NY	N/A	1906/2016	345,751(2)	100.0%(2)	NAP	NAP
475 Fifth Avenue New York, NY	Dec-2021	1965/2017	276,000	97.0%	$299,460,000	$1,085.00
375 West Broadway New York, NY	Feb-2022	1863/2014	76,605	100.0%	$130,000,000	$1,697.02
11 Madison Park North New York, NY	Apr-2021	1913/NAP	260,140	90.1%	$275,000,000	$1,057.12
315 Park Avenue South New York, NY	Dec-2021	1910/2016	332,614	97.3%	$361,700,000	$1,087.45
245-249 West 17th Street New York, NY	Dec-2021	1902-1909/2016	281,253	98.7%	$389,200,000	$1,383.81
218 West 18th Street New York, NY	Dec-2021	1912/2009	165,255	100.0%	$170,000,000	$1,028.71
635-641 Avenue of the Americas New York, NY	Jun-2021	1902/2015	273,983	94.0%	$325,000,000	$1,186.20
1375 Broadway New York, NY	Jul-2020	1927/NAP	518,578	100.0%	$435,000,000	$838.83

(1)	Source: Appraisal.

(2)	Based on Underwritten Rent Roll dated February 15, 2022.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: 79 fifth avenue

The following table presents information relating to comparable office properties for the 79 Fifth Avenue Property:

Comparable Office Properties Summary(1)

Property Name/Location	Office Area	Year Built/Renovated	Stories	Sublease SF Available	% Occupied (Direct)	Average Asking Rent
79 Fifth Avenue New York, NY	317,406(2)	1906/2016	18	-	100.0%(2)	$70.86(2)(3)
55 Fifth Avenue New York, NY	270,685	1926/NAP	19	0	94.1%	$90.00
71 Fifth Avenue New York, NY	165,000	1907/NAP	11	0	91.0%	$90.00
80 Fifth Avenue New York, NY	132,000	1908/NAP	18	0	100.0%	NAP
90 Fifth Avenue New York, NY	138,211	1903/NAP	11	0	100.0%	NAP
91 Fifth Avenue New York, NY	61,500	1894/NAP	8	0	87.0%	$68.00
100-104 Fifth Avenue New York, NY	305,000	1905/NAP	20	42,807	93.7%	$75.00
110 Fifth Avenue New York, NY	200,378	1890/NAP	11	0	100.0%	NAP
111 Fifth Avenue New York, NY	234,700	1877/NAP	13	0	100.0%	NAP
114-116 Fifth Avenue New York, NY	351,666	1910/NAP	19	0	100.0%	NAP
122 Fifth Avenue New York NY	294,730	1900/NAP	10	0	75.0%	$100.00

(1)	Source: Appraisal.

(2)	Based on Underwritten Rent Roll dated February 15, 2022.

(3)	Represents Underwritten Base Rent per SF.

■	The Borrowers. The borrowers comprise three tenants in common, AK 79 Fifth LLC, SAK 79 Fifth LLC, and DAK 79 Fifth LLC, each a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor and nonrecourse carveout guarantor is Albert Kalimian. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 79 Fifth Avenue Whole Loan.

Albert Kalimian owns Kalimian Properties, a fully integrated privately held real estate investment firm with ownership interests in 10 commercial and multifamily properties in Manhattan, New York. Albert Kalimian had a 25% ownership stake in the property and is using the loan proceeds to buy out his equity partners to increase his ownership share to 100%.

■	Escrows. At origination of the 79 Fifth Avenue Whole Loan, the borrowers deposited approximately (i) $2,815,969 into a real estate tax reserve account and (ii) $1,000,000 into a TI/LC reserve account.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $469,328).

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the 79 Fifth Avenue Whole Loan documents.

Replacement Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $5,763; provided, however, the borrowers will not be required to make such monthly deposit into the replacement reserve so long as the amount then on deposit in the replacement reserve account equals or exceeds $207,468. The borrowers may substitute a letter of credit for all or any portion of funds on deposit in the replacement reserve account, which letter of credit will be increased by the borrowers in lieu of making the required monthly deposits into such reserve account.

TI / LC Reserve. The borrowers are required to deposit into a tenant improvement and leasing commissions reserve, on a monthly basis, an amount equal to approximately $57,760; provided, however, the borrower will not be required to make such monthly deposit into the tenant improvement and leasing reserve so long as the amount then on deposit in the tenant improvements and leasing commissions reserve account equals or exceeds $3,500,000. The borrowers may substitute a letter of credit for all or any portion of funds on deposit in the tenant improvement and

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: 79 fifth avenue

leasing commissions account, which letter of credit will be increased by the borrowers in lieu of making the required monthly deposits into such reserve account.

■	Lockbox and Cash Management. The 79 Fifth Avenue Whole Loan is structured with a hard lockbox and springing cash management. At origination of the 79 Fifth Avenue Whole Loan, the borrowers were required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds received by borrowers or the property manager are required to be deposited in a lockbox account immediately following receipt. All funds deposited into the lockbox are required to be released to the borrowers on each business day unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the 79 Fifth Avenue Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 79 Fifth Avenue Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 79 Fifth Avenue Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the 79 Fifth Avenue Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon (i) the occurrence of an event of default under the 79 Fifth Avenue Whole Loan loan documents, (ii) the debt service coverage ratio falling below 1.15x (tested on a hypothetical 30-year amortization basis), or (iii) the occurrence and continuance of Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to clause (i), the cure of such event of default or waiver thereof by the lender, (y) with regard to clause (ii), the debt service coverage ratio being above 1.15x (tested on a hypothetical 30-year amortization basis) for 2 consecutive calendar quarters, or (z) with regard to clause (iii), a Specified Tenant Trigger Period ceasing to exist. Notwithstanding the foregoing, the failure to maintain a debt service coverage ratio of at least 1.15x will not result in a Trigger Period if, within 15 days of the borrowers’ receipt of notice of the Trigger Period caused in connection with clause (ii), the borrowers make a deposit into a reserve account held by the lender or deliver a letter of credit, in either case in an amount which, if deducted from the outstanding principal balance of the 79 Fifth Avenue Whole Loan, would cause the debt service coverage ratio to be at least 1.15x (tested on a hypothetical 30-year amortization basis).

A “Specified Tenant” means, as applicable, (i) The New School, (ii) any guarantor(s) of the applicable related Specified Tenant Lease(s), and (iii) any replacement tenant for a Specified Tenant that leases 107,500 square feet or more at the 79 Fifth Avenue Property.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant Lease, in each case, beyond applicable notice, grace and cure periods (provided that the existing rent dispute between the borrowers and The New School as described in an estoppel certificate provided by The New School will not be deemed a default by The New School for the purposes of commencing a Specified Tenant Trigger Period; and provided further that a Specified Tenant will be deemed to be in default under this clause (i) if The New School fails to deliver a letter of credit when and as required under such tenant’s lease), (ii) a Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant Space (or applicable portion thereof), (iii) any termination or cancellation of any Specified Tenant Lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant Lease failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of Specified Tenant, and (v) Specified Tenant failing to extend or renew the applicable Specified Tenant Lease on or prior to June 30, 2028 in accordance with the applicable terms and conditions thereof and hereof for the applicable Specified Tenant Renewal Term; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence shall include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance reasonably acceptable to the lender) of (1) the satisfaction of the Specified Tenant Cure Conditions or (2) the borrowers leasing the entire Specified Tenant Space (or applicable portion thereof) in accordance with the applicable terms and conditions of the 79 Fifth Avenue Whole Loan documents, and the applicable tenant under such lease occupying the space demised under its lease and paying the full amount of the rent due under the applicable lease.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: 79 fifth avenue

The “Specified Tenant Cure Conditions” means (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant Lease, (ii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iii) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant Lease in accordance with clause (v) of the definition of “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Lease in accordance with the terms of such lease and of the 79 Fifth Avenue Whole Loan documents for the applicable Specified Tenant Renewal Term, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant Lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease.

A “Specified Tenant Renewal Term” means five years.

A “Specified Tenant Space” means the entirety of that portion of the 79 Fifth Avenue Property demised as of the date hereof to the initial Specified Tenant pursuant to The New School’s lease.

A “Specified Tenant Lease” means collectively and/or individually (as the context requires), each lease at the 79 Fifth Avenue Property with Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder), as the same may have been or may hereafter be amended, restated, extended, renewed, replaced and/or otherwise modified.

■	Property Management. The 79 Fifth Avenue Property is managed by AMK Holdings Inc., a Delaware corporation, an affiliate of the borrowers.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not Permitted.

■	Release of Collateral. Not Permitted.

■	Terrorism Insurance. The 79 Fifth Avenue Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the 79 Fifth Avenue Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: SUNBELT OFFICE PORTFOLIO

FOR LEASE
MONROE

80 Monroe Avenue – Memphis, TN

2400 Herodian Way – Smyrna, GA

(214) 855-3700
JLL
5720

5720 LBJ Freeway – Dallas, TX

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: SUNBELT OFFICE PORTFOLIO

KS
Coffeyville
Joplin
Springfield
MO
Poplar Bluff
Paducah
Bowling Green
KY
Ponca City
Nashville
Tulsa
Fayetteville
Jonesboro
Knoxville
Muskogee
OK
TN
Murfreesboro
Jackson
Fort Smith
AR
Memphis
Oklahoma City
1
Chattanooga
Little Rock
Huntsville
Tupelo
Pine Bluff
Atlanta
2
Birmingham
Texarkana
Greenville
MS
El Dorado
Tuscaloosa
GA
Dallas
3
AL
Shreveport
Monroe
Columbus
Jackson
Tyler
Vicksburg
Montgomery
LA
Waco
Natchez
Albany
Alexandria
Hattiesburg
Lufkin
Dothan
TX
Huntsville
Mobile
Pensacola
FL
Tallahassee
Austin
Baton Rouge
Lafayette
Gulfport
Beaumont
Houston
New Orleans
Apalachicola
Port Arthur
Houma
Galveston
Freeport
Corpus Christi
Gulf of Mexico
St.

Sunbelt Office Portfolio

	PROPERTY NAME	ADDRESS	CITY	ZIP CODE
1	80 Monroe Avenue	80 Monroe Avenue	Memphis, TN	38103
2	2400 Herodian Way	2400 Herodian Way	Smyrna, GA	30080
3	5720 LBJ Freeway	5720 LBJ Freeway	Dallas, TX	75240

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: SUNBELT OFFICE PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller		CREFI
Location (City / State)(1)	Various	Cut-off Date Balance		$42,955,691
Property Type(1)	Office	Cut-off Date Balance per SF		$88.44
Size (SF)	485,687	Percentage of Initial Pool Balance		6.8%
Total Occupancy(2)	79.3%	Number of Related Mortgage Loans		None
Owned Occupancy(2)	79.3%	Type of Security		Various
Year Built / Latest Renovation(1)	Various / Various	Mortgage Rate		5.13000%
Appraised Value(1)	$65,500,000	Original Term to Maturity (Months)		120
Appraisal Date	Various	Original Amortization Term (Months)		360
Borrower Sponsor	Olymbec USA LLC	Original Interest Only Period (Months)		NAP
Property Management	Self-Managed	First Payment Date		6/6/2022
		Maturity Date		5/6/2032

Underwritten Revenues	$7,721,159
Underwritten Expenses	$2,998,968	Escrows(3)
Underwritten Net Operating Income (NOI)	$4,722,191		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,241,646	Taxes	$207,320	$41,464
Cut-off Date LTV Ratio	65.6%	Insurance	$29,480	$7,370
Maturity Date LTV Ratio	54.2%	Replacement Reserve	$0	$9,714
DSCR Based on Underwritten NOI / NCF	1.68x / 1.51x	TI/LC(4)	$2,500,000	$50,592
Debt Yield Based on Underwritten NOI / NCF	11.0% / 9.9%	Other(5)	$5,244,061	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$43,000,000	100.0%	Loan Payoff	$25,136,650	58.5%
			Return of Equity	9,320,452	21.7
			Upfront Reserves	7,980,861	18.6
			Closing Costs	562,037	1.3
Total Sources	$43,000,000	100.0%	Total Uses	$43,000,000	100.0%

(1)	See the “Portfolio Summary” chart below for the Location, Property Type, Year Built / Latest Renovation and Appraised Values of the individual Sunbelt Office Portfolio Properties (as defined below).

(2)	Based on the underwritten rent rolls dated March 1, 2022 and March 2, 2022.

(3)	See “—Escrows” below.

(4)	TI/LC is subject to a cap equal to $5,000,000.

(5)	Upfront other reserve includes (i) an outstanding obligations reserve of $4,656,586 for tenant improvements under the leases for GSA (as defined below), Powers Hill Design, and Flight Memphis, LLC, (ii) a gap rent reserve of approximately $529,225, and (iii) a deferred maintenance reserve of $58,250.

■	The Mortgage Loan. The Sunbelt Office Portfolio mortgage loan (the “Sunbelt Office Portfolio Mortgage Loan”) is secured by first mortgage liens encumbering the borrower’s fee simple interests in two office properties and fee simple and leasehold interest (with a joinder of the landlord to mortgage its fee interest) in one office property (each a “Sunbelt Office Portfolio Property” and collectively the “Sunbelt Office Portfolio Properties”) totaling 485,687 SF located in Memphis, Tennessee, Smyrna, Georgia, and Dallas, Texas. The Sunbelt Office Portfolio Mortgage Loan had an original principal balance of $43,000,000 and an outstanding principal balance as of the Cut-off Date of approximately $42,955,691, and represents approximately 6.8% of the Initial Pool Balance. The Sunbelt Office Portfolio Mortgage Loan was originated by Citi Real Estate Funding Inc. on April 28, 2022. The proceeds of the Sunbelt Office Portfolio Mortgage Loan were used to refinance the Sunbelt Office Portfolio Properties, return equity to the borrower sponsor, fund upfront reserves, and pay closing costs. The Sunbelt Office Portfolio Mortgage Loan accrues interest at a fixed 5.13000% per annum.

The Sunbelt Office Portfolio Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Sunbelt Office Portfolio Mortgage Loan requires monthly payments of interest and principal of $234,261.70, sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date of the Sunbelt Office Portfolio Mortgage Loan is the payment date in May 2032. Voluntary prepayment of the Sunbelt Office Portfolio Mortgage Loan is prohibited prior to the open period beginning on the payment date in February 2032. Provided that no event of default under the Sunbelt Office Portfolio Mortgage Loan is continuing, defeasance with direct, noncallable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

■	The Mortgaged Properties. The Sunbelt Office Portfolio Properties consist of one 10-story multi-tenant office building located in Memphis, Tennessee (the “80 Monroe Avenue Property”), one four-story multi-tenant office building located in Smyrna, Georgia (the “2400 Herodian Way Property”), and one six-story multi-tenant office building located in Dallas, Texas (the “5720 LBJ Freeway Property”), totaling 485,687 SF in aggregate.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: SUNBELT OFFICE PORTFOLIO

The following table presents certain information relating to the individual Sunbelt Office Portfolio Properties:

Portfolio Summary
Property Name	City	State	Property Type	Year Built/ Renovated	Net Rentable Area (SF)	Occupancy(1)	Allocated Cut-off Date Balance	% of Mortgage Loan Cut-off Date Balance	Appraised Value	UW NOI
80 Monroe Avenue	Memphis	Tennessee	Office	1923/1984	204,057	91.3%	$22,476,815	52.3%	$32,000,000	$2,696,810
2400 Herodian Way	Smyrna	Georgia	Office	1985/1992	152,208	81.7%	11,987,635	27.9	17,000,000	1,360,186
5720 LBJ Freeway	Dallas	Texas	Office	1981/2022	129,422	57.5%	8,491,241	19.8	16,500,000	665,195
Total / Wtd. Avg.					485,687	79.3%	$42,955,691	100.0%	$65,500,000	$4,722,191

(1)	Based on the underwritten rent rolls dated March 1, 2022 and March 2, 2022.

Built in 1923 and renovated in 1984, the 80 Monroe Avenue Property is a 204,057 SF, 10-story CBD office building located on an approximately 1.00-acre site in Memphis, Tennessee. The 80 Monroe Avenue Property is located in the downtown area of the City of Memphis. Along with interstates 69, 55 and 40, several roadways provide access to the 80 Monroe Avenue Property. The 80 Monroe Avenue Property includes 316 garage parking spaces, resulting in a parking ratio of approximately 1.55 spaces per 1,000 SF. As of March 1, 2022, the 80 Monroe Avenue Property was 91.3% occupied.

Built in 1985 and renovated in 1992, the 2400 Herodian Way Property is a 152,208 SF, four-story suburban office building located on an approximately 5.39-acre site in Smyrna, Georgia. The 2400 Herodian Way Property is located in the northwest area of the City of Smyrna. Interstates 75 and 285 provide access to the 2400 Herodian Way Property, which also provides access to the Atlanta metro area. The 2400 Herodian Way Property includes 523 open and covered parking spaces, resulting in a parking ratio of approximately 3.44 spaces per 1,000 SF. As of March 2, 2022, the 2400 Herodian Way Property was 81.7% occupied.

Built in 1981 and renovated in 2022, the 5720 LBJ Freeway Property is a 129,422 SF, Class B six-story suburban office property located on an approximately 4.46-acre site in Dallas, Texas. Interstate Highway 635 (LBJ Freeway), Dallas Parkway and the Belt Line provide access to the 5720 LBJ Freeway Property, which also provides access to the Dallas metro area. The 5720 LBJ Freeway Property includes 410 parking spaces, resulting in a parking ratio of approximately 3.17 spaces per 1,000 SF. As of March 2, 2022, the 5720 LBJ Freeway Property was 57.5% occupied, and leased to over 25 tenants since Olymbec USA LLC acquired the 5720 LBJ Freeway Property in 2017.

The largest tenant based on underwritten base rent, General Services Administration (“GSA”) (Fitch: AAA | Moody’s: AAA | S&P: AA+) occupies 89,089 SF (18.3% of the portfolio NRA), accounts for 26.6% of the portfolio’s UW Base Rent and leases multiple units as the largest tenant at the 80 Monroe Avenue Property. The GSA provides a range of services at the property including the Memphis Federal Immigration Court, which oversees cases in the states of Tennessee, Arkansas, and Northern Mississippi. Other agencies at the 80 Monroe Avenue Property include the U.S. Immigration and Customs Enforcement and the Executive Office for Immigration Review. The GSA recently signed a lease for an approximately 45,000 SF expansion at the 80 Monroe Avenue Property for a fifteen-year term (subject to GSA’s option to terminate after ten years which is reflected in the underwritten rent roll dated March 1, 2022 ) and one 5-year renewal option, with rent for the expansion space to commence after the borrower completes certain landlord improvements with respect to the expansion space in accordance with the GSA lease.

The second largest tenant based on underwritten base rent, Morgan & Morgan Memphis, LLC (“Morgan & Morgan”) occupies 18,085 SF (3.7% of the portfolio NRA) of the 80 Monroe Avenue Property and comprises 4.9% of the portfolio UW Base Rent, with a current lease term through April 2031. Morgan & Morgan is a national law firm with over 800 attorneys across 49 states. Morgan & Morgan specializes in personal injury law.

The third largest tenant based on underwritten base rent, Construction Managers, Inc. of Goldsboro (“Construction Managers”) occupies 12,022 SF (2.5% of portfolio NRA) of the 2400 Herodian Way Property and comprises 3.3% of the portfolio UW Base Rent. Construction Managers develops and manages government properties for lease. Based in North Carolina, Construction Managers is fully registered with the federal government as a veteran-owned small business. Construction Managers has occupied 2400 Herodian Way since October 2017, with a current lease term through September 2027.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: SUNBELT OFFICE PORTFOLIO

■	COVID-19 Update. As of April 28, 2022, the Sunbelt Office Portfolio Properties are open and operational. No tenants received rent deferrals or abatements due to the COVID 19 pandemic. As of April 28, 2022, the Sunbelt Office Portfolio Mortgage Loan is not subject to any modifications or forbearance requests. The first payment date of the Sunbelt Office Portfolio Mortgage Loan is June 6, 2022.

The following table presents certain information relating to the tenants at the Sunbelt Office Properties:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Property Name	Credit Rating (Fitch / MIS / S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
GSA(4)	80 Monroe Avenue	AAA/AAA/AA+	89,089	18.3%	$1,777,278	26.6%	$19.95	Various(4)	Various(4)
Morgan & Morgan Memphis, LLC	80 Monroe Avenue	NR/NR/NR	18,085	3.7%	324,626	4.9%	17.95	4/30/2031	1, 5-year option
Construction Managers, Inc. of Goldsboro(5)	2400 Herodian Way	NR/NR/NR	12,022	2.5%	223,008	3.3%	18.55	9/30/2027	NAP
American Data Solutions	2400 Herodian Way	NR/NR/NR	12,935	2.7%	216,228	3.2%	16.72	1/31/2024	NAP
Shelby County Government	80 Monroe Avenue	NR/NR/NR	12,277	2.5%	181,086	2.7%	14.75	6/30/2023	1, 2-year option
Cinergy Entertainment Group, Inc.	5720 LBJ Freeway	NR/NR/NR	8,567	1.8%	171,340	2.6%	20.00	10/31/2023	NAP
Integrated Solutions for Systems, Inc.	2400 Herodian Way	NR/NR/NR	9,273	1.9%	153,774	2.3%	16.58	7/31/2024	NAP
Benchmark Rehabilitation Partners, LLC	2400 Herodian Way	NR/NR/NR	7,326	1.5%	135,531	2.0%	18.50	9/30/2023	NAP
Young & Rubicam LLC	80 Monroe Avenue	NR/Baa2/BBB	8,207	1.7%	131,394	2.0%	16.01	9/30/2024	1, 5-year option
Webber, LLC	2400 Herodian Way	BBB/NR/BBB	6,599	1.4%	112,183	1.7%	17.00	1/31/2025	2, 3-year options
Largest Tenants			184,380	38.0%	$3,426,448	51.3%	$18.58
Remaining Tenants			200,754	41.3%	3,254,091	48.7%	16.21
Total Occupied			385,134	79.3%	$6,680,539	100.0%	$17.35
Vacant Space			100,553	20.7%	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants			485,687	100.0%	$6,680,539	100.0%	$17.35

(1)	Based on the underwritten rent rolls dated March 1, 2022 and March 2, 2022.

(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent figures are inclusive of straight line average contractual rent steps of $110,656 for GSA and $132,450 for all other tenants through March 1, 2023.

(4)	GSA leases 2,962 SF of space that expires on May 19, 2027, 65,916 SF of space that expires on May 18, 2031, which has an additional five years of non-firm term, and 20,211 SF that expires August 15, 2031. GSA has the right to terminate its lease with respect to approximately 4.2% of the total GLA space at the Sunbelt Office Portfolio Properties effective any time on or after August 15, 2026 upon at least 90 days’ prior notice. GSA has the right to terminate its lease with respect to at least 9.3% of the total GLA space at the Sunbelt Office Portfolio Properties effective at any time on or after May 18, 2031 upon 120 days’ prior notice. GSA may also exercise one, 5 year renewal option with respect to at least 9.3% of the total GLA space at the Sunbelt Office Portfolio Properties.

(5)	Construction Managers, Inc. of Goldsboro may terminate its lease after 9/30/2022 at any time in whole or in part by providing at at least 90 days written notice.

The following table presents certain information relating to the lease rollover schedule at the Sunbelt Office Portfolio Properties, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	2,092	0.4%	0.4%	$28,476	0.4%	$13.61	3
2022	29,483	6.1	6.5%	517,131	7.7%	$17.54	11
2023	75,333	15.5	22.0%	1,258,752	18.8%	$16.71	21
2024	73,994	15.2	37.2%	1,214,284	18.2%	$16.41	18
2025	28,601	5.9	43.1%	463,524	6.9%	$16.21	10
2026	18,397	3.8	46.9%	299,640	4.5%	$16.29	7
2027	46,352	9.5	56.5%	691,259	10.3%	$14.91	9
2028	0	0.0	56.5%	0	0.0%	$0.00	0
2029	0	0.0	56.5%	0	0.0%	$0.00	0
2030	0	0.0	56.5%	0	0.0%	$0.00	0
2031	104,212	21.5	77.9%	2,067,815	31.0%	$19.84	3
2032 & Thereafter	6,670	1.4	79.3%	139,659	2.1%	$20.94	2
Vacant	100,553	20.7	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	485,687	100.0%		$6,680,539	100.0%	$17.35	84

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.

(2)	Based on the underwritten rent rolls dated March 1, 2022 and March 2, 2022.

(3)	UW Base Rent figures are inclusive of straight line average contractual rent steps of $110,656 for GSA and $132,450 for all other tenants through March 1, 2023.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: SUNBELT OFFICE PORTFOLIO

The following table presents certain information relating to historical leasing at the Sunbelt Office Portfolio:

Historical Leased %(1)

2020	2021	Various(2)
76.5%	71.5%	79.3%

(1)	The average annual occupancy as of December 31 unless specified otherwise.

(2)	Based on the underwritten rent rolls dated March 1, 2022 and March 2, 2022.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Sunbelt Office Portfolio:

Cash Flow Analysis(1)

	2020	2021	TTM (2/28/2022)	Underwritten	UW $ per SF
Base Rent	$6,032,097	$5,563,773	$5,432,353	$6,437,433	$13.25
Contractual Rent Steps(2)	0	0	0	243,106	$0.50
Potential Income From Vacant Space	0	0	0	1,731,816	$3.57
Total Reimbursements	610,900	502,272	467,555	529,432	$1.09
Other Income	392,158	552,736	545,172	511,188	$1.05
Gross Potential Rent	7,035,155	6,618,782	6,445,080	9,452,974	$19.46
Vacancy and Credit Loss	(6,403)	0	0	(1,731,816)	($3.57)
Effective Gross Income	$7,028,753	$6,618,782	$6,445,080	$7,721,159	$15.90

Real Estate Taxes	595,032	568,919	534,777	659,993	$1.36
Insurance	73,611	81,346	81,200	84,229	$0.17
Management Fee	210,863	198,563	193,352	231,635	$0.48
Utilities	938,782	881,673	846,780	846,780	$1.74
Other Expenses	1,200,295	1,163,757	1,171,555	1,176,331	$2.42
Total Expenses	$3,018,582	$2,894,259	$2,827,665	$2,998,968	$6.17

Net Operating Income	$4,010,170	$3,724,523	$3,617,416	$4,722,191	$9.72
Replacement Reserve	0	0	0	116,565	$0.24
TI / LC	0	0	0	363,980	$0.75
Net Cash Flow	$4,010,170	$3,724,523	$3,617,416	$4,241,646	$8.73

Occupancy(3)	76.5%	71.5%	79.3%	81.0%
NOI Debt Yield	9.3%	8.7%	8.4%	11.0%
NCF DSCR	1.43x	1.32x	1.29x	1.51x

(1)	Based on the underwritten rent rolls dated March 1, 2022 and March 2, 2022.

(2)	UW Base Rent figures are inclusive of straight line average contractual rent steps of $110,656 for GSA through February 2023 and $132,450 for all other tenants through March 1, 2023.

(3)	Underwritten Occupancy is based on the economic occupancy. TTM occupancy is based on the current occupancy as of March 1, 2022 and March 2, 2022.

■	Appraisal. According to the appraisals, the Sunbelt Office Portfolio has an aggregate “as-is” appraised value of $65,500,000 as of March 15, 2022 and March 16, 2022.

■	Environmental Matters. According to the Phase I environmental reports dated as of April 15, 2022, there are no recognized environmental conditions or recommendations for further action at the Sunbelt Office Portfolio Properties.

■	Market Overview and Competition. The Sunbelt Office Portfolio Properties are located in Memphis, Tennessee, Smyrna, Georgia and Dallas, Texas. Over the last 30 years, the overall Downtown Memphis area has experienced redevelopment that has impacted both commercial and residential development. Additionally, Metro Atlanta has experienced growth in recent years. From 2010 to 2021 the Metro Atlanta area population grew by 15.1% from 5,286,728 to 6,087,003 people, which represents an annual increase of 1.3% over that period of time.

The 80 Monroe Avenue Property is located in Memphis, Tennessee. The city of Memphis is situated in Shelby County, east of the Tennessee-Arkansas border, along the Mississippi River, and north of the Tennessee/Mississippi state line. Major thoroughfares in the area include Interstate 69, 55, and 40. The 80 Monroe Avenue Property is located in the Memphis, TN-MS-AR Metropolitan Statistical Area (“MSA”) and is served by Memphis International Airport, located approximately 11.8 miles southeast of the 80 Monroe Avenue Property. According to the appraisal, the 80 Monroe Avenue Property is located in the Downtown Memphis submarket. As of the fourth quarter of 2021, the submarket had an inventory of 11,543,341 SF, a vacancy rate of 17.6% and an average office base rent of $18.06 PSF. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the 80 Monroe Avenue Property was 10,940, 67,304 and 136,475, respectively. The 2021 median household income within a one-, three- and five-mile radius of the 80 Monroe Avenue Property was $40,882, $34,834, and $33,194, respectively.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: SUNBELT OFFICE PORTFOLIO

The 2400 Herodian Way Property is located in Smyrna, Georgia, and is part of the greater Atlanta-Sandy Springs-Roswell, GA MSA. Major thoroughfares in the area include interstate 75 and 285. The MSA is served by Hartsfield-Jackson Atlanta International Airport, located approximately 21.9 miles south of the 2400 Herodian Way Property. According to the appraisal, the 2400 Herodian Way Property is located in the Cumberland/Galleria submarket. As of the fourth quarter of 2021, the submarket had an inventory of 17,608,307 SF, a vacancy rate of 17.2% and an average office base rent of $30.21 PSF. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the 2400 Herodian Way Property was 14,193, 97,636 and 207,136, respectively. The 2021 median household income within a one-, three- and five-mile radius of the 2400 Herodian Way Property was $57,788, $69,990, and $76,305, respectively.

The 5720 LBJ Freeway Property is located in Dallas, Texas and is part of the greater Dallas-Fort Worth-Arlington, TX MSA. Major thoroughfares in the area include LBJ Freeway (Interstate Highway 635) and the Dallas North Tollway. The MSA is served by Dallas Fort Worth International Airport and Dallas Love Field Airport, located approximately 17 and 10 miles, respectively, from the 5720 LBJ Freeway Property. According to the appraisal, the 5720 LBJ Freeway Property is located in the East LBJ Freeway submarket. As of the fourth quarter of 2021, the submarket had an inventory of 17,849,357 SF, a vacancy rate of 25.6% and an average office base rent of $26.20 PSF. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the 5720 LBJ Freeway Property was 18,945, 140,756 and 388,255, respectively. The 2021 median household income within a one-, three- and five-mile radius of the 5720 LBJ Freeway Property was $57,903, $73,671, and $72,358, respectively.

80 Monroe Avenue Comparable Leases Summary(1)

Property Name	Property Address	Distance from Subject	Year Built / Renovated	Occupancy	Rentable Area	Base Rent Per SF
80 Monroe Avenue	80 Monroe Avenue Memphis, TN 38103	-	1923 / 1984	91.3%(2)	204,057	$17.50(2)
Union Center	88 Union Avenue Memphis, TN 38103	0.1 Miles	1927 / 1985	74.0%	84,272	$14.50
One Commerce Square	40 South Main Street Memphis, TN 38103	0.1 Miles	1972 / NAP	90.0%	433,596	$17.00 - $21.00
Indigo Center	175 Toyota Plaza Memphis, TN 38103	0.2 Miles	1917 / 2000	75.0%	174,700	$18.50
Cotton Exchange Building	65 Union Avenue Memphis, TN 38103	0.1 Miles	1924 / 1985	89.0%	70,161	$17.00
Tower at Peabody Place	100 Peabody Place Memphis, TN 38103	0.2 Miles	1997 / NAP	75.0%	285,000	$19.50

(1)	Source: Appraisal

(2)	Based on the underwritten rent roll dated March 1, 2022.

2400 Herodian Way Comparable Leases Summary(1)

Property Name	Property Address	Distance from Subject	Year Built / Renovated	Occupancy	Rentable Area	Base Rent Per SF
2400 Herodian Way	2400 Herodian Way Smyrna, GA 30080	-	1985 / 1992	81.7%(2)	152,208	$17.17(2)
280 Interstate North	280 Interstate North Circle Atlanta, GA 30339	0.8 Miles	1982 / 2012	78.0%	125,037	$23.50
1600 Parkwood	1600 Parkwood Circle Southeast Atlanta, GA 30339	1.0 Miles	1985 / NAP	94.0%	154,668	$26.50
Triangle Building	1775 The Exchange Southeast Atlanta, GA 30339	1.2 Miles	1974 / NAP	68.0%	96,038	$18.75
Northchase	1165 Northchase Parkway Southeast Marietta, GA 30067	2.2 Miles	1986 / NAP	45.0%	85,042	$19.50
Paces Cumberland	2675 Paces Ferry Road Atlanta, GA 30339	1.9 Miles	1981 / NAP	80.0%	73,256	$23.00

(1)	Source: Appraisal

(2)	Based on the underwritten rent roll dated March 2, 2022.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: SUNBELT OFFICE PORTFOLIO

5720 LBJ Freeway Comparable Leases Summary(1)

Property Name	Property Address	Distance from Subject	Year Built / Renovated	Occupancy	Rentable Area	Base Rent Per SF
5720 LBJ Freeway	5720 LBJ Freeway Dallas Texas, 75240	-	1981 / 2022	57.5%(2)	129,422	$17.24(2)
Hillcrest Oaks IV & V	6600 and 6606 LBJ Freeway Dallas, TX 75240	1.2 Miles	1983 / 2016	74.0%	183,968	$22.00
Northwood Tower Office Building	5757 Alpha Road Dallas, TX 75240	1.5 Miles	1980 / 2022	65.0%	168,328	$19.00
Carillon Towers	13601 Preston Road Dallas, TX 75240	1.2 Miles	1973 / 2003	66.0%	261,975	$18.00
Spring Valley Center Office	5220 Spring Valley Road Dallas, TX 75240	2.5 Miles	1984 / 2013	95.0%	106,422	$22.00
Office Alpha	13140 Coit Road Dallas, TX 75240	2.7 Miles	1979 / NAP	83.0%	101,977	$15.00

(1)	Source: Appraisal

(2)	Based on the underwritten rent roll dated March 2, 2022.

■	The Borrower. The borrower is Olymbec Sunbelt LLC. Olymbec Sunbelt LLC is a Delaware limited liability company entirely owned by the sponsor Olymbec USA LLC. Olymbec USA LLC is solely owned by Olymbec Investments Inc. Counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sunbelt Office Portfolio Mortgage Loan.

The sponsor and non-recourse carveout guarantor is Olymbec USA LLC (“Olymbec USA”). Olymbec USA is a Delaware limited liability company, and a Canadian based real estate investment firm which owns and manages a diverse portfolio of industrial, office, retail, and residential properties located throughout Canada and the United States. Olymbec USA is headquartered in Montreal and is one of the largest private industrial real estate holders in Eastern Canada.

Escrows. At origination of the Sunbelt Office Portfolio Mortgage Loan, the borrower deposited $4,656,586 into a reserve account for outstanding obligations for tenant improvements under certain leases, $2,500,000 into a reserve account for TI / LC, approximately $529,225 into a gap rent reserve account for free rent and/or gap rent for GSA and certain other leases, $207,320 into a reserve account for real estate taxes, $58,250 in a reserve account for deferred maintenance, and $29,480 into a reserve account for insurance.

Tax Reserve. In addition to the initial $207,320 real estate tax reserve deposit at origination of the Sunbelt Office Portfolio Mortgage Loan, the borrower is required to deposit into the real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $41,464). Funds in the real estate tax reserve are to be disbursed to pay real estate taxes as and when due.

Insurance Reserve. In addition to the initial $29,480 insurance reserve deposit at origination of the Sunbelt Office Portfolio Mortgage Loan, the borrower is required to deposit into the insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be $7,370); provided, however, such insurance reserve may be conditionally waived so long as and to the extent that the liability or casualty policy maintained by borrower covering the Sunbelt Office Portfolio Properties (or any portion thereof) constitutes an approved blanket or umbrella policy pursuant to the Sunbelt Office Portfolio Mortgage Loan documents. Funds in the insurance reserve are to be disbursed to pay insurance premiums as and when due.

Replacement Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $9,714. Funds in the replacement reserve are to be disbursed to fund or reimburse borrower for replacements and/or alterations at any of the Sunbelt Office Portfolio Properties.

TI / LC Reserve. In addition to the initial $2,500,000 deposit (which can be replaced with a letter of credit) into the TI / LC reserve deposit at origination of the Sunbelt Office Portfolio Mortgage Loan, the borrower is required to deposit into the TI / LC reserve, on a monthly basis, an amount equal to approximately $50,592 (subject to a cap of $5,000,000, such that monthly reserve deposits will not be required in the event and for such time that the undisbursed balance in the TI / LC reserve is greater than $5,000,000). Funds in the TI / LC reserve are to be

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: SUNBELT OFFICE PORTFOLIO

disbursed to fund or reimburse borrower for tenant improvement costs and leasing commissions at any of the Sunbelt Office Portfolio Properties.

Deferred Maintenance Reserve. The $58,250 deposited in the deferred maintenance reserve account at origination of the Sunbelt Office Portfolio Mortgage Loan is to be disbursed to fund or reimburse borrower for the cost of certain specified immediate repair items and/or released to borrower when such specified items are completed.

Gap Rent Reserve. The approximately $529,225 deposited in the gap rent reserve at origination of the Sunbelt Office Portfolio Mortgage Loan is to be disbursed on a monthly basis to the borrower or, if a Trigger Period (as defined below) exists, into the cash management account established with the lender, in accordance with a disbursement schedule set forth for each applicable lease in the Sunbelt Office Portfolio Mortgage Loan documents.

Unfunded Obligations Reserve. The $4,656,586 deposited into the unfunded obligations reserve at origination of the Sunbelt Office Portfolio Mortgage Loan is to be disbursed to fund or reimburse borrower for tenant improvements under the leases with GSA ($4,625,518), Powers Hill Design ($12,343) and Flight Memphis, LLC ($18,725).

Springing Specified Tenant Renewal Reserve. On the first monthly payment date occurring after a Specified Tenant Renewal Event (as defined below), the borrower is required to make a reserve deposit into a springing reserve account with the lender either (i) a lump sum of $1,716,947 or (ii) a monthly amount of $143,079 on such payment date and each of the following 11 monthly payment dates unless the Springing Specified Tenant Renewal Conditions (as defined below) have been satisfied, whereupon all funds reserved in the springing reserve account will be disbursed to the borrower or, if a Trigger Period exists, into the cash management account established with the lender. As used above: “Specified Tenant Renewal Trigger Event” shall mean Specified Tenant failing to extend or renew the applicable Specified Tenant Lease on or prior to the applicable Specified Tenant Extension Deadline in accordance with the applicable terms and conditions thereof and hereof for a minimum renewal term of three years (the applicable “Specified Tenant Renewal Term”).

“Specified Tenant Extension Deadline” shall mean the earlier of (i) the date occurring 12 months prior to the expiration of the then applicable term of the applicable Specified Tenant Lease and (ii) the date by which the applicable Specified Tenant must provide notice of renewal of its Specified Tenant Lease pursuant to the terms thereof.

“Springing Specified Tenant Renewal Cure Conditions” shall mean the satisfaction of either of the following conditions: (i) the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Lease in accordance with the terms of the Sunset Portfolio Mortgage Loan documents hereof and thereof or (ii) Borrower leasing the entire Specified Tenant Space (or applicable portion thereof) in accordance with the Sunbelt Office Portfolio Mortgage Loan documents, for a minimum term of three years, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease, and paying the full amount of the rent due under its lease.

■	Lockbox and Cash Management. The Sunbelt Office Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters instructing all tenants of the Sunbelt Office Portfolio Properties to directly deposit all rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all revenues relating to the Sunbelt Office Portfolio Properties and all other money received by the borrower or the property manager (if there is one) with respect to the Sunbelt Office Portfolio Properties (other than tenant security deposits) to be immediately deposited into such lockbox account. On each business day that no Trigger Period or event of default under the Sunbelt Office Portfolio Mortgage Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Trigger Period or event of default under the Sunbelt Office Portfolio Mortgage Loan is continuing, all funds in the lockbox account are required to be swept into a cash management account to be established by lender upon the occurrence of a Trigger Period, to be applied and disbursed in accordance with the Sunbelt Office Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Sunbelt Office Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Sunbelt Office Portfolio Mortgage Loan. When all Trigger Periods end or are cured, any amounts remaining on deposit in the excess cash flow reserve account are to be disbursed to the borrower.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: SUNBELT OFFICE PORTFOLIO

■	A “Trigger Period” means a period commencing upon the occurrence of: (i) an event of default under the Sunbelt Office Portfolio Mortgage Loan, (ii) the debt yield falls below 7.50% or (iii) the occurrence of a Specified Tenant Trigger Period (as defined below).

A Trigger Period may be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) above, either (x) the date that the debt yield is equal to or greater than 7.75% for two consecutive calendar quarters or (y) funds on deposit or deposited by the borrower into the excess cash reserve account, plus any funds on deposit in the springing specified tenant renewal reserve (see “Escrows” above) and any letter of credit delivered by the borrower to the lender under the Sunbelt Office Portfolio Mortgage Loan documents are sufficient to result, if the aggregate amount thereof were to be deducted from the outstanding principal balance of the Sunbelt Office Portfolio Mortgage Loan, to cause the debt yield equaling 7.75%, and (c) with respect to clause (iii) above, a Specified Tenant Trigger Period ceasing to exist as set forth below or the satisfaction of the Specified Tenant Trigger Event Cure Conditions, as set forth below.

“GSA” will mean the tenant known as “General Services Administration (GSA)” under lease No. GS-04P-LTNO1734 (for avoidance of doubt, Suite 500 shall be deemed to be included therein).

A “Specified Tenant Trigger Period” will mean a period with regard to the Specified Tenant (as defined below) (A) commencing upon the first to occur of (i) a default under the applicable Specified Tenant Lease beyond any applicable notice and cure periods, (ii) during the 18 month period prior to the expiration of the then applicable term of the applicable Specified Tenant Lease (as defined below), Specified Tenant failing to be in actual, physical possession of the Specified Tenant Space (as defined below) (or applicable portion thereof), (iii) Specified Tenant giving notice that it is terminating its Specified Tenant Lease for all or any portion of the Specified Tenant Space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant Lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant Lease failing to otherwise be in full force and effect, and (v) any bankruptcy or similar insolvency of Specified Tenant; and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which such evidence will include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to lender) of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) borrower leasing the entire Specified Tenant Space (or applicable portion thereof) in accordance with the applicable terms and conditions of the Sunbelt Office Portfolio Mortgage Loan documents, for a minimum term of three years, the applicable SpecifiedTenant under such Specified Tenant Lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its Specified Tenant Lease, and paying the full amount of the rent due under its Specified Tenant Lease.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant Lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant Space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant Space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant Lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease.

A “Specified Tenant Trigger Event Cure Condition” means a condition that is satisfied when the borrower has deposited with the lender, and for so long as the borrower deposits and maintains on deposit in the excess cash flow reserve account and/or provides a letter of credit to the lender under the Sunbelt Office Portfolio Mortgage Loan documents an amount, when aggregated with any funds on deposit in the springing specified tenant renewal reserve (see “Escrows” above) is equal to one year of the applicable Specified Tenant’s then-current annual gross rent.

A “Specified Tenant” means, as applicable, (i) GSA, (ii) any other lessee(s) of the Specified Tenant Space (or any portion thereof) and (iii) any parent company of any such Specified Tenant, and any affiliate providing credit support for, or guarantor of, any such Specified Tenant Lease(s).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: SUNBELT OFFICE PORTFOLIO

A “Specified Tenant Lease” means, collectively and/or individually (as the context requires), each lease at the Sunbelt Office Portfolio Properties with Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder).

A “Specified Tenant Space” means that portion of the Sunbelt Office Portfolio Properties demised as of the date of origination of the Sunbelt Office Portfolio Mortgage Loan to the initial Specified Tenant pursuant to the initial Specified Tenant Lease.

■	Property Management. The Sunbelt Office Portfolio Properties are self-managed with no management agreement in place at the time.

■	Ground Lease. The 80 Monroe Avenue Property is subject to a ground lease between Memphis Center City Revenue Finance Corporation, as landlord and Olymbec Sunbelt LLC (by assignment from Olymbec USA), as tenant. The ground lease was entered into in connection with a so-called “PILOT” program (i.e., payments in-lieu of taxes) at the 80 Monroe Avenue Property whereby the tenant pays rental amounts specified in the ground lease, including in lieu of ad valorem property taxes otherwise payable if the 80 Monroe Avenue Property were owned by a tax-paying entity. The ground lease expires on December 31, 2024. The borrower has an on-going option to purchase the fee title to the 80 Monroe Avenue Property from the landlord for $1,000 along with any other costs and expenses, subject to and in accordance with the ground lease, and the borrower’s acquisition of such fee title is permitted under the Sunbelt Office Portfolio Mortgage Loan documents, subject to satisfaction of conditions set forth therein. The landlord joined in the mortgage of the 80 Monroe Avenue Property in order to grant to the lender a lien upon the fee estate in the 80 Monroe Avenue Property.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Sunbelt Office Portfolio Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income for the applicable Sunbelt Office Portfolio property for 12 months with three months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible no greater than $25,000 unless lender consents to a higher deductible. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: BRIGHTON TOWNE SQUARE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: BRIGHTON TOWNE SQUARE

Brighton Towne Square
7927 Nemco Way
Brighton MI 48116
BRIGHTON AIRPORT
St. Joseph Mercy Brighton
Saint George Lutheran Cemetery
96
23
Brighton Mall
Cross Grand Plaza
Fairview Cemetery
The Golf Club at Mt. Brighton
Water Walk Park
Brighton
Saint Patrick Calvary Cemetery
Grand Crossing Shopping Center
Brighton State Recreation Area
Emrich Retreat Center
Huron Meadows Golf Course
Huron Meadows Metropark
Island Lake State Recreation Area
Detroit
Ann Arbor
CANADA

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: BRIGHTON TOWNE SQUARE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMC
Location (City / State)	Brighton, Michigan	Cut-off Date Balance		$40,000,000
Property Type	Mixed Use	Cut-off Date Balance per SF		$161.92
Size (SF)	247,031	Percentage of Initial Pool Balance		6.3%
Total Occupancy as of 5/18/2022	97.8%	Number of Related Loans		None
Owned Occupancy as of 5/18/2022	97.8%	Type of Security		Fee
Year Built / Latest Renovation	1997 / 2018	Mortgage Rate		5.90600%
Appraised Value	$65,400,000	Original Term to Maturity (Months)		120
Appraisal Date	4/14/2022	Original Amortization Term (Months)		NAP
Borrower Sponsors	Mark M. Murphy	Original Interest Only Period (Months)		120
Property Management	Argus Realty Group, LLC	First Payment Date		7/6/2022
		Maturity Date		6/6/2032

Underwritten Revenues	$4,985,983
Underwritten Expenses	$1,056,424	Escrows(1)
Underwritten Net Operating Income (NOI)	$3,929,559		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,694,880	Taxes	$177,191	$35,438
Cut-off Date LTV Ratio	61.2%	Insurance	$26,293	$6,573
Maturity Date LTV Ratio	61.2%	Replacement Reserve	$0	$4,117
DSCR Based on Underwritten NOI / NCF	1.64x / 1.54x	TI / LC(2)	$0	$20,650
Debt Yield Based on Underwritten NOI / NCF	9.8% / 9.2%	Other(3)	$13,750	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$40,000,000	96.0%	Loan Payoff	$40,586,630	97.4%
Principal’s New Cash Contribution	1,655,000	4.0	Closing Costs	851,136	2.0
			Upfront Reserves	217,234	0.5
Total Sources	$41,655,000	100.0%	Total Uses	$41,655,000	100.0%

(1)	See “Escrows” section below.

(2)	The TI/LC reserve is capped at $750,000.

(3)	Upfront other reserve includes $13,750 of deferred maintenance. See “Escrows” below for discussion of the springing other reserve.

■	The Loan. The mortgage loan (the “Brighton Towne Square Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $40,000,000 and secured by a first mortgage encumbering the borrower’s fee simple interest in a mixed-use property in Brighton, Michigan (the “Brighton Towne Square Property”). The Brighton Towne Square Mortgage Loan was originated by Starwood Mortgage Capital LLC on May 23, 2022. The Brighton Towne Square Mortgage Loan has an interest rate of 5.90600% per annum. The borrower utilized the proceeds of the Brighton Towne Square Mortgage Loan, along with a new cash contribution, to refinance a prior loan on Brighton Towne Square Property, fund upfront reserves and pay origination costs.

The Brighton Towne Square Mortgage Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Brighton Towne Square Mortgage Loan requires interest-only payments for the duration of the term. The scheduled maturity date of Brighton Towne Square Mortgage Loan is the payment date in June 2032. Voluntary prepayment of the Brighton Towne Square Mortgage Loan in whole (but not in part except as further described in “Release of Collateral” below) is permitted on or after January 6, 2032 without payment of a prepayment premium. At any time on or after December 6, 2022, the Brighton Towne Square Mortgage Loan may be prepaid with payment of the greater of (i) a yield maintenance fee and (ii) 1% of the unpaid principal balance of the note to be prepaid as of the prepayment date.

■	The Mortgaged Property. The Brighton Towne Square Property is a 247,031 SF mixed-use office and retail property situated on a 27.03-acre site in the Brighton, Michigan, approximately 20 miles north of Ann Arbor, Michigan. The Brighton Towne Square Property was built in 1997 and renovated in 2018. The Brighton Towne Square Property possesses 956 parking spaces, with a parking ratio of 3.87 spaces per 1,000 SF. The Brighton Towne Square Property is comprised of six buildings: (i) a 111,892 SF building occupied by Home Depot, (ii) a 41,500 SF office building that is occupied by the University of Michigan (“UofM”), (iii) a 49,229 SF multi-tenant office building, (iv) a 27,610 SF building occupied by Staples, (v) a 10,400 SF building occupied by Party City and (vi) a 6,400 SF building occupied by Key Bank and a vacant suite. As of May 18, 2022, the Brighton Towne Square Property is 97.8% occupied nine tenants.

Major Tenants

The largest tenant by underwritten base rent at the Brighton Towne Square Property, UofM, occupies 41,500 SF (16.8% of the NRA, 33.5% of the UW Base Rent) with a lease expiration of April 30, 2025. UofM has occupied space at the Brighton Towne Square Property since 2000. UofM leases build-to-suit medical office space that is known as the Brighton Health Center. Use at UofM’s space includes critical care, primary care physicians, OBGYN

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: BRIGHTON TOWNE SQUARE

and pediatric servicers. In 2018, UofM expanded and developed a 297,000 SF medical center across the street from the Brighton Towne Square Property known as the Brighton Center for Specialty Care. This building is exclusively utilized as a specialty outpatient facility.

The second largest tenant by underwritten base rent at the Brighton Towne Square Property, Home Depot, occupies 111,892 SF (45.3% of the NRA, 26.7% of the UW Base Rent) with a lease expiration of January 31, 2028. Home Depot has been at the Brighton Towne Square Property since 1997 and most recently executed a 10-year lease extension in December 2017. Home Depot is a home improvement retail chain with 2,300 stores and 500,000 employees across North America.

The third largest tenant by underwritten base rent at the Brighton Towne Square Property, CSIG, occupies 27,438 SF (11.1% of the NRA, 14.0% of the UW Base Rent) with a lease expiration of July 16, 2028. CSIG, also known as Common Sail Investment Group, has occupied space at the Brighton Towne Square Property since 2016. The CSIG space functions as its corporate headquarters. CSIG is a privately owned and operated holding company, based in Brighton, Michigan. CSIG owns and manages senior living facilities.

■	COVID-19 Update. As of May 6, 2022, the Brighton Towne Square Property is open and operational. As of May 6, 2022, the Brighton Towne Square Property is not subject to any modifications or forbearance requests. The first payment date of the Brighton Towne Square Mortgage Loan is July 6, 2022.

The following table presents certain information relating to the major tenants at the Brighton Towne Square Property:

Owned Tenants by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
UofM	NR / NR / NR	41,500	16.8%	$1,546,290	33.5%	$37.26	4/30/2025	4, 5-year options
Home Depot	A / A2 / A	111,892	45.3	1,230,812	26.7	$11.00	1/31/2028	4, 5-year options
CSIG	NR / NR / NR	27,438	11.1	645,112	14.0	$23.51	7/16/2028	1, 5-year option
Staples	NR / NR / NR	27,610	11.2	379,638	8.2	$13.75	10/31/2032	1, 5-year option
Key Bank	NR / A3 / A-	3,200	1.3	219,589	4.8	$68.62	4/30/2024	1, 5-year option
PEA, Inc.	NR / NR / NR	9,785	4.0	195,435	4.2	$19.97	Various(3)	Various(3)
Tetra Tech	NR / NR / NR	6,787	2.7	162,888	3.5	$24.00	8/14/2025	None
Party City	NR / NR / NR	10,400	4.2	151,620	3.3	$14.58	2/28/2026	2, 5-year options
Dr. Ruskin	NR / NR / NR	2,971	1.2	78,732	1.7	$26.50	6/30/2028	None
Owned Tenants		241,583	97.8%	$4,610,116	100.0%	$19.08
Remaining Tenants		0	0.0	0	0.0	$0.00
Vacant		5,448	2.2	0	0.0%	$0.00
Total / Wtd. Avg.		247,031	100.0%	$4,610,116	100.0%	$19.08

(1)	Based on the underwritten rent roll dated May 18, 2022.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $264,610 of contractual rent steps through May 1, 2023.

(3)	PEA, Inc. leases 6,129 SF with a lease expiration date of October 31, 2025 and another 3,656 SF with a lease expiration date of April 17, 2027. PEA, Inc. has two five-year renewal options remaining on the 3,656 SF suite.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: BRIGHTON TOWNE SQUARE

The following table presents certain information relating to the lease rollover schedule at Brighton Towne Square Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	0	0.0	0.0%	0	0.0%	$0.00	0
2023	0	0.0	0.0%	0	0.0%	$0.00	0
2024	3,200	1.3	1.3%	219,589	4.8%	$68.62	1
2025(3)	54,416	22.0	23.3%	1,811,848	39.3%	$33.30	3
2026	10,400	4.2	27.5%	151,620	3.3%	$14.58	1
2027(3)	3,656	1.5	29.0%	92,766	2.0%	$25.37	1
2028	142,301	57.6	86.6%	1,954,656	42.4%	$13.74	3
2029	0	0.0	86.6%	0	0.0%	$0.00	0
2030	0	0.0	86.6%	0	0.0%	$0.00	0
2031	0	0.0	86.6%	0	0.0%	$0.00	0
2032 & Thereafter	27,610	11.2	97.8%	379,638	8.2%	$13.75	1
Vacant	5,448	2.2	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	247,031	100.0%		$4,610,116	100.0%	$19.08	10

(1)	Based on the underwritten rent roll dated May 18, 2022.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $264,610 of contractual rent steps through May 1, 2023.

(3)	PEA, Inc. leases 6,129 SF with a lease expiration date of October 31, 2025 and another 3,656 SF with a lease expiration date of April 17, 2027.

The following table presents certain information relating to historical leasing at the Brighton Towne Square Property:

Historical Leased %(1)

12/31/2019	12/31/2020	12/31/2021	As of 5/18/2022(2)
99.0%	99.0%	99.0%	97.8%

(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Based on the underwritten rent roll dated May 18, 2022.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: BRIGHTON TOWNE SQUARE

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Brighton Towne Square Property:

Cash Flow Analysis

	2019	2020	2021	TTM 3/31/2022	Underwritten	Underwritten $ per SF
Base Rent	$4,327,797	$4,305,674	$4,443,300	$4,459,114	$4,345,506	$17.59
Contractual Rent Steps(1)	0	0	0	0	264,610	$1.07
Potential Income from Vacant Space	0	0	0	0	127,380	$0.52
Total Reimbursements	488,750	505,458	414,473	496,358	509,588	$2.06
Percentage Rent	0	0	0	4,978	0	$0.00
Other Income	12,120	14,620	3,820	1,320	1,320	$0.01
Gross Potential Rent	$4,828,666	$4,825,752	$4,861,593	$4,961,771	$5,248,404	$21.25
Vacancy & Credit Loss	0	0	0	0	(262,420)	($1.06)
Effective Gross Income	$4,828,666	$4,825,752	$4,861,593	$4,961,771	$4,985,983	$20.18

Real Estate Taxes	397,203	408,545	409,155	413,054	424,002	$1.72
Insurance	63,524	63,037	65,135	65,135	78,878	$0.32
Management Fee	144,860	144,773	145,848	148,853	149,580	$0.61
Other Operating Expenses	461,100	382,782	420,938	426,965	403,965	$1.64
Total Expenses	$1,066,688	$999,137	$1,041,076	$1,054,007	$1,056,424	$4.28

Net Operating Income	$3,761,979	$3,826,615	$3,820,518	$3,907,764	$3,929,559	$15.91
Replacement Reserves	0	0	0	0	49,406	$0.20
TI/LC	0	0	0	0	185,273	$0.75
Net Cash Flow	$3,761,979	$3,826,615	$3,820,518	$3,907,764	$3,694,880	$14.96

Occupancy(2)	99.0%	99.0%	99.0%	97.8%	95.0%
NOI Debt Yield	9.4%	9.6%	9.6%	9.8%	9.8%
NCF DSCR	1.57x	1.60x	1.60x	1.63x	1.54x

(1)	Contractual Rent Steps of $264,610 include increases through May 1, 2023.

(2)	Underwritten occupancy is based on the economic occupancy. TTM 3/31/2022 Occupancy reflects occupancy as of the underwritten rent roll dated May 18, 2022.

■	Appraisal. According to the appraisal, the Brighton Towne Square Property has an “as-is” appraised value of $65,400,000 as of April 14, 2022.

■	Environmental Matters. According to the Phase I environmental report, dated April 20, 2022, there are no recognized environmental conditions or recommendations for further action at the Brighton Towne Square Property.

■	Market Overview and Competition. The Brighton Towne Square Property is located within the Detroit-Warren-Dearborn, MI Metropolitan Statistical Area (the “MSA”) and is part of the Livingston County office submarket of the Detroit office market. As of 2021, total employment in the MSA was approximately 1,982,490 with an unemployment rate around 6.2%. Brighton is home to Brighton Health Center and Brighton Center for Specialty Care, serving as prominent sources of employment in the healthcare sector. Brighton’s industrial parks are home to RFM Incorporated, Eberspaecher and Unified Industries. Retail presence in Brighton consists of restaurants, big-box stores, lodging and locally owned businesses.

As of the first quarter of 2022, the overall Livingston County office submarket contained approximately 3.0 million SF of inventory, had a 4.5% vacancy rate and had an average asking rent of $22.78 per SF.

According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Brighton Towne Square Property was 1,596, 28,164 and 52,713, respectively. The 2021 median household income within a one-, three- and five-mile radius of the Brighton Towne Square Property was $62,595, $87,867, and $92,995, respectively.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: BRIGHTON TOWNE SQUARE

The following table displays six comparable retail leases for the Brighton Towne Square Property.

Summary of Comparable Retail Leases(1)

Property Name / Address	Tenant Name	Tenant Leased Space (SF)	Commenceent Date	Lease Term (months)	Base Rent Per SF
Brighton Towne Square 7927 Nemco Way Brighton, MI	Key Bank(2)	3,200(2)	December 2018	65	$68.62(2)
8712 West Grand River Avenue Howell, MI	Retail Tenant	1,588	May 2019	60	$23.00
3625 East Grand River Avenue Howell, MI	Mattress Firm	3,124	September 2021	120	$22.00
9580 Chilson Commons, Ste. 9547 Pinckney, MI	Retail Tenant	3,600	April 2021	120	$20.00
9829 Spencer Road, Ste. 100 Brighton, MI	MI Health Endowment	8,059	May 2021	120	$23.80
41401 Ford Road Canton, MI	Citizens Bank	3,759	July 2020	72	$38.23
20836 Pontiac Trail South Lyon, MI	The Learning Experience	10,000	November 2020	168	$26.36

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 18, 2022.

The following table displays five comparable junior anchor leases for the Brighton Towne Square Property.

Summary of Comparable Junior Anchor Leases(1)

Property Name / Address	Tenant Name	Tenant Leased Space (SF)	Commencement Date	Lease Term (months)	Base Rent Per SF
Brighton Towne Square 7927 Nemco Way Brighton, MI	Staples(2) Party City(2)	27,610(2) 10,400(2)	November 2022 February 2020	120 72	$13.75(2) $14.58(2)
2384 I-75BL Grayling, MI	Retail Tenant	9,000	May 2022	60	$10.00
4601 East Grand River Avenue Howell, MI	Tractor Supply Company	23,627	January 2021	180	$15.43
935 South Main Street Chelsea, MI	CVS	10,880	May 2019	240	$17.25
20111 Haggerty Road Northville, MI	Edge Fitness	38,751	February 2020	180	$15.00
305 North Marketplace Boulevard, Ste. 1 Lansing, MI	Petsmart	16,131	August 2020	60	$14.19

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 18, 2022.

The following table displays five comparable anchor leases for the Brighton Towne Square Property.

Summary of Comparable Anchor Leases(1)

Property Name / Address	Tenant Name	Tenant Leased Space (SF)	Commencement Date	Lease Term (months)	Base Rent Per SF
Brighton Towne Square 7927 Nemco Way Brighton, MI	Home Depot(2)	111,892(2)	February 2018	120	$11.00(2)
35000 Warren Road Westland, MI	Kohl’s Corporation	90,860	March 2018	180	$11.95
6150 Egan Drive Savage, MN	HyVee	97,310	December 2019	240	$13.81
1516 East Geneva Street Delavan, WI	Mills Fleet Farm	224,045	June 2019	240	$10.71
186 North Cleveland Massillon Road Akron, OH	Lowe’s	129,309	December 2018	156	$9.15
1801-1807 Lincolnway Valparaiso, IN	Charter Fitness	123,000	September 2021	120	$13.00

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 18, 2022.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: BRIGHTON TOWNE SQUARE

The following table displays six comparable medical office leases for the Brighton Towne Square Property.

Summary of Comparable Medical Office Leases(1)

Property Name / Address	Tenant Name	Tenant Leased Space (SF)	Commencement Date	Lease Term (months)	Base Rent Per SF
Brighton Towne Square 7927 Nemco Way Brighton, MI	UofM	41,500(2)	February 2017	99	$37.26(2)
301 West Washington Street Ann Arbor, MI	CLINC, Inc.	21,376	March 2020	204	$34.80
2715 Woodward Avenue, Ste. 201 Detroit, MI	Boston Consulting Group	29,000	January 2021	132	$27.00
43630 Hayes Road, Ste. 200 Clinton Township, MI	Henry Ford Health Systems	7,456	August 2021	120	$31.00
35046 Woodward Avenue, Ste. 100 & L-22 Birmingham, MI	Generations OB/GYN	11,277	May 2019	156	$32.24
309 East 11 Mile Royal Oak, MI	Beaumont Health	14,670	July 2020	120	$29.28
729 Michigan Avenue Jackson, MI	IEP Urgent Care	4,005	May 2021	120	$40.00

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 18, 2022.

The following table displays five comparable office leases for the Brighton Towne Square Property.

Summary of Comparable Office Leases(1)

Property Name / Address	Tenant Name	Tenant Leased Space (SF)	Commencement Date	Lease Term (months)	Base Rent Per SF
Brighton Towne Square 7927 Nemco Way Brighton, MI	Various	-	-	-	-
26200 Town Center Drive, Ste. 200 Novi, MI	Toll Brothers	6,160	April 2020	60	$21.50
2 Corporate Drive, Ste. 300 Southfield, MI	Office Tenant	16,288	February 2020	36	$21.75
30755 Montpelier Madison Heights, MI	State of Michigan DHHS	26,595	January 2022	120	$20.00
8273 Grand River Brighton, MI	Highland Mortgage	1,861	February 2019	60	$19.35
201 North Washington Square Lansing, MI	Auditor General	16,000	January 2021	120	$22.00

(1)	Source: Appraisal.

■	The Borrower. The borrower under the Brighton Towne Square Mortgage Loan is Nemco Holdings, LLC, a single-purpose Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Brighton Towne Square Mortgage Loan.

The sponsor and non-recourse carveout guarantor is Mark M. Murphy. Mark M. Murphy and his family developed the Brighton Towne Square Property. Mark M. Murphy has over 30 years of real estate experience.

■	Escrows. At origination of the Brighton Towne Square Mortgage Loan, the borrower deposited approximately (i) $177,191 into a real estate tax reserve, (ii) $26,293 into an insurance reserve and (iii) $13,750 into a deferred maintenance reserve.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $35,438).

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $6,573).

Replacement Reserve. The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $4,117.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: BRIGHTON TOWNE SQUARE

TI/LC Reserve. The borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to $20,650, subject to a cap of $750,000.

Major Tenant Renewal Reserve. In the event that either Major Tenant (as defined below) fails to extend the term of its lease for at least five years on or before the date that is 12 months prior to its lease expiration date (a “Major Tenant Renewal Event”), the borrower is required to deposit $150,000 into a Major Tenant Renewal Reserve to be used for re-tenanting the related Major Tenant space on each monthly payment date until the earlier of (i) 12 months from the occurrence of the Major Tenant Renewal Event and (ii) the date of a Major Tenant Renewal Event Cure (as defined below).

A “Major Tenant Renewal Event Cure” means the full execution and delivery of an approved five year lease extension by the related Major Tenant or an approved replacement lease, (y) a satisfactory estoppel from the Major Tenant or replacement tenant and (z) evidence that all tenant improvements and leasing commissions have been paid.

■	Lockbox and Cash Management. The Brighton Towne Square Mortgage Loan is structured with a springing lockbox and springing cash management. The borrower is required, upon the occurrence of a Sweep Event Period (as defined below), to deliver tenant direction letters to the tenants at the Brighton Towne Square Property, directing them to remit their rent checks directly to the lender-controlled lockbox (provided, that, if the borrower fails to do so, the lender may deliver the tenant direction letter delivered to lender at origination of the Brighton Towne Square Mortgage Loan). On the first occurrence of a Sweep Event Period, the borrower is required to cause revenue received by the borrower or any applicable property manager from the Brighton Towne Square Property to be deposited into such lockbox promptly upon receipt. All funds deposited into the lockbox are required to be transferred on a daily basis to or at the direction of the borrower unless a Sweep Event Period exists. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept on a daily basis to a cash management account under the control of the lender to be applied and disbursed in accordance with the Brighton Towne Square Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Brighton Towne Square Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Brighton Towne Square Mortgage Loan. Upon the cure of the applicable Sweep Event Period, so long as no other Sweep Event Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Brighton Towne Square Mortgage Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Sweep Event Period” means each period commencing upon (i)  the occurrence and continuance of an event of default under the Brighton Towne Square Mortgage Loan documents until cured, (ii) the debt service coverage ratio (as calculated under the Brighton Towne Square Mortgage Loan documents) being less than 1.15x, and concluding when the debt service coverage ratio (as calculated under the Brighton Towne Square Mortgage Loan documents), for the immediately preceding calendar quarter, is at least 1.20x for two consecutive calendar quarters and (iii) the occurrence of an Major Tenant Event Period (as defined below) until an Major Tenant Event Period Cure (as defined below).

A “Major Tenant” means Home Depot, UofM, their respective succors and assigns, and any replacement tenant that enters in a lease for all or any portion of the space currently leased to Home Depot or UofM.

A “Major Tenant Event Period” will occur if any Major Tenant (i) defaults under its lease, (ii) goes dark or otherwise ceases operations at the Brighton Towne Square Property, (iii) sublets 33.3% or more of its lease space, (iv) gives notice to vacate or vacates its leased space at theBrighton Towne Square Property, (v) gives notice to terminate or terminates its lease, and/or (vi) becomes a debtor in any bankruptcy or other insolvency proceeding.

A “Major Tenant Event Period Cure” means (a) with regard to clause (i) in the definition of Major Tenant Event Period, such Major Tenant cures the related default, (b) with regard to clause (ii) in the definition of Major Tenant Event Period, the resumption of such Major Tenant’s operations for at least one calendar quarter, (c) with regard to clause (iii) in the definition of Major Tenant Event Period, there has been a termination of each sublease of the applicable space and the applicable Major Tenant remains in possession of the required portion of its space, (d) with regard to clauses (iv) and (v) in the definition of Major Tenant Event Period, the written rescission of such Major

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: BRIGHTON TOWNE SQUARE

Tenant’s notice to vacate or terminate, (e) with regard to clause (vi) in the definition of Major Tenant Event Period, the affirmation by such Major Tenant of its lease and closure of its bankruptcy or insolvency case, and/or (f) (x) the full execution and delivery of an approved five-year lease extension or an approved replacement lease, (y) a satisfactory estoppel from the Major Tenant or replacement tenant and (z) evidence that all tenant improvements and leasing commissions have been paid.

■	Property Management. The Brighton Towne Square Property is currently managed by Argus Realty Group, LLC, pursuant to a management agreement. Under the Brighton Towne Square Mortgage Loan documents, the Brighton Towne Square Property is required to be managed by Argus Realty Group, LLC or any other management company reasonably approved by the lender and with respect to which a rating agency confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the Brighton Towne Square Mortgage Loan documents or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the Brighton Towne Square Mortgage Loan documents, (ii) if at any time the debt service coverage ratio falls below 1.05x (as calculated under the Brighton Towne Square Mortgage Loan documents), (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if at any time the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Ground Lease. None.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Secured Indebtedness. Not permitted.

■	Release of Collateral. After the first five months of the Brighton Towne Square Mortgage Loan term, the borrower may release (a “Release”) (A) that certain individual parcel containing the multi-tenant office building (the “Office Release Parcel”) and/or (B) that certain individual parcel containing the UofM building (the “UoM Release Parcel”; together with the Office Release Parcel, each a “Release Parcel”) as collateral for the Brighton Towne Square Mortgage Loan, provided the following conditions, among others, are satisfied: (i) no Sweep Event Period exists under the Brighton Towne Square Mortgage Loan documents and (ii) the borrower prepays an amount equal to the greatest of (a) 125% of the allocated loan amount for the Office Release Parcel and/or 135% of the allocated loan amount for the UofM Release Parcel, (b) the amount that would result in the LTV with respect to the Brighton Towne Square Property remaining after giving effect to the Release not exceeding 61.2%, (c) the amount that would result in the DSCR with respect to the Brighton Towne Square Property remaining after giving effect to the Release not less than 1.30x, or (d) the amount that would result in the debt yield with respect to the Brighton Towne Square Property remaining after giving effect to the Release not less than 9.8%, each as determined by the lender in its sole discretion.

■	Terrorism Insurance. The Brighton Towne Square Mortgage Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Brighton Towne Square Property, plus business interruption coverage in an amount equal to 100% of the projected gross income 18 months from the date the Brighton Towne Square Property is repaired/replace and operations are resumed, plus an extended period of 180 days from resumed operations or until income returns to level prior to loss. See “Risk Factors—Risks Relating to the Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 2550 m sTREET

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 2550 m sTREET

2550 M Street
2550 M Street Northwest
Washington, D.C. 20037
Gaithersburg
Rockville
White Oak
Sterling
Herndon
Reston
McLean
Bethesda
Silver Spring
Washington, D.C.
Tysons
Vienna
Chantilly
Arlington
Fairfax
Annandale
Centreville
Alexandria
Springfield
National Harbor
Pohick
Fort Hunt
GEORGETOWN
WEST END
FOGGY BOTTOM
THEODORE ROOSEVELT ISLAND
The Shops at Georgetown Park
The Washington Harbour
George Washington University
Georgetown Waterfront Park
Georgetown Channel
Washington Circle
Sheridan Circle
Theodore Roosevelt Island
M STREET
K STREET
L STREET
N STREET
O STREET
P STREET
S STREET
G STREET
H STREET
I STREET
PENNSYLVANIA AVENUE
VIRGINIA AVENUE
MASSACHUSETTS AVENUE
CONNECTICUT AVENUE
NEW HAMPSHIRE AVE
WISCONSIN AVE
ROCK CREEK AND POTOMAC PARKWAY
DUMBARTON STREET
WESTBROOKE PLACE
O STREET NW
20TH STREET
21ST STREET
22ND STREET
23RD STREET
25TH STREET
27TH STREET
28TH STREET
29TH STREET
30TH STREET
31ST STREET
THE WESTBRIDGE
FOUR SEASONS HOTEL
PARK HYATT
FAIRMONT HOTEL
THE RITZ-CARLTON
COLUMBIA RESIDENCES
EMBASSY SUITES
THE WATERGATE HOTEL
WATERGATE
DUMBARTON HOUSE
FRANCIS JHS
MAP © 2022 CARTIFACT
DATA © OSM CONTRIBUTORS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 2550 m sTREET

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City / State)	Washington / District of Columbia	Cut-off Date Balance(2)	$40,000,000
Property Type	Office	Cut-off Date Balance per SF(1)	$419.16
Size (SF)	207,081	Percentage of Initial Pool Balance	6.3%
Total Occupancy as of 6/6/2022	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/6/2022	100.0%	Type of Security	Leasehold
Year Built / Latest Renovation	1978 / 2015	Mortgage Rate	4.60000%
Appraised Value	$132,500,000	Original Term to Maturity (Months)	120
Appraisal Date	10/27/2021	Original Amortization Term (Months)	NAP
Borrower Sponsors	Jayaprasad Vejendla and Rohit Kumar	Original Interest Only Period (Months)	120
Property Management	G&E Real Estate Management Services, Inc.	First Payment Date	5/6/2022
Maturity Date	4/6/2032

Underwritten Revenues	$15,195,761
Underwritten Expenses	$7,565,364	Escrows(3)
Underwritten Net Operating Income (NOI)	$7,630,397	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,574,486	Taxes	$248,086	$248,086
Cut-off Date LTV Ratio(1)	65.5%	Insurance	$0	Springing
Maturity Date LTV Ratio(1)	65.5%	Replacement Reserve	$0	$4,580
DSCR Based on Underwritten NOI / NCF(1)	1.88x / 1.87x	TI / LC(4)	$5,150,000	$0
Debt Yield Based on Underwritten NOI / NCF(1)	8.8% / 8.7%	Other(5)	$145,104	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$86,800,000	62.1%	Purchase Price	$132,250,000	94.7%
Sponsor Equity	50,875,250	36.4	Upfront Reserves(4)	5,543,190	4.0
Other Sources(4)	2,000,000	1.4	Closing Costs	1,882,060	1.3
Total Sources	$139,675,250	100.0%	Total Uses	$139,675,250	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the 2550 M Street Whole Loan (as defined below).

(2)	The 2550 M Street Mortgage Loan (as defined below) is part of the 2550 M Street Whole Loan which is comprised of two pari passu promissory notes with an aggregate original balance of $86,800,000.

(3)	See “—Escrows” section below.

(4)	The Upfront TI / LC reserve is satisfied in part by (x) $3,150,000 which has been deposited with the lender, and (y) the remaining $2,000,000 of which was deemed satisfied as a result of borrower delivering to lender the Existing Tenant Letter of Credit (as defined below). See “—Escrows” below for further details.

(5)	Upfront Other reserves is a $145,104 ground rent reserve.

▀	The Mortgage Loan. The mortgage loan (the “2550 M Street Mortgage Loan”) is part of a whole loan (the “2550 M Street Whole Loan”) consisting of two pari passu promissory notes in the aggregate outstanding principal balance of $86,800,000 and is secured by a first mortgage encumbering the borrower’s leasehold interest in a 207,081 SF office property located in Washington D.C. (the “2550 M Street Property”). The 2550 M Street Mortgage Loan, evidenced by the non-controlling Note A-2, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents approximately 6.3% of the Initial Pool Balance. The controlling Note A-1 had an original principal balance and has an outstanding balance as of the Cut-off Date of $46,800,000. The 2550 M Street Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on March 31, 2022. The 2550 M Street Whole Loan has an interest rate of 4.60000% per annum. The proceeds of the 2550 M Street Mortgage Loan were used to fund the acquisition of the 2550 M Street Property, fund upfront reserves and pay origination costs.

The 2550 M Street Whole Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The 2550 M Street Whole Loan requires payments of interest only for the entire term of the 2550 M Street Whole Loan. The stated maturity date of the 2550 M Street Whole Loan is the payment date in April 2032. Voluntary prepayment of the 2550 M Street Whole Loan in whole (but not in part) is prohibited prior to the due date occurring in January 2032. Defeasance of the 2550 M Street Whole Loan in whole (but not in part) is permitted at any time after the second anniversary of the date on which the entire 2550 M Street Whole Loan has been securitized.

The table below summarizes the promissory notes that comprise the 2550 M Street Whole Loan. The relationship between the holders of the 2550 M Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$46,800,000	$46,800,000	Benchmark 2022-B35	Yes
A-2	40,000,000	40,000,000	CGCMT 2022-GC48	No
Whole Loan	$86,800,000	$86,800,000

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 2550 m sTREET

▀	The Mortgaged Property. The 2550 M Street Property is a 207,081 SF nine story single tenant office building situated on a 0.75-acre site in the Northwest quadrant of Washington D.C. The 2550 M Street Property was built in 1978 and renovated in 2015. The 2550 M Street Property possesses 120 parking spaces, with a parking ratio of 0.58 spaces per 1,000 SF. The 2550 M Street Property is currently 100.0% occupied by a single tenant, Squire Patton Boggs (US) LLP. The 2550 M Street Property is LEED Gold Certified (O + M) since 2012 and includes a cafe for the employees. The 2550 M Street Property is situated between the neighborhoods of Georgetown and Dupont Circle with close proximity to the National Mall. The 2550 M Street Property underwent renovations totalling approximately $23.6 million from 2013-2015.

The sole tenant, Squire Patton Boggs (US) LLP occupies 207,081 SF (100.0% of the NRA, 98.9% of the UW Base Rent) with a lease expiration of April 30, 2032. Squire Patton Boggs (US) LLP is an international law firm with 45 offices in 20 countries. Squire Patton Boggs (US) LLP signed a 220 month lease renewal in 2012 for the entire 2550 M Street Property with no option to terminate.

▀	COVID-19 Update. As of May 6, 2022, the 2550 M Street Property is open and operational. The sole tenant did not receive rent abatements due to the COVID-19 pandemic. As of May 6, 2022, the 2550 M Street Property is not subject to any modifications or forbearance requests. The first payment date of the 2550 M Street Mortgage Loan was May 6, 2022. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The following table presents certain information relating to the sole tenant at the 2550 M Street Property:

Sole Tenant Based on Underwritten Based Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options

Squire Patton Boggs (US) LLP	NR/NR/NR	207,081	100.0%	$9,718,258	98.9%	$46.93	4/30/2032	1, 5-year option
Total Occupied		207,081	100.0%	$9,718,258	98.9%	$46.93
Remaining Tenants(4)		0	0.0	104,995	1.1	0.00
Vacant		0	0.0	0	0.0	0.00
Total		207,081	100.0%	$9,823,253	100.0%	$47.44

(1)	Based on the underwritten rent roll dated June 6, 2022.

(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF include contractual rent steps of $240,649 that include increases for Squire Patton Boggs (US) LLP, T-Mobile Northeast LLC and Nextel Communications of the Mid-Atlantic, Inc. occurring through January 2023.

(4)	Includes UW Base Rent attributable to two antenna tenants, T-Mobile Northeast LLC and Nextel Communications of the Mid-Atlantic, Inc., and The Westbridge Condominium Association Inc.

The following table presents certain information relating to the lease rollover schedule at 2550 M Street Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases

MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024(3)	0	0.0	0.0%	26,671	0.3	$0.00	1
2025(3)	0	0.0	0.0%	73,890	0.8	$0.00	1
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031	0	0.0	0.0%	0	0.0	$0.00	0
2032 & Thereafter	207,081	100.0	100.0%	9,722,692	99.0	$46.95	2
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	207,081	100.0%		$9,823,253	100.0%	$47.44	4

(1)	Based on the underwritten rent roll dated June 6, 2022.

(2)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF include contractual rent steps of $240,649 that include increases for Squire Patton Boggs (US) LLP, T-Mobile Northeast LLC and Nextel Communications of the Mid-Atlantic, Inc. occurring through January 2023.

(3)	Includes UW Base Rent attributable to two antenna tenants, T-Mobile Northeast LLC and Nextel Communications of the Mid-Atlantic, Inc., and The Westbridge Condominium Association Inc.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 2550 m sTREET

The following table presents certain information relating to historical leasing at the 2550 M Street Property:

Historical Leased %(1)

12/31/2019	12/31/2020	12/31/2021	As of 6/6/2022(2)
100.0%	100.0%	100.0%	100.0%

(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Based on the underwritten rent roll dated June 6, 2022.

▀	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 2550 M Street Property:

Cash Flow Analysis

	2019	2020	2021	Underwritten	Underwritten $ per SF
Base Rent	$8,873,067	$9,096,907	$9,324,969	$9,582,603	$46.27
Contractual Rent Steps(1)	0	0	0	240,649	$1.16
Total Reimbursements	6,036,254	6,058,901	5,997,835	5,676,880	$27.41
Other Income(2)	559,717	567,141	564,950	470,635	$2.27
Gross Potential Rent	$15,469,038	$15,722,949	$15,887,754	$15,970,768	$77.12
Vacancy & Credit Loss	0	0	0	(775,007)	($3.74)
Effective Gross Income	$15,469,038	$15,722,949	$15,887,754	$15,195,761	$73.38

Real Estate Taxes	2,969,178	2,967,057	2,953,674	2,835,123	$13.69
Insurance	33,037	56,471	65,633	98,918	$0.48
Management Fee	464,071	471,688	476,633	455,873	$2.20
Other Operating Expenses	2,467,457	1,913,043	1,955,258	2,286,967	$11.04
Ground Rent	0	0	0	1,888,484	$9.12
Total Expenses	$5,933,743	$5,408,260	$5,451,197	$7,565,364	$36.53

Net Operating Income	$9,535,295	$10,314,689	$10,436,557	$7,630,397	$36.85
Replacement Reserves	0	0	0	55,912	$0.27
TI / LC	0	0	0	0	$0.00
Net Cash Flow	$9,535,295	$10,314,689	$10,436,557	$7,574,486	$36.58

Occupancy(3)	100.0%	100.0%	100.0%	95.0%
NOI Debt Yield (4)	11.0%	11.9%	12.0%	8.8%
NCF DSCR (4)	2.36x	2.55x	2.58x	1.87x

(1)	Contractual rent steps of $240,649 include increases for Squire Patton Boggs (US) LLP, T-Mobile Northeast LLC and Nextel Communications of the Mid-Atlantic, Inc. occurring through January 2023.

(2)	Other Income includes items such as parking income, HVAC after-hours income, and miscellaneous operating income.

(3)	Underwritten occupancy is based on the economic occupancy.

(4)	Calculated based on the 2550 M Street Whole Loan.

▀	Appraisal. According to the appraisal, the 2550 M Street Property has an “as is” appraised value of $132,500,000 as of October 27, 2021.

▀	Environmental Matters. According to the Phase I environmental report, dated November 8, 2021, there are no recognized environmental conditions or recommendations for further action at the 2550 M Street Property.

▀	Market Overview and Competition. 2550 M Street Property is located in Washington D.C. within the Washington-Arlington-Alexandria, DC-VA-MD Metropolitan Statistical Area (the “MSA”) and is part of the West End submarket of the District of Columbia. As of October 2021, total employment in the MSA was approximately 3,312,981 with an unemployment rate around 4.9%. The leading industries in the MSA are Professional/Scientific/Tech Services, Public Administration and Health Care. The MSA is expected to benefit from the opening of the Amazon HQ2 in Crystal City, Virginia. The Amazon HQ2 is expected to be completed in 2023 and is projected to bring approximately 25,000 new jobs to the area. The 2550 M Street Property benefits from its proximity to the central business district located east of the 2550 M Street Property as well as Constitution Avenue and the National Mall to the south. The 2550 M Street Property can be accessed by Interstate 66, which connects the West End submarket to Northern Virginia. The 2550 M Street property is also located close by to the Ronald Reagan National Airport.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 2550 m sTREET

As of the second quarter of 2021, the overall West End office submarket contained approximately 2.9 million SF of inventory, had a 21.3% vacancy rate and had an average asking rent of $54.94 per SF.

According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the 2550 M Street Property was 45,699, 376,685 and 808,987, respectively. The 2021 median household income within a one-, three- and five-mile radius of the 2550 M Street Property was $114,615, $113,985, and $109,820, respectively.

The following table displays four comparable office properties for the 2550 M Street Property:

Summary of Comparable Leases(1)

Property Name	Tenant Name	Tenant Leased Space (SF)	Lease Sign Date	Lease Term (months)	Base Rent Per SF
2550 M Street	Squire Patton Boggs (US) LLP	207,081(2)	January 2014(2)	220(2)	$46.93(2)
2000 K Street NW	Stradley Ronon	20,283	May 2021	126	$48.00
2100 L Street NW	Morrison Foerster (Flrs. 7-10)	80,000	January 2021	192	$58.50
1901 L Street NW	Axen, Veltrop	33,871	December 2020	180	$52.00
1900 N Street NW	Goodwin Procter (Flrs, 10-12)	80,329	June 2019	180	$59.00

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated June 6, 2022.

▀	The Borrower. The borrower under the 2550 M Street Mortgage Loan is M Street West End DC LLC, a newly formed single-purpose Delaware limited liability company, which 100% owned by M Street West End DC LP, a Delaware limited partnership, which is 65% owned by QI M Street LLC, a Delaware limited liability company and 35.0% owned by Nome M Street LLC, a Delaware limited liability company. Counsel to the borrower delivered a non-consolidation opinion in connection with the origination the 2550 M Street Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Jayaprasad Vejendla and Rohit Kumar. Both Jayaprasad Vejendla and Rohit Kumar are principals of Nome Capital Partners LLC, a California limited liability company, based in San Francisco. The real estate investment company was founded in 2014 by Mr. Kumar. The firm invests in and manages income generating commercial real estate, with a current portfolio totaling approximately $762 million.

▀	Escrows. At origination of the 2550 M Street Whole Loan, the borrower deposited approximately (i) $248,086 into a real estate tax reserve account, (ii) $145,104 into a ground rent reserve account, and (iii) $3,150,000 into a tenant improvement and leasing commissions reserve account, provided the lender may require the borrower to deposit an additional $2,000,000 into such reserve within two business days of written notice from lender (for a total required deposit of $5,150,000) in the event for any reason lender is unable to draw on an existing $2,000,000 tenant letter of credit from the tenant under the Specified Tenant Lease (as defined below) delivered by such tenant to borrower, and deposited by borrower with the lender under the 2550 M Street Whole Loan (the “Existing Tenant Letter of Credit”), upon an event of default under 2550 M Street Whole Loan documents, regardless of whether the lender’s inability to draw upon the Existing Tenant Letter of Credit is due to a refusal or undue delay by the issuing bank, any termination, cancellation, or other unavailability of the Existing Tenant Letter of Credit, the absence of the right to draw such Existing Tenant Letter of Credit pursuant to the terms and conditions of the Specified Tenant Lease, or for any other reason whatsoever.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve at any time the Tax Account Waiver Conditions (as defined below) are not satisfied, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $248,086). “Tax Account Waiver Conditions” means that each of the following conditions are satisfied: (i) no Trigger Period (as defined below) has occurred and is continuing, (ii) Specified Tenant (as defined below) is obligated to pay all taxes directly to the applicable governmental authority pursuant to the Specified Tenant Lease, and (iii) Specified Tenant continues to make such payments of taxes and the lender receives evidence of such payment by no later than the dates required under the 2550 M Street Whole Loan documents.

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 2550 M Street Whole Loan documents.

Replacement Reserve. The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $4,580.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 2550 m sTREET

▀	Lockbox and Cash Management. The 2550 M Street Whole Loan is structured with a springing lockbox and springing cash management. The borrower is required, upon the occurrence of a Trigger Period, to deliver a tenant direction letter to the existing tenant at the 2550 M Street Property, directing it to remit its rent checks directly to the lender-controlled lockbox (provided, that, if the borrower fails to do so, the lender may deliver the tenant direction letter delivered to lender at origination of the 2550 M Street Whole Loan). On the first occurrence of a Trigger Period, the borrower is required to cause revenue received by the borrower or any applicable property manager from the 2550 M Street property to be deposited into such lockbox promptly upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 2550 M Street Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 2550 M Street Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 2550 M Street Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 2550 M Street Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest to occur of (i) an event of default, (ii) the debt yield falling below 7.25%, and (iii) the occurrence of a Specified Tenant Trigger Period; and (B) expiring upon (a) with regard to any Trigger Period commenced in connection with clause (i), the cure (if applicable) of such event of default, (b) with regard to any Trigger Period commenced in connection with clause (ii), the debt yield remains equal to or greater than 7.50% for two consecutive calendar quarters, and (c) with regard to any Trigger Period commenced in connection with clause (iii) a Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in material non-monetary default under its lease beyond all applicable notice and grace periods, (ii) Specified Tenant failing to be in actual, physical possession of its Specified Tenant Space (as defined below) (or applicable portion thereof), failing to be open for business during customary hours and/or “going dark” in its Specified Tenant Space (or applicable portion thereof), (iii) Specified Tenant giving notice that it is terminating its lease for all of its Specified Tenant Space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant Lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant Lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any Specified Tenant, and (vi) the occurrence of a Renewal Trigger (as defined below); and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which such evidence will include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to Lender, unless the applicable Specified Tenant refuses to deliver the such an estoppel certificate and Borrower has used commercially reasonable efforts to require delivery of thereof) of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) (x) with respect to the Specified Tenant Space demised to the initial Specified Tenant on the Closing Date, (A) borrower leasing 60% of such Specified Tenant Space in accordance with the applicable terms and conditions of the 2550 M Street Whole Loan documents, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease and (B) the debt yield is equal to or greater than 8.50% for two consecutive calendar quarters, and (y) with respect to the Specified Tenant Space demised to any other Specified Tenant, the borrower leasing the entire Specified Tenant Space (or applicable portion thereof) in accordance with the applicable terms and conditions of the 2550 M Street Whole Loan documents, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease. Notwithstanding the foregoing, in the event that the only Specified Tenant Trigger Period to exist is due to the occurrence of a Renewal Trigger, then no Specified Tenant Trigger Period will be deemed to exist for so long as borrower deposits the Renewal Trigger Monthly Deposit Amount.

“Specified Tenant Cure Conditions” means (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant Lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant Space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant Space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iv) in the event the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 2550 m sTREET

Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant Lease in accordance with clause (vi) of the definition of “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Lease in accordance with the terms hereof and thereof for the applicable Specified Tenant Renewal Term (as defined below), (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant Lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease.

A “Specified Tenant” means (i) Square Patton Boggs (US) LLP and (ii) any other lessee(s) of 25% or more of the initial Specified Tenant Space as of origination of the 2550 M Street Whole Loan and any guarantor(s) of the applicable related Specified Tenant lease.

A “Specified Tenant Renewal Term” means five years.

A “Specified Tenant Space” means that portion of the 2550 M Street Property demised to a Specified Tenant pursuant to the Specified Tenant Lease.

A “Specified Tenant Lease” means collectively and/or individually (as the context requires), each lease at the 2550 M Street Property with a Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder).

A “Renewal Trigger” means either (i) at any time between 36 and 24 months prior to the expiration of the then applicable term of the applicable Specified Tenant Lease, Specified Tenant gives notice of its intent to not extend or renew the applicable Specified Tenant Lease or (ii) Specified Tenant failing to extend or renew the applicable Specified Tenant Lease on or prior to the date occurring 24 months prior to the expiration of the then applicable term of the applicable Specified Tenant Lease in accordance with the applicable terms and conditions thereof.

A “Renewal Trigger Monthly Deposit Amount” means (i) for the period commencing on May 1, 2029, and continuing through (and including) April 30, 2030, $601,772.07, (ii) for the period commencing on May 1, 2030, and continuing through (and including) April 30, 2031, $623,770.94, and (iii) for the period commencing on May 1, 2031, and continuing through (and including) the stated maturity date, $646,336.05.

▀	Property Management. The 2550 M Street Property is managed by G&E Real Estate Management Services, Inc., a Delaware corporation, doing business as Newmark Knight Frank.

▀	Ground Lease. The 2550 M Street Property is subject to a ground lease between Georgetown Income Partners LLC, as landlord and M Street West End DC LLC, as tenant. The ground lease is set to expire in March 2121. The fixed annual rent payable by the tenant is paid monthly and is currently $1,700,000.04 per annum. The ground lease was established in connection with acquisition of the 2550 M Street Property between the borrower and the seller. The rent under the ground lease is subject to fixed increases for the first six years, 2.0% increases in years seven through 15, and increases by the greater of (a) CPI or (b) 2.0% thereafter.

▀	Current Mezzanine or Subordinate Indebtedness. None.

▀	Permitted Future Mezzanine or Subordinate Indebtedness. Not Permitted.

▀	Release of Collateral. Not Permitted.

▀	Terrorism Insurance. The 2550 M Street Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 2550 M Street Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the 2550 M Street Property until the completion of restoration or the expiration of 24 months, with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: BELL WORKS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: BELL WORKS

Bell Works
101 Crawfords Corner Road
Holmdel, NJ 07733
Raritan Bay
South Amboy
N.Y. City 40 miles
MIDDLESEX COUNTY
MONMOUTH COUNTY
Cheesequake State Park
Old Bridge
Cliffwood Plaza
Keyport
Union Beach
Hazlet
Burrowes Mansion Museum
Aberdeen/Matawan
Matawan
Aberdeen Town Square
Lloyd Plaza
Veterans Park
Holmdel Towne Center
NORTH JERSEY COAST LINE NJ TRANSIT
Garden State Pkwy
PNC Bank Arts Center
AT&T Labs
Middletown Plaza
Tindall Park
Kings Hwy
Middletown
Ticetown Rd
Texas Rd
Line Rd
Union Ave
Main St
Holmdel Park
Crawfords Corner Rd
Middletown-Lincroft Rd
Normandy Rd
Navesink Country Club
Navesink River
Fairview
Nutswamp Rd
Fair Haven
Red Bank
Marlboro
Holmdel
Vonage
Newman Springs Rd
Front St
Lincroft
Cross Farm Park
Monmouth Museum
Thompson Park
Lincroft Park
Brookdale Community College
The Grove at Shrewsbury
Shrewsbury
Little Silver
NJ TRANSIT
Sycamore Rd
Shrewsbury Plaza
Tinton Falls Plaza
Wyncrest Rd
Big Brook Park
Boundary Rd
Crine Rd
Bella Vista CC
Ryan St
The Colts Neck GC
Colts Neck
Dorbrook Park
Due Process Stables GC
Sun Eagles Golf Club
Tinton Falls
Eatontown
Monmouth Mall
Pebble Creek Golf Club
Durand Park
East Freehold
Hominy Hill Golf Course
Freehold
Earle US Naval Weapons Station
Asbury Ave
Shafto Rd
West Park Ave
Deal Rd
Green Grove Rd
Halls Mill Rd
Five Points Rd
West Freehold
Wanamassa
Seaview Square
35
34
36
516
3
79
18
537
33
East Stroudsburg
Newton
Kinnelon
Wayne
Paramus
Yonkers
Paterson
Hopatcong
Fort Lee
Passaic
Dover
Morristown
Washington
Newark
NEW JERSEY
Easton
Phillipsburg
Jersey City
NEW YORK
Elizabeth
Bethlehem
Allentown
Plainfield
Martinsville
Edison
Flemington
New Brunswick
East Brunswick
PENN.
Lambertville
Princeton
Old Bridge
Holmdel
Middletown
Eatontown
Asbury Park
Plainsboro
Doylestown
Trenton
Freehold
Lansdale
Levittown
Lakewood
King of Prussia
New Egypt
Toms River
Atlantic Ocean
Malvern
PHILADELPHIA
Camden
Browns Mills
Beachwood
Springdale
Lindenwold

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: BELL WORKS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Sellers(2)	CREFI, BMO
Location (City / State)	Holmdel, New Jersey	Cut-off Date Balance(2)	$40,000,000
Property Type	Office	Cut-off Date Balance per SF(1)	$153.12
Size (SF)	1,371,470	Percentage of Initial Pool Balance	6.3%
Total Occupancy as of 2/1/2022	90.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/1/2022	90.5%	Type of Security	Fee
Year Built / Latest Renovation	1962, 1964, 1982 / 2017	Mortgage Rate	5.11000%
Appraised Value	$335,200,000	Original Term to Maturity (Months)	120
Appraisal Date	1/31/2022	Original Amortization Term (Months)	NAP
Borrower Sponsors	Ralph Zucker and Jozef Straus	Original Interest Only Period (Months)	120
Property Management	Somerset Holmdel, LLC	First Payment Date	6/6/2022
Maturity Date	5/6/2032

Underwritten Revenues	$37,490,628
Underwritten Expenses	$17,715,360	Escrows (3)
Underwritten Net Operating Income (NOI)	$19,775,267	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$18,261,235	Taxes	$617,834	$308,917
Cut-off Date LTV Ratio(1)	62.6%	Insurance	$0	Springing
Maturity Date LTV Ratio(1)	62.6%	Replacement Reserve	$0	$24,583
DSCR Based on Underwritten NOI / NCF(1)	1.82x / 1.68x	TI / LC(4)	$8,500,000	Springing
Debt Yield Based on Underwritten NOI / NCF(1)	9.4% / 8.7%	Other(5)	$6,778,984	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$210,000,000	100.0%	Loan Payoff	$170,604,822	81.2%
			Return of Equity	20,132,200	9.6
			Upfront Reserves	15,896,818	7.6
			Closing Costs	3,366,160	1.6
Total Sources	$210,000,000	100.0%	Total Uses	$210,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Bell Works Whole Loan (as defined below).

(2)	The Bell Works Mortgage Loan (as defined below) is part of the Bell Works Whole Loan, which is comprised of 12 pari passu promissory notes with an aggregate original balance of $210,000,000. The Bell Works Whole Loan was co-originated by Citi Real Estate Funding, Inc. (“CREFI”), Bank of Montreal (“BMO”) and Barclays Capital Real Estate Inc. (“BCREI”).

(3)	See “—Escrows” below.

(4)	TI / LC reserve is subject to a cap equal to $8,500,000. See “—Escrows” below.

(5)	Other reserves include an upfront outstanding obligations reserve of $6,778,984 and a springing ongoing put price reserve. See “—Escrows” below.

▀	The Mortgage Loan. The Bell Works mortgage loan (the “Bell Works Mortgage Loan”) is part of a whole loan (the “Bell Works Whole Loan”) secured by the borrower’s fee interest in a 1,371,470 SF office property located in Holmdel, New Jersey (the “Bell Works Property”). The Bell Works Whole Loan is comprised of 12 pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $210,000,000. The Bell Works Mortgage Loan is evidenced by non-controlling Notes A-2-1 and A-4 with an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents approximately 6.3% of the Initial Pool Balance.

The Bell Works Whole Loan was co-originated on April 8, 2022 by CREFI, BMO and BCREI and accrues interest at a fixed rate of 5.11000% per annum. The Bell Works Whole Loan has an initial term of 120 months, a remaining term of 119 months and is interest-only for the full term. The scheduled maturity date of the Bell Works Whole Loan is the due date that occurs in May 2032. The proceeds of the Bell Works Whole Loan were used to refinance the Bell Works Property, pay origination costs, fund upfront reserves and return equity to the borrower sponsor.

Voluntary prepayment of the Bell Works Whole Loan is prohibited prior to the due date occurring in March 2032. Defeasance of the Bell Works Whole Loan in whole (but not in part) is permitted at any time after the earlier of (i) April 8, 2026 and (ii) the second anniversary of the closing date of the securitization that includes the last note of the Bell Works Whole Loan to be securitized.

The table below summarizes the promissory notes that comprise the Bell Works Whole Loan. The relationship between the holders of the Bell Works Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2022-B35	Yes
A-2-1, A-4	40,000,000	40,000,000	CGCMT 2022-GC48	No
A-2-2, A-3	30,000,000	30,000,000	CREFI(1)	No
A-5, A-6, A-7, A-8	50,000,000	50,000,000	BMO(1)	No
A-9, A-10, A-11	40,000,000	40,000,000	BCREI(1)	No
Whole Loan	$210,000,000	$210,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: BELL WORKS

▀	The Mortgaged Property. The collateral for the Bell Works Whole Loan is a five-story Class A suburban office building located in Holmdel, New Jersey totaling 1,371,470 SF. The Bell Works Property was built in phases in 1962, 1964, and 1982 and recently renovated in 2017. The Bell Works Property is comprised of office and ground floor retail spaces and features a multi-story glass auditorium in the center of the Bell Works Property. The Bell Works Property also features a 360-seat auditorium, banquet room, roof deck, daycare and fitness center. Onsite parking is provided at the Bell Works Property by 4,263 surface parking spaces, resulting in a parking ratio of approximately 3.1 spaces per 1,000 SF. As of February 1, 2022, the Bell Works Property was 90.5% occupied by 108 tenants with the largest tenant accounting for 24.2% of NRA and no other tenant accounting for greater than 6.7% of NRA.

The largest tenant based on underwritten base rent is iCIMS, Inc. (“iCIMS”) (331,378 SF: 24.2% of NRA: 25.1% of UW Base Rent). iCIMS is a software company that specializes in talent acquisition and is headquartered at the Bell Works Property. iCIMS has approximately 4,000 clients, including 40 Fortune 100 companies, and has 2.4 million global platform users. iCIMS talent cloud platform offers employers a single comprehensive talent recruitment platform that connects employers’ human resource and recruitment solutions. iCIMS has been in occupancy at the Bell Works Property since December 2017 with an original lease for 186,602 SF and has expanded its space at the Bell Works Property by an additional 72,388 SF in both August 2019 and February 2021. iCIMS current lease expires in November 2032 and has one, two-year extension option followed by two, five-year extension options. iCIMS is currently “dark” in approximately 75,000 SF of its demised premises. The Bell Works Whole Loan documents provide that iCIMS will not be deemed to be dark with respect to such space to the extent that (w) iCIMS has not alleged in writing any default by the borrower with respect to such space (including, without limitation, any failure to perform any landlord work and/or to pay any tenant allowance), (x) iCIMS has paid and continues to pay full unabated rent with respect to the entire demised premises, (y) iCIMS has not requested in writing any reduction in rent with respect to such space, and (z) iCIMS continues to occupy, and be open for business in, the balance of its demised premises.

The second largest tenant based on underwritten base rent is Guardian Life Insurance Company of America (“Guardian”) (91,319 SF: 6.7% of NRA: 8.9% of UW Base Rent). Guardian was founded in 1860 in New York City, where it is still headquartered.  Guardian is one of the largest mutual life insurance companies in the United States with $9.3 billion in capital and $1.7 billion in operating income. Guardian serves approximately 29 million people through life insurance products, dental, accident, and disability insurance as well as individual retirement account programs and 401k products. Guardian currently employs approximately 9,000 individuals and has a network of over 2,500 financial representatives.  Guardian’s lease at the Bell Works Property commenced in January 2018 and expires in December 2032 followed by three, five-year extension options.

The third largest tenant based on underwritten base rent is Jersey Central Power & Light Company (“JCP&L”)(69,870 SF: 5.1% of NRA: 5.8% of UW Base Rent). JCP&L is an electrical utility company servicing approximately 1.1 million customers in central and northern New Jersey and is a subsidiary of FirstEnergy Corporation. JCP&L has been a tenant at the Bell Works Property since May 2017 and has a current lease term though December 2027 followed by two, five-year extension options.

▀	COVID-19 Update. As of May 6, 2022, the Bell Works Property was open and operational. As of May 6, 2022, no tenants are receiving any rent deferrals or abatements due to the COVID-19 Pandemic. As of May 6, 2022, the Bell Works Whole Loan is not subject to any modifications or forbearance requests. The first payment date of the Bell Works Whole Loan is June 6, 2022. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: BELL WORKS

The following table presents certain information relating to the tenants at the Bell Works Property.

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch / MIS / S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
iCIMS, Inc.	NR/NR/NR	331,378	24.2%	$8,271,612	25.1%	$24.96	11/30/2032	Various(4)
Guardian Life Insurance Company of America	NR/NR/AA+	91,319	6.7	2,922,027	8.9	$32.00	12/31/2032	3, 5-year options
Jersey Central Power & Light Company	BBB/A3/BBB	69,870	5.1	1,921,789	5.8	$27.51	12/31/2027	2, 5-year options
WorkWave LLC	NR/NR/NR	71,667	5.2	1,899,176	5.8	$26.50	5/27/2029	2, 5-year options
International Flavors & Fragrances, L.P.	BBB/Baa3/BBB	60,104	4.4	1,844,047	5.6	$30.68	9/30/2033	2, 5-year options
Cisco Systems	NR/A1/AA-	49,998	3.6	1,312,182	4.0	$26.24	12/31/2023	2, 5-year options
Santander Bank, N.A.	NR/A2/A+	38,954	2.8	1,207,574	3.7	$31.00	4/30/2028	2, 5-year options
Central Reach	NR/NR/NR	26,615	1.9	958,140	2.9	$36.00	10/31/2032	2, 5-year options
Vonage	NR/NR/NR	25,517	1.9	854,820	2.6	$33.50	4/30/2027	2, 2-year options
Spirent Communications(5)	NR/NR/NR	34,389	2.5	821,563	2.5	$23.89	2/28/2030	NAP
Largest Tenants		799,811	58.3%	$22,012,929	66.7%	$27.52
Remaining Tenants		440,996	32.2	10,990,333	33.3	$24.92
Total Occupied		1,240,807	90.5%	$33,003,261	100.0%	$26.60
Vacant Space		130,663	9.5	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants		1,371,470	100.0%	$33,003,261	100.0%	$26.60

(1)	Based on the underwritten rent roll dated February 1, 2022.

(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent figures are inclusive of contractual rent steps.

(4)	iCIMS, Inc. has one, two-year extension option followed by two, five-year extension options.

(5)	Spirent Communications has a one-time right to terminate its lease in its entirety or in part as of February 28, 2027, with nine months’ notice and payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the Bell Works Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	1,662	0.1%	0.1%	$0	0.0%	$0.00	2
2022	42,134	3.1	3.2%	1,218,576	3.7	$28.92	18
2023	78,933	5.8	8.9%	2,394,956	7.3	$30.34	15
2024	23,561	1.7	10.7%	865,476	2.6	$36.73	12
2025	44,562	3.2	13.9%	1,316,138	4.0	$29.53	8
2026	41,427	3.0	16.9%	1,309,163	4.0	$31.60	10
2027	99,957	7.3	24.2%	2,923,188	8.9	$29.24	6
2028	87,830	6.4	30.6%	2,353,695	7.1	$26.80	6
2029	146,993	10.7	41.3%	4,008,535	12.1	$27.27	14
2030	118,084	8.6	50.0%	2,571,170	7.8	$21.77	10
2031	0	0.0	50.0%	0	0.0	$0.00	0
2032	470,976	34.3	84.3%	12,198,319	37.0	$25.90	5
2033 & Thereafter	84,688	6.2	90.5%	1,844,047	5.6	$21.77	3
Vacant	130,663	9.5	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,371,470	100.0%		$33,003,261	100.0%	$26.60	109

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.

(2)	Based on the underwritten rent roll dated February 1, 2022.

(3)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF are inclusive of rent steps.

The following table presents certain information relating to historical leasing at the Bell Works Property:

Historical Leased %(1)

2020	2021	As of 2/1/2022(2)
65.9%	76.6%	90.5%

(1)	As of December 31 unless specified otherwise.

(2)	Based on the underwritten rent roll dated February 1, 2022.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: BELL WORKS

▀	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Bell Works Property:

Cash Flow Analysis(1)

	2019	2020	2021	TTM 2/28/2022	Underwritten	Underwritten $ per SF
Base Rent	$23,043,362	$26,208,072	$29,412,960	$29,943,564	$32,038,407	$23.36
Contractual Rent Steps(3)	0	0	0	0	964,855	$0.70
Potential Income from Vacant Space	0	0	0	0	4,503,866	$3.28
Total Reimbursements	874,111	688,729	1,584,115	1,084,401	2,133,820	$1.56
Other Income(4)	568,329	341,475	959,018	996,252	1,330,546	$0.97
Event Revenue (net)(5)	8,314	37,558	158,948	226,082	1,023,000	$0.75
Gross Potential Rent	$24,494,116	$27,275,834	$32,115,041	$32,250,300	$41,994,494	$30.62
Vacancy & Credit Loss	(4,177,860)	(2,236,002)	(433,620)	(492,980)	(4,503,866)	($3.28)
Effective Gross Income	$20,316,256	$25,039,832	$31,681,421	$31,757,320	$37,490,628	$27.34

Real Estate Taxes	2,079,066	2,718,393	2,988,992	3,516,964	3,707,005	$2.70
Insurance	667,837	774,217	893,360	900,110	858,262	$0.63
Management Fee	728,324	861,280	1,089,879	1,109,805	1,312,172	$0.96
Other Operating Expenses	10,192,501	9,128,333	10,922,065	11,050,751	11,837,921	$8.63
Total Expenses	$13,667,728	$13,482,223	$15,894,296	$16,577,630	$17,715,360	$12.92

Net Operating Income(2)	$6,648,528	$11,557,609	$15,787,125	$15,179,689	$19,775,267	$14.42
Replacement Reserves	0	0	0	0	295,000	$0.22
TI / LC	0	0	0	0	1,219,032	$0.89
Net Cash Flow	$6,648,528	$11,557,609	$15,787,125	$15,179,689	$18,261,235	$13.32

Occupancy	NAP	65.9%	76.6%	85.9%	88.7%(6)
NOI Debt Yield	3.2%	5.5%	7.5%	7.2%	9.4%
NCF DSCR	0.61x	1.06x	1.45x	1.40x	1.68x

(1)	Based on the underwritten rent roll dated February 1, 2022.

(2)	The increase from TTM 2/28/2022 Net Operating Income to Underwritten Net Operating Income is primarily attributable to potential income from vacant space and contractual rent steps.

(3)	Underwritten Contractual Rent Steps are underwritten through March 1, 2023.

(4)	Other Income includes overtime HVAC reimbursements and net income from co-working space.

(5)	Event Revenue (net) includes net event revenue, access control fees, and other miscellaneous income.

(6)	Underwritten Occupancy is based on the economic occupancy.

▀	Appraisal. According to the appraisal, the Bell Works Property has an “as-is” appraised value of $335,200,000 as of January 31, 2022.

▀	Environmental Matters. According to the Phase I environmental report dated as of February 14, 2022, a recognized environmental condition was identified related to a spill incident at the Bell Works Property which is currently undergoing remedial investigation. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

▀	Market Overview and Competition. The Bell Works Property is located in Holmdel, New Jersey within Monmouth County and is considered part of Central New Jersey. As of 2020, the Central New Jersey area had a population of approximately 2.8 million people. Central New Jersey offers a mix of industry employment with the Professional & Business Services and Education & Health Services sectors accounting for 20% and 16.5% of total employment, respectively. Primary access to the Bell Works Property is via the Garden State Parkway and State Routes 35 and 34, all of which run through Holmdel, New Jersey.

The Bell Works Property is located in the Central New Jersey Office submarket. As of the third quarter of 2021, the submarket had an inventory of 84,070,150 SF, a direct vacancy rate of 15.9% and a direct average Class A office base rent of $32.21 PSF. Furthermore, as of the third quarter of 2021, Monmouth County had 12,028,106 SF of office space, a direct vacancy rate of 8.7% and a direct average Class A office rent of $32.95 PSF.

According to the appraisal, the 2021 population and average household income within a one-, three- and five-mile radius of the Bell Works Property was 1,658, 26,186, and 127,105 and $254,706, $238,948 and $169,488, respectively.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: BELL WORKS

Comparable Leases Summary(1)

Property Name	Tenant Name	City / State	Tenant Leased Space (SF)	Lease Sign Date	Lease Term (months)	Base Rent Per SF
Bell Works	iCIMS, Inc.	Holmdel / NJ	331,378(2)	December 2017(2)	180(2)	$24.96(2)
West Windsor Commons	Bristol Myers Squibb	West Windsor / NJ	117,828	November 2020	90	$35.00
Princeton Forrestal Center	Croda International	Plainsboro / NJ	61,696	April 2020	138	$31.50
250 Industrial Way West	Tyco Submarine Systems	Eatontown / NJ	138,163	October 2019	120	$29.26
The Offices at Metropark	IBM	Edison / NJ	155,000	June 2019	64	$41.00

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated February 1, 2022.

▀	The Borrower. The borrower is Somerset Holmdel Development I Urban Renewal, L.P., a New Jersey limited partnership and single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bell Works Whole Loan.

The borrower leases the Bell Works Property to Bell Works Master Tenant, LLC, a New Jersey limited liability company (the “Master Lessee”) pursuant to the terms of that certain Master Lease Agreement dated December 14, 2017, as amended (the “Master Lease”) under which the Master Lessee operates the Bell Works Property and pays rent to the borrower. The borrower elected to pass-through to the Master Lessee certain historic rehabilitation tax credits (“HTCs”) to which the borrower is entitled as a result of expenditures incurred in connection with the certified rehabilitation of the Bell Works Property, and the HTCs are not collateral for the Bell Works Whole Loan. An affiliate of the borrower (the “Managing Member of the Master Lessee”) retains a one percent controlling interest in the Master Lessee. The entity which owns 100% of the Managing Member of the Master Lessee has pledged its ownership interest in the Managing Member of the Master Lessee to the lender as collateral for the Bell Works Whole Loan. Pursuant to a subordination, non-disturbance and attornment agreement (the “HTC SNDA”) among the lender, the borrower, the Master Lessee and the 99% equity interest owner of Master Lessee (the “HTC Investor”), the Master Lease is subordinate to the lien of the mortgage in exchange for the lender’s agreement to not terminate the Master Lease until the next business day following the fifth anniversary of the date on which the last qualified rehabilitation expenditure as with respect to the Bell Works Property is first placed in service, but in no event later than April 1, 2026 (the “HTC Recapture Period Expiration Date”). In addition, pursuant to the HTC SNDA the lender must provide HTC Investor with prior written notice of its intention to commence any enforcement action (such as foreclosure) under the Bell Works Whole Loan documents, the lender must provide HTC Investor with all notices of default under the Bell Works Whole Loan documents, and HTC Investor has a cure period of not less than 10 days with respect to all such defaults. Pursuant to the operating agreement of the Master Lessee, HTC Investor is entitled to certain distributions subject to available cash flow, including an annual “priority return” equal to two percent of its paid-in capital contributions to the Master Lessee. Pursuant to a certain put option agreement between the Managing Member of the Master Lessee and the HTC Investor, the HTC Investor has a put option to cause the Managing Member of the Master Lessee to purchase all the HTC Investor’s interests in the Master Lessee during the three-month period following the occurrence of the HTC Recapture Period Expiration Date (the “Put Option”). In addition, HTC Investor has certain rights to replace borrower’s general partner and/or the Managing Member of the Master Lessee, subject to the terms and conditions set forth in the HTC SNDA.

The lender has also agreed that, prior to the HTC Recapture Period Expiration Date, on each due date following the first occurrence of a Trigger Period (as defined below), regardless of the existence of an event of default it will disburse to the Master Lessee any revenues from the Bell Works Property that exceed the sum of (i) base Master Lease rent (a portion of which may be subject to deferral due to the unavailable of net operating income, as more particularly described in the Master Lease), (ii) 1/12th of the estimated annual additional rent under the Master Lease (which is calculated based, in part, on net cash flow generated by the Bell Works Property and is payable annually to the extent of available net cash flow), (iii) the monthly replacement reserve deposit amount, (iv) the monthly TI / LC reserve deposit amount (if any), (v) during a Trigger Period, the monthly operating expense amount pursuant to the approved annual budget, and (vi) 1/12th of the projected annual distribution to the Managing Member of Master Lessee (such revenues in excess of the sums set forth in clauses (i)-(vi), the “Excess Revenues”).

The borrower sponsors and non-recourse carveout guarantors are Ralph Zucker and Jozef Straus. Ralph Zucker is the president of Somerset Development, a Holmdel, New Jersey-based real estate company specializing in new urbanism and traditional neighborhood design. Jozef Straus is a key principal of Adarsan Holdings Limited, a family investment office based in Ottawa, Ontario, Canada. Adarsan Holdings Limited partners with developers and

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: BELL WORKS

provides management support, strategic guidance and access to a wide network of investment and industry contacts.

▀	Escrows. At origination of the Bell Works Whole Loan, the borrower deposited approximately (i) $617,834 into a reserve account for real estate taxes or payment-in-lieu-of-tax payments, (ii) $8,500,000 into a reserve account for tenant improvements and leasing commissions and (iii) $6,778,984 into a reserve account for outstanding obligations with respect to certain unfunded free rent and tenant improvement/leasing commissions.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $308,917).

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Bell Works Whole Loan documents.

Replacement Reserve. The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $24,583.

TI / LC Reserve. The borrower is required to deposit into a tenant improvement and leasing commissions reserve, on a monthly basis, an amount equal to approximately $114,289; provided, however, the borrower will not be required to make such monthly deposit into the tenant improvement and leasing reserve so long as the amount in the tenant improvements and leasing commissions account equals or exceeds $8,500,000.

Put Price Reserve. The borrower is required to deposit into a put price reserve, on a monthly basis, from the payment date occurring in July 2024 through and including the monthly payment date in June 2026, an amount equal to approximately $82,130); provided that such obligation may be satisfied upon delivery to lender of a letter of credit in an amount not less than the amount sufficient to pay to HTC Investor all amounts due and payable in connection with the exercise of the Put Option, which letter of credit will serve as additional collateral for the Bell Works Whole Loan for so long as such letter of credit remains outstanding.

▀	Lockbox and Cash Management. The Bell Works Whole Loan is structured with a hard lockbox and springing cash management. The borrower or Master Lessee are required to deliver a tenant direction letter to the existing tenants at the Bell Works Property, directing them to remit their rent checks directly to the lender-controlled lockbox. The borrower, property manager and Master Lessee are required to cause all rents to be deposited directly into a lender approved lockbox account immediately upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to the extent no Trigger Period (as defined below) exists, either (A) prior to the termination of the Master Lease in accordance with the terms and conditions of the Bell Works Whole Loan documents, to or at the direction of Master Lessee, or (B) on and after the termination of the Master Lease, to or at the direction of the borrower. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Bell Works Whole Loan documents. Prior to the HTC Recapture Period Expiration Date, (i) all Excess Revenues are required to be disbursed to the Master Lessee (regardless of whether a Trigger Event or event of default has occurred), and (ii) all other funds will be applied in accordance with the Bell Works Whole Loan documents, with any excess after such application to be held by the lender in an excess cash flow reserve account as additional collateral for the Bell Works Whole Loan. After the HTC Recapture Period Expiration Date, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Bell Works Whole Loan documents will be held by the lender in an excess cash flow reserve account as additional collateral for the Bell Works Whole Loan.

A “Trigger Period” means a period commencing upon the occurrence of: (i) an event of default under the Bell Works Whole Loan, (ii) the debt yield on or prior to the payment date occurring in April 2023 falling below 6.75%, (iii) the debt yield after the payment date occurring in April 2023 falling below 7.00%, (iv) the occurrence of a Specified Tenant Trigger Period (as defined below), (v) on May 6, 2031 to the extent (x) iCIMS has not extended or renewed its Specified Tenant Lease (as defined below) for a term of at least 5 years and (y) the iCIMS Specified Tenant Lease accounts for 10% or more of the total rental income for the Bell Works Property (provided that, if any portion of the Bell Works Property which is the subject of the iCIMS Tenant Specified Tenant Lease is subleased to a third-party tenant, and such third-party tenant has entered into a direct agreement with borrower or Master

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: BELL WORKS

Lessee, as applicable, in form and substance acceptable to lender whereby such third-party tenant’s sublease will continue as a direct lease between such third-party tenant and borrower or Master Lessee, as applicable, following the expiration or termination of the iCIMS Specified Tenant Lease for a term ending not earlier than the date that is three years following the stated maturity date of the iCIMS Specified Tenant Lease (i.e., May 6, 2035), then such third-party rent due pursuant to said sublease will reduce the total rent due under the iCIMS Specified Tenant Lease for purposes of the calculations included in this clause (y)).

A Trigger Period may be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) and (iii) above, the date that the debt yield is equal to or greater than 7.00% for two consecutive calendar quarters, (c) with respect to clause (iv) above, a Specified Tenant Trigger Period ceasing to exist as set forth below and (d) with respect to clause (v) above, the satisfaction of the Collateral Cure Condition (as defined below).

“Specified Tenant Trigger Period” means a period (A) with regard to the Specified Tenant (as defined below) commencing upon the first to occur of (i) an event of default beyond applicable notice and cure periods, (ii) failing to be in actual, physical possession of the Specified Tenant Space (or applicable portion thereof) unless (A) the discontinuation is to comply with governmental restrictions which restrict the use or occupancy as a result of, or otherwise in connection with, the COVID-19 pandemic, or is due to any acceptable remote-working conditions or (B) solely with respect to iCIMS, the “dark” portion of the premises consists solely of the approximately 75,000 square feet of the premises demised pursuant to iCIMS’ Specified Tenant Lease that have not been improved or fit out and have not historically been occupied, and (w) iCIMS has not alleged in writing any default by borrower with respect to such portion of the premises, (x) iCIMS has paid and continues to pay full unabated rent, (y) iCIMS Tenant has not requested in writing any reduction in rent with respect to such portion of the premises, and (z) iCIMS continues to occupy, and be open for business in, the balance of its demised premises (each a “Permitted Dark Event”), (iii) Specified Tenant gives notice of lease termination, (iv) any termination or cancellation of any Specified Tenant Lease, (v) any bankruptcy or similar insolvency, (vi) failing to extend or renew the applicable Specified Tenant Lease in accordance with the applicable terms and conditions thereof and with the Bell Works Whole Loan for the applicable Specified Tenant renewal term and (vii) Specified Tenant ceasing to satisfy the Credit Rating Condition; and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which such evidence will include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to lender) of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) borrower or Master Lessee, as applicable, leasing the entire Specified Tenant Space (as defined below)(or applicable portion thereof), the applicable tenant under such lease being in actual, physical occupancy of the space demised under its lease and paying the full amount of the rent due under its lease.

A “Specified Tenant Cure Condition” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant Lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant Space (or applicable portion thereof) subject to Permitted Dark Events, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant Lease in accordance with clause (vi) of the “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Lease in accordance with its terms for the applicable Specified Tenant renewal term of five years, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant Lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction, (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease and (vii) in the event the Specified Tenant Trigger Period is due to a Credit Rating Trigger, the applicable Specified Tenant with respect to which such Credit Rating Trigger occurred satisfies the Credit Rating Cure Condition (as defined below).

A “Specified Tenant” means, as applicable, (i) iCIMS, (ii) any tenant whose lease at the Bell Works Property, individually or when aggregated with all other leases at the Bell Works Property with the same tenant or any affiliates of such tenant, accounts for 15% or more of either (A) the total rental income for the Bell Works Property, or (B) the total square footage of the Bell Works Property, (iii) any other lessee(s) of the Specified Tenant Space (or any portion thereof) and (iv) any guarantor(s) of, or persons providing credit support in relation to, the applicable related

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: BELL WORKS

Specified Tenant Lease(s). Notwithstanding the foregoing, or anything to the contrary herein, the Master Lessee will not be deemed to be a Specified Tenant.

A “Specified Tenant Lease” means, collectively and/or individually (as the context requires), each lease at the Bell Works Property with a Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder). Notwithstanding the foregoing, or anything to the contrary herein, the Master Lease will not be deemed to be a Specified Tenant Lease.

A “Specified Tenant Space” means that portion of the Bell Works Property demised as of the date hereof to the initial Specified Tenant pursuant to the initial Specified Tenant Lease. References herein to “applicable portions” of the Specified Tenant Space (or words of similar import) will be deemed to refer to the portion of the Specified Tenant Space demised pursuant to the applicable Specified Tenant Lease(s) entered into after the date hereof in accordance with the applicable terms and conditions of the Bell Works Whole Loan documents.

A “Credit Rating Condition” means, as to any entity, a condition which will be satisfied to the extent that, as of the applicable date of determination, such entity then maintains a long-term unsecured debt rating of at least BBB- from S&P and an equivalent rating from each of Moody’s and Fitch, to the extent the foregoing rate such entity.

A “Credit Rating Cure Condition” means, as to any entity, a condition which will be satisfied to the extent that, as of the applicable date of determination, such entity then maintains a long-term unsecured debt rating of at least BBB- from S&P and, if applicable, an equivalent rating from Moody’s and Fitch.

“Collateral Cure Condition” means that borrower has deposited cash into an account with lender, or has delivered to lender a letter of credit, which, in each case, (i) serves as additional collateral for the Bell Works Whole Loan, and (ii) is in an amount determined by lender in its sole but good-faith discretion to be equal to the amount of excess cash flow that would have been deposited into the excess cash flow account pursuant to the terms of the Bell Works Whole Loan documents during the period from May 6, 2031 through and including the May 6, 2032.

▀	Property Management. The Bell Works Property is managed by Somerset Holmdel, LLC, an affiliate of the borrower sponsor.

▀	Current Mezzanine or Subordinate Indebtedness. None.

▀	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

▀	Release of Collateral. The Bell Works Whole Loan documents permit, at any time other than the 60 days prior to and following a securitization of the Bell Works Whole Loan, the borrower to record condominium documents whereby it will impose a condominium regime on its fee interest in the Bell Works Property, which regime will consist of two units, one of which will consist of the air rights above the improvements (the “Upper Unit”) and the other will consist of all of the real property and improvements at the Bell Works Property which are not included in the Upper Unit after which the borrower may obtain the release of the Upper Unit, provided that, among other conditions: (i) the borrower delivers a REMIC opinion, and (ii) if requested by the lender, the borrower delivers a rating agency confirmation with respect to the implementation of the condominium conversion.

▀	Township of Holmdel Library Lease & Note: In connection with the borrower’s redevelopment of the Bell Works Property, the borrower has leased a portion of the Bell Works Property to the Township of Holmdel, New Jersey (the “Township”), for use as a library. Pursuant to the related lease documentation, the borrower is required to make an annual payment of $50,000 to the Township for “tenant fit-out” through 2037. Such annual payment obligation is evidenced by a promissory note in the original principal amount of $1,000,000 made by borrower for the benefit of the Township. This promissory note does not bear interest and is freely prepayable at any time.

▀	Township Escrow: In connection with the borrower’s redevelopment of the Bell Works Property, the borrower was required to escrow certain funds with the Township in order to pay for the Township’s costs in connection with the redevelopment. As of the date of origination of the Bell Works Whole Loan, approximately $96,181 remained in the escrow, which has been collaterally assigned to lender as additional security for the Bell Works Whole Loan.

▀	Solar Panel Leases and Letters of Credit: The borrower is the lessee under three equipment lease agreements with Bank of the West in connection with certain solar panels at the Bell Works Property (the “Solar Panel Leases”). Pursuant to the terms thereof, the borrower has options to purchase the “equipment” (as defined in each Solar Panel Lease) that must each be exercised by no later than December 13, 2022 (the “Solar Panel Lease Purchase Option Deadline”). In connection with the Solar Panel Leases, Bank of the West is the beneficiary under three

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: BELL WORKS

letters of credit issued by Canadian Imperial Bank of Commerce (the “Solar Panel LOCs”), for which an affiliate of the borrower is the applicant thereunder. There is one Solar Panel LOC associated with each Solar Panel Lease. The borrower has represented in the Bell Works Whole Loan documents that, among other things, on the Solar Panel Lease Purchase Option Deadline, the available amounts under each Solar Panel LOC will exceed the related purchase price under the associated Solar Panel Lease. The Bell Works Whole Loan documents obligate the borrower to timely exercise each Solar Panel Lease purchase option.

▀	Terrorism Insurance. The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Bell Works Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Bell Works Property for 18 months with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible no greater than $100,000 unless lender consents to a higher deductible. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: DOUBLETREE ONTARIO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: DOUBLETREE ONTARIO

Alta Loma
Rancho Cucamonga
Ontario
Chaffey Community College
BANYAN ST
210
Hermosa Park
Rancho Cucamonga Central Park
BASE LINE RD
Red Hill Country Club
Terra Vista Town Center
FOOTHILL BLVD
The Plaza Shopping Center
San Antonio Community Hospital
The Epicenter
ARROW RTE
METROLINK
VINEYARD AVE
ARCHIBALD AVE
HAVEN AVE
MILLIKEN AVE
10
E 4TH ST
John Galvin Park
DoubleTree Ontario
222 North Vineyard Avenue
Ontario, CA 91764
Piemonte at Ontario Center
Citizens Business Bank Arena
Ontario Mills
Marketplace At Ontario Center
Ontario Gateway Center
E HOLT BLVD
E AIRPORT DR
S GROVE AVE
S HAVEN AVE
S MILLIKEN AVE
E MISSION BLVD
ONTARIO INTERNATIONAL AIRPORT
MAP © 2022 CARTIFACT
DATA © OSM CONTRIBUTORS
Los Angeles
Pasadena
Burbank
Long Beach
Anaheim
Corona
Ontario

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: DOUBLETREE ONTARIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City / State)	Ontario, California	Cut-off Date Principal Balance	$30,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$62,240.66
Size (Rooms)	482	Percentage of Initial Pool Balance	4.7%
Total TTM Occupancy as of 3/31/2022	80.1%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 3/31/2022	80.1%	Type of Security(2)	Fee
Year Built / Latest Renovation	1982 / 2019	Mortgage Rate	5.36900%
Appraised Value	$133,000,000	Original Term to Maturity (Months)	60
Appraisal Date	2/28/2022	Original Amortization Term (Months)	NAP
Borrower Sponsor	Park Intermediate Holdings LLC	Original Interest Only Period (Months)	60
Property Management(1)	DT Management LLC	First Payment Date	6/6/2022
Maturity Date	5/6/2027

Underwritten Revenues	$33,278,125
Underwritten Expenses	$24,236,766	Escrows(3)
Underwritten Net Operating Income (NOI)	$9,041,359	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,710,234	Taxes	$0	Springing
Cut-off Date LTV Ratio	22.6%	Insurance	$0	Springing
Maturity Date LTV Ratio	22.6%	Replacement Reserves	$0	Springing
DSCR Based on Underwritten NOI / NCF	5.54x / 4.72x	TI / LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	30.1% / 25.7%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,000,000	100.0%	Loan Payoff	$29,576,299	98.6%
Closing Costs	237,124	0.8
Principal Equity Distribution	186,578	0.6
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%

(1)	The DoubleTree Onatrio Property (as defined below) is managed by DT Management LLC (a 100% owned subsidiary of Hilton Worldwide, Inc.) pursuant to a management contract through December 2035 (plus two, 10-year extension options by mutual agreement).

(2)	The DoubleTree Ontario Mortgage Loan is secured by both the fee interest owned by the borrower, DT Ontario Hotel Partners LLC, and the leasehold interest owned by DT Ontario Hotel Partners Lessee LLC, pursuant to an operating lease. The DoubleTree Ontario Property is leased in its entirety from the fee owner, DT Ontario Hotel Partners LLC, to DT Ontario Hotel Partners Lessee LLC.

(3)	See “—Escrows” below.

■	The Mortgage Loan. The DoubleTree Ontario mortgage loan (the “DoubleTree Ontario Mortgage Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee simple interest and the operating lessee’s leasehold interest in a 482-room hospitality property located in Ontario, California (the “DoubleTree Ontario Property”). The DoubleTree Ontario Mortgage Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $30,000,000, representing approximately 4.7% of the Initial Pool Balance.

The DoubleTree Ontario Mortgage Loan was originated by Goldman Sachs Bank USA on April 21, 2022. The DoubleTree Ontario Mortgage Loan has a five-year interest-only term and accrues interest at a fixed rate of 5.36900% per annum. The DoubleTree Ontario Mortgage Loan proceeds were used to refinance existing debt on the DoubleTree Ontario Property, pay origination costs and return equity to the borrower sponsor.

The DoubleTree Ontario Mortgage Loan had an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The scheduled maturity date of the DoubleTree Ontario Mortgage Loan is the due date in May 2027. Voluntary prepayment of the DoubleTree Ontario Mortgage Loan in whole (but not in part) is permitted on or after the due date in May 2025 without payment of any prepayment premium. In addition, the DoubleTree Ontario Mortgage Loan may be voluntary prepaid in whole (but not in part) at any time on or after the due date in May 2024 with the payment of a yield maintenance premium of at least 1% of the amount prepaid.

■	The Mortgaged Property. The DoubleTree Ontario Property was constructed in 1982 but was operated as a Red Lion Motor Inn until it was converted into a DoubleTree in 1997. In 2001, the DoubleTree Ontario Property completed a $13 million expansion which added a third building with 145 rooms for a total of 484 rooms. The expansion was facilitated by the Ontario Development Authority (ODA), through a land purchase and tax incentives designed to improve the competitiveness of the adjacent convention center. In a subsequent renovation, the DoubleTree Ontario Property’s key count was lowered to 482 to increase the meeting space offerings at the hotel. Between 2017 and 2019, the borrower sponsor spent approximately $12.6 million ($26.1 thousand per key) on renovations for the guestrooms and lobby. The DoubleTree Ontario Property is managed by DT Management LLC (a 100% owned

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: DOUBLETREE ONTARIO

subsidiary of Hilton Worldwide, Inc.) pursuant to a management contract through December 2035 (plus two, 10-year extension options by mutual agreement). The DoubleTree Ontario Property contains the largest inventory of rooms and available meeting space in the Ontario hotel submarket and is located within the metropolitan area inland of and adjacent to Los Angeles, known as the Inland Empire. The DoubleTree Ontario Property currently features multiple food and beverage options, approximately 36,727 SF of meeting space, an outdoor pool, a fitness center, and other onsite amenities.

The DoubleTree Ontario Property has shown recovery towards pre-COVID levels. In the second half of 2021, the DoubleTree Ontario Property generated an average monthly RevPAR of $119.19, compared to the second half 2019 levels of $119.81. The DoubleTree Ontario Property also generated a RevPAR penetration index of 144.7 in the trailing 12 months as of March 2022. The DoubleTree Ontario Property’s 2022 budget is expected by the borrower to exceed 2017 levels as RevPAR continues to increase while meeting usage and F&B return to pre-pandemic levels. We cannot assure that the occupancy at the DoubleTree Ontario Property will return to 2017 levels or that RevPAR will increase or not decrease.

Since 2011, the borrower sponsor has invested over $24 million into the DoubleTree Ontario Property. This includes a $12.6 million rooms and lobby renovation that occurred between 2017 and 2019. Over the upcoming five years, the borrower sponsor plans to invest an additional $6 million in various maintenance projects and DoubleTree Ontario Property updates. We cannot assure you such amounts or any amounts will be invested.

The following table presents certain information relating to the 2019 demand analysis with respect to the DoubleTree Ontario Property based on market segmentation, as provided in the appraisal for the DoubleTree Ontario Property:

2019 Accommodated Room Night Demand(1)

Property	Commercial	Meeting and Group	Contract	Leisure
DoubleTree Ontario	35.0%	25.0%	22.0%	18.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the penetration rates relating to the DoubleTree Ontario Property and various market segments, as provided in the appraisal for the DoubleTree Ontario Property:

Penetration Rates(1)

	Occupancy	ADR	RevPAR
2021	121.5%	98.5%	119.6%

(1)	Source: Appraisal.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the DoubleTree Ontario Property:

Historical Occupancy, ADR, RevPAR(1)

	2019	2020	2021	TTM 3/31/2022
Occupancy	91.1%	49.4%	73.6%	80.1%
ADR	$131.66	$121.85	$136.65	$143.57
RevPAR	$119.98	$60.19	$100.58	$114.99

(1)	As provided by the borrower and represents averages for the year ended December 31, unless otherwise specified.

■	COVID-19 Update. As of May 24, 2022, the DoubleTree Ontario Property is open and operating. As of May 24, 2022, no loan modification or forbearance requests have been made on the DoubleTree Ontario Mortgage Loan. The first payment date of the DoubleTree Ontario Mortgage Loan is June 6, 2022.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: DOUBLETREE ONTARIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, at the DoubleTree Ontario Property:

Cash Flow Analysis

	2019	2020	2021	TTM 3/31/2022		Underwritten	Underwritten $ per Room
Rooms Revenue	$21,108,576	$10,618,350	$17,694,423	$20,230,287		$19,901,091	$41,289
Food & Beverage Revenue	13,216,403	4,579,070	6,766,598	8,929,376		12,460,378	$25,851
Other Revenue(1)	256,557	157,161	499,891	677,144		916,656	$1,902
Total Revenue	$34,581,536	$15,354,581	$24,960,913	$29,836,806		$33,278,125	$69,042

Rooms Expense	$4,676,579	$2,780,635	$3,823,946	$4,294,623		$4,409,062	$9,147
Food & Beverage Expense	8,258,210	3,001,911	4,772,767	6,062,589		7,785,811	$16,153
Other Expense(2)	1,408,561	1,536,271	1,549,287	1,582,247		1,637,069	$3,396
Total Departmental Expense	$14,343,350	$7,318,817	$10,146,000	$11,939,458		$13,831,942	$28,697
Total Undistributed Expense	8,473,904	5,224,160	6,841,038	7,863,163		8,878,075	$18,419
Total Fixed Expense	1,452,540	521,914	1,012,489	1,238,764		1,526,749	$3,168
Total Operating Expenses	$24,269,794	$13,064,891	$17,999,527	$21,041,385		$24,236,766	$50,284

Net Operating Income(3)	$10,311,742	$2,289,690	$6,961,386	$8,795,421		$9,041,359	$18,758
FF&E(4)	1,383,261	614,183	998,437	1,193,472		1,331,125	$2,762
Net Cash Flow	$8,928,481	$1,675,507	$5,962,949	$7,601,949		$7,710,234	$15,996

Occupancy	91.1%	49.4%	73.6%	80.1%		85.9%
NOI Debt Yield	34.4%	7.6%	23.2%	29.3%		30.1%
NCF DSCR	5.47x	1.03x	3.65x	4.66	x	4.72x

(1)	Other Revenue includes parking income and miscellaneous income.

(2)	Other Expense includes parking expenses, miscellaneous expenses, rental equipment, insurance and other non-operating expenses.

(3)	The increase in Underwritten Net Operating Income compared to 2021 Net Operating Income is primarily attributable to occupancy and Food & Beverage returning to pre-COVID levels, and the Property beginning to charge for onsite parking as of September 2021.

(4)	FF&E contributions equal 4% of total operating revenue.

■	Appraisal. According to the appraisal, the DoubleTree Ontario Property had an “as-is” appraised value of $133,000,000 as of February 28, 2022.

■	Environmental Matters. According to a Phase I environmental report dated March 15, 2022, there are no recognized environmental conditions or recommendations for further action at the DoubleTree Ontario Property.

■	Market Overview and Competition. The DoubleTree Ontario Property is located within the Los Angeles-Long Beach, CA market and Ontario submarket. Within 5 miles of the DoubleTree Ontario Property, there are an estimated over 360,000 people with an estimated average household income of $99,155. The 2021 per capita personal income in the market is approximately $57,000. In the Ontario hotel market, RevPAR fell from $92.07 in 2019 to $44.45 in 2020, during the peak of COVID lockdowns.

The City of Ontario is located approximately 35 miles east of downtown Los Angeles in San Bernadino County between three major highways (Interstate 15, Interstate 10, and State Route 60). The DoubleTree Ontario Property is located less than one mile from the Ontario Airport and is immediately adjacent to the Ontario Convention Center. Other local attractions include: Ontario Mills Outlet Mall, an Arnold Palmer-designed Empire Lakes golf course, NHL and NBA minor league games, professional indoor MASL soccer matches, music concerts, and other entertainment events at Toyota Arena, NASCAR races at Auto Club Speedway and the Glen Helen Amphitheater.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: DOUBLETREE ONTARIO

The following table presents certain information relating to the primary competition for the DoubleTree Ontario Property:

Competitive Set

Property	Number of Rooms	2021 Occupancy	2021 ADR	2021 RevPAR
DoubleTree Ontario	482	73.6%	$136.65	$100.58

Competitive Set(1)
Embassy Suites Ontario Airport	175	70% - 75%	$160 - $170	$115 - $120
Holiday Inn Ontario Airport	180	65% - 70%	$130 - $140	$90 - $95
Ontario Gateway Hotel (Delta Conversion)(2)	299	N/A	N/A	N/A
Sheraton Ontario Airport	165	55% - 60%	$125 - $130	$70 - $75
Total / Wtd. Avg. Competitive Set		69.8%	$139.06	$97.02

(1)	Source: Appraisal.

(2)	The Ontario Gateway Hotel (Delta Conversion) competitive property was closed for renovation in 2021.

■	The Borrower. The borrower is DT Ontario Hotel Partners LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the DoubleTree Ontario Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor under the DoubleTree Ontario Mortgage Loan is Park Intermediate Holdings LLC.

■	Escrows. Tax Reserve - On each due date, the borrower or operating lessee is required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, such tax reserve will be conditionally waived to the extent (i) the equivalent deposits are paid by the borrower or operating lessee directly to an approved property manager pursuant to an approved property management agreement, (ii) the borrower provides the lender with satisfactory evidence that such amounts have been reserved with an approved property manager in the applicable reserve account, (iii) an approved property management agreement is in full force and effect and is not subject to any default by the operating lessee beyond any applicable grace or notice and cure period, and (iv) the borrower provides the lender with evidence, prior to the applicable delinquency date, that all property taxes have been paid (collectively, the “Carrying Cost Reserve Waiver Conditions”).

Insurance Reserve - On each due date, the borrower is required to fund 1/12 of the insurance premiums for the policies required under the DoubleTree Ontario Mortgage Loan documents that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, such insurance reserve will be conditionally waived to the extent (i) the borrower maintains a blanket policy meeting the requirements of the DoubleTree Ontario Mortgage Loan documents, or (ii) the Carrying Cost Reserve Waiver Conditions are satisfied with respect to insurance premiums.

FF&E Reserve – On each due date, the borrower is required to fund a reserve for furniture, fixtures and equipment in an amount equal to the greater of (a) the monthly amount required to be reserved pursuant to an approved management agreement for the replacement of furniture, fixtures and equipment or (b) 1/12 of 4% of the operating income of the DoubleTree Ontario Property for the previous 12 month period as determined on the anniversary of the last day of the calendar month in which the origination date occurs; provided, however, such FF&E reserve will be conditionally waived to the extent (i) the equivalent deposits are paid by the borrower or operating lessee directly to an approved property manager pursuant to an approved management agreement, (ii) the borrower provides the lender with satisfactory evidence that such amounts have been reserved with an approved property manager in the applicable reserve account and (iii) an approved management agreement is in full force and effect and is not subject to any default by the operating lessee beyond any applicable grace or notice and cure period.

■	Lockbox and Cash Management. The DoubleTree Ontario Mortgage Loan is structured without a lockbox and with springing cash management. For so long as an approved property management agreement is in effect that allows for a similar arrangement of handling cash flow from the DoubleTree Ontario Property, all cash proceeds received by the borrower or the operating lessee or by an approved property manager on behalf of the borrower or the operating lessee from credit card transactions, all cash revenues and all other amounts are required to be deposited into an operating account (the “Operating Account”) or reserve accounts for furniture, fixtures and equipment or basic carrying costs, as appropriate, maintained by and under the control of an approved property manager in accordance with the terms of an approved management agreement. Upon the effective date of the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: DOUBLETREE ONTARIO

termination of an approved property manager, (i) all such cash proceeds received by the borrower or operating lessee or an approved property manager on behalf of the borrower or operating lessee are required to be deposited into a lender-controlled cash management account, and (ii) only the lender will have the right to access and direct the disbursement or transfer of the amounts in the Operating Account, in either instance until a replacement property management agreement has been entered into accordance with the DoubleTree Ontario Mortgage Loan documents that allows for a similar arrangement of handling cash flow from the DoubleTree Ontario Property and has established a replacement Operating Account and reserve accounts. To the extent a DoubleTree Ontario Trigger Period or event of default under the DoubleTree Ontario Mortgage Loan documents is continuing, at least once a month any approved property manager is required to remit all monthly amounts to which the borrower or operating lessee is entitled pursuant to an approved management agreement to the cash management account. To the extent a DoubleTree Ontario Trigger Period or event of default under the DoubleTree Ontario Mortgage Loan documents is not continuing, any approved property manager may maintain all amounts attributable to the DoubleTree Ontario Property in the Operating Account or transfer any amounts to which the borrower or operating lessee is otherwise entitled to a distribution account (the “Distribution Account”) maintained by the operating lessee, in either case, as agreed to between the borrower or operating lessee (as applicable) and the approved property manager. So long as no event of default is continuing, the operating lessee may withdraw amounts from the Distribution Account to pay bona fide property expenses (to the extent not otherwise paid from the Operating Account or applicable reserve accounts). During the continuance of a DoubleTree Ontario Trigger Period or event of default under the DoubleTree Ontario Mortgage Loan documents, all amounts contained in the Distribution Account will be remitted to the cash management account.

During the continuance of a DoubleTree Ontario Trigger Period (or an event of default under the DoubleTree Ontario Mortgage Loan at the lender’s election), all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the DoubleTree Ontario Mortgage Loan.

A “DoubleTree Ontario Trigger Period” means each period (a)(i) commencing when the debt yield (as calculated under the DoubleTree Ontario Mortgage Loan documents), determined as of the first day of any fiscal quarter, is less than 10%, and (ii) ending when the debt yield (as calculated under the DoubleTree Ontario Mortgage Loan documents), determined as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 10%, (b) (i) commencing if and when the financial reports required under the DoubleTree Ontario Mortgage Loan documents are not delivered to the lender as and when required, subject to applicable notice and cure periods and (ii) ending when such reports are delivered and they indicate, in fact, that no DoubleTree Ontario Trigger Period is ongoing pursuant to clause (a) above, and (c)(i) commencing when an approved management agreement is not in full force and effect and (ii) ending when a replacement management agreement is entered into in accordance with the terms contained in the DoubleTree Ontario Mortgage Loan documents.

■	Property Management. The DoubleTree Ontario Property is managed by DT Management LLC, a subsidiary of Hilton Worldwide, Inc.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not Permitted.

■	Release of Collateral. Not Permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the DoubleTree Ontario Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: ONE WILSHIRE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: ONE WILSHIRE

Pacific Ocean
Los Angeles
Santa Monica
Burbank
Pasadena
Long Beach
BUNKER HILL
REGIONAL CONNECTOR
UNDER CONSTRUCTION
FINANCIAL DISTRICT
SOUTH PARK
FASHION DISTRICT
LA STREETCAR
FUTURE
110
Bank of America Plaza
Wells Fargo Center
California Plaza
Union Bank Plaza
The Westin Bonaventure Hotel & Suites
Citigroup Center
400 South Hope
US Bank Tower
Richard J. Riordan Central Library
Figueroa at Wilshire
FIGat7th
The Bloc
707 Wilshire
Walt Disney Concert Hall
MOCA
Pershing Square
L.A. Live
Crypto.com Arena
One Wilshire
624 South Grand Avenue
Los Angeles, CA 90017
MAP © 2022 CARTIFACT

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: ONE WILSHIRE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City / State)	Los Angeles, California	Cut-off Date Balance(1)	$23,250,000
Property Type	Office	Cut-off Date Balance per SF(2)	$588.39
Size (SF)	661,553	Percentage of Initial Pool Balance	3.7%
Total Occupancy as of 11/1/2021	87.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 11/1/2021	87.3%	Type of Security	Fee
Year Built / Latest Renovation	1967 / 1992	Mortgage Rate	2.77600%
Appraised Value	$913,000,000	Original Term to Maturity (Months)(3)	120
Appraisal Date	11/5/2021	Original Amortization Term (Months)	NAP
Borrower Sponsor	TechCore, LLC	Original Interest Only Period (Months)(3)	120
Property Management	GI Property Manager (CA) Inc.	First Payment Date Anticipated Repayment Date	2/6/2022 1/6/2032
Final Maturity Date	1/6/2035

Underwritten Revenues	$54,609,882
Underwritten Expenses	$17,099,493	Escrows(4)
Underwritten Net Operating Income (NOI)	$37,510,389	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$36,919,391	Taxes	$0	Springing
Cut-off Date LTV Ratio(2)	42.6%	Insurance	$0	Springing
Maturity Date LTV Ratio(2)	42.6%	Replacement Reserve	$0	Springing
DSCR Based on Underwritten NOI / NCF(2)	3.42x / 3.37x	TI / LC	$0	Springing
Debt Yield Based on Underwritten NOI / NCF(2)	9.6% / 9.5%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$389,250,000	100.0%	Principal Equity Distribution	$197,558,597	50.8%
Loan Payoff	190,909,806	49.0
Closing Costs	781,598	0.2
Total Sources	$389,250,000	100.0%	Total Uses	$389,250,000	100.0%

(1)	The One Wilshire Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $389,250,000.

(2)	Calculated based on the aggregate outstanding principal balance of the One Wilshire Whole Loan (as defined below). See “—The Mortgage Loan” below.

(3)	The One Wilshire Whole Loan is structured with an anticipated repayment date (“ARD”) of January 6, 2032 and a final maturity date of January 6, 2035. After the ARD, the interest rate will be revised to 3.0% over the greater of (x) 2.77600% and (y) the term SOFR rate in effect on the ARD, pursuant to the One Wilshire Whole Loan documents. The Mortgage Loan Information presented in the tables above are calculated based on the ARD.

(4)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “One Wilshire Mortgage Loan”) is part of a whole loan (the “One Wilshire Whole Loan”) evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $389,250,000. The One Wilshire Whole Loan is secured by a first deed of trust encumbering the borrower’s fee interest in a 661,553 SF building comprised of data center and office space located in downtown Los Angeles, California (the “One Wilshire Property”). The One Wilshire Mortgage Loan, which is evidenced by the non-controlling note A-5, has an outstanding principal balance as of the Cut-off Date of $23,250,000 and represents approximately 3.7% of the Initial Pool Balance.

The One Wilshire Whole Loan, which accrues interest at an initial rate of 2.77600% per annum (the “Initial Interest Rate”), was originated by Goldman Sachs Bank USA on December 22, 2021, had an aggregate original principal balance of $389,250,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $389,250,000.

The One Wilshire Whole Loan has a 10-year interest-only term through the anticipated repayment date of January 6, 2032 and a final maturity date of January 6, 2035. After the ARD, through and including January 6, 2035, the following structure will apply: the interest rate will increase (such new rate, the “Adjusted Interest Rate”) by 3.0% over the greater of (x) 2.77600%, and (y) the term SOFR rate in effect on the ARD; however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred as described below under “Lockbox and Cash Management.” For the period from the origination date through the ARD, the One Wilshire Whole Loan will accrue interest at the Initial Interest Rate. Voluntary prepayment of the One Wilshire Whole Loan in whole (but not in part) is permitted on or after the open prepayment date occurring in July 2031 without payment of any prepayment premium. Defeasance of the One Wilshire Whole Loan in whole (but not in part) is permitted at any time after the second anniversary of the Closing Date.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: ONE WILSHIRE

The table below summarizes the promissory notes that comprise the One Wilshire Whole Loan. The relationship between the holders of the One Wilshire Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$90,000,000	$90,000,000	Benchmark 2022-B32	Yes
A-2	80,000,000	80,000,000	Benchmark 2022-B33	No
A-3	85,000,000	85,000,000	Benchmark 2022-B34	No
A-4	111,000,000	111,000,000	Benchmark 2022-B35	No
A-5	23,250,000	23,250,000	CGCMT 2022-GC48	No
Total	$389,250,000	$389,250,000

■	The Mortgaged Property. The One Wilshire Property is a 30-story office building with a total rentable area of 661,553 SF (664,248 SF inclusive of the parking floors) located on an approximately 1.36-acre site at 624 South Grand Avenue in Los Angeles, California. The One Wilshire Property was originally constructed in 1967 and renovated in 1992. Additionally, there is also a 491 space five-level subterranean parking garage with 14 additional surface parking spaces. As of November 1, 2021, the One Wilshire Property was 87.3% leased to a variety of tenants, the largest being CoreSite.

The largest tenant, CoreSite (176,685 SF; 26.7% of net rentable area; 40.5% of underwritten base rent), currently operates 24 data centers across eight markets in the United States. CoreSite provides hybrid IT solutions that empower enterprises, cloud, network, and IT service providers to monetize and future-proof their digital business. CoreSite has been at the One Wilshire Property since 2007 and currently leases 35 suites. CoreSite extended its lease in August 2017. CoreSite’s lease expires in July 2029 and features three, five-year extension options, each with 270-day notice periods. On December 28, 2021, it was announced that American Tower Corporation, a telecommunication infrastructure focused REIT, had finalized its acquisition of CoreSite. CoreSite is now a subsidiary of American Tower Corporation and no information has been provided that there will be any proposed changes to the legal entity operating at the One Wilshire Property and on the relevant leases. CoreSite subleases 10,848 SF expiring on July 31, 2029 ($105.88 PSF) from GI TC One Wilshire Services, a borrower sponsor affiliate, which brings its total footprint at the One Wilshire Property to 187,533 SF (28.3% of net rentable area).

The second largest tenant, Musick Peeler (106,475 SF; 16.1% of net rentable area; 8.4% of underwritten base rent), is a national law firm that offers representation in a wide variety of legal matters, including appellate, banking and finance, corporate, business and technology, intellectual property, real estate, and trusts & estates and delivers legal services across the globe. Musick Peeler is a member of Ally Law, an alliance of international law firms. Musick Peeler has been at the One Wilshire Property since 1997 and expanded its space in 2004.

The third largest tenant, Verizon Global Networks (through its affiliated entities) (61,881 SF; 9.4% of net rentable SF; 13.4% of underwritten base rent) (“Verizon”) formed on June 30, 2000 and is one of the world’s leading providers of technology and communications services. Verizon is headquartered in New York City and in 2020 generated revenues of approximately $128.3 billion. Verizon offers voice, data and video services and solutions on its networks and platforms, focusing on customers’ demand for mobility, reliable network connectivity, security and control. Verizon has been at the One Wilshire Property since August 1982 and expanded its space in 1986, 1990, 1998, 2003, and 2012.

■	COVID-19 Update. As of May 24, 2022, the One Wilshire Property was open and operating. Rent collections for the One Wilshire Property were 99.3% and 99.8% for February 2022 and March 2022, respectively. There has been no rent relief requested but the following tenants did not pay base rent in February 2022 and March 2022 and are currently in bankruptcy (and excluded from the underwritten cash flows): (i) Starving Student Catering and (ii) Spectrum Link. As of May 24, 2022, no loan modification or forbearance requests have been made on the One Wilshire Whole Loan. The March debt service payment was made. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: ONE WILSHIRE

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the One Wilshire Property:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
CoreSite(4)	NR/NR/NR	176,685	26.7%	$17,276,987	40.5%	$97.78	7/31/2029	3, 5-year options
Verizon Global Networks(5)	NR/NR/NR	61,881	9.4	5,728,129	13.4	$92.57	Various	2, 5-year options
CenturyLink Communications, LLC(6)	NR/NR/NR	56,251	8.5	5,436,204	12.7	$96.64	Various	2, 5-year options
Musick Peeler	NR/NR/NR	106,475	16.1	3,577,352	8.4	$33.60	10/31/2023	1, 5-year option
Zayo	NR/NR/NR	32,017	4.8	1,788,285	4.2	$55.85	10/31/2033	2, 10-year options
Crown Castle(7)	NR/NR/NR	26,361	4.0	1,567,052	3.7	$59.45	Various	2, 5-year options
Crowell, Weedon	NR/NR/NR	43,301	6.5	1,463,883	3.4	$33.81	12/31/2024	1, 5-year option
GI TC One Wilshire Services (MMR Operated by CoreSite)	NR/NR/NR	10,848	1.6	1,153,482	2.7	$106.33	7/31/2031	None
China Telecom	NR/NR/NR	11,066	1.7	652,605	1.5	$58.97	9/30/2022	1, 5-year option
MPower Communications	NR/NR/NR	7,427	1.1	616,557	1.4	$83.02	3/31/2030	1, 5-year option
Ten Largest Owned Tenants		532,312	80.5%	$39,260,536	91.9%	$73.75
Remaining Owned Tenants		45,017	6.8	3,441,496	8.1	$76.45
Vacant Spaces (Owned Space)		84,224	12.7	0	0.0	$0.00
Totals / Wtd. Avg. All Owned Tenants		661,553	100.0%	$42,702,032	100.0%	$73.96

(1)	Based on the underwritten rent roll dated November 1, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of contractual rent steps underwritten through the termination option per the tenant’s lease.

(4)	CoreSite subleases 10,848 SF expiring on July 31, 2029 ($105.88 PSF) from GI TC One Wilshire Services, which brings its total footprint at the One Wilshire Property to 187,533 SF.

(5)	Verizon Global Networks leases 24,283 SF expiring July 31, 2029, 18,835 SF expiring December 14, 2026, 7,905 SF expiring December 14, 2023, 4,698 SF expiring August 21, 2030, 3,907 SF expiring July 15, 2025, 2,253 SF expiring April 30, 2025 and antenna space expiring July 31, 2022.

(6)	CenturyLink Communications, LLC (through affiliated leases) leases 35,925 SF expiring December 31, 2025, 10,318 SF expiring April 30, 2023 and 10,008 SF expiring November 30, 2026. CenturyLink Communications, LLC has the one-time right to reduce its space at the One Wilshire Property by 7,445 SF on June 30, 2023 with nine months' notice and payment of a reduction fee.

(7)	Crown Castle leases 14,199 SF expiring December 31, 2025 and 12,162 SF on a month to month basis.

The following table presents certain information relating to the lease rollover schedule at the One Wilshire Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(4)	% of Total UW Base Rent(4)	UW Base Rent $ per SF(4)	# of Expiring Leases
MTM	12,162	1.8%	1.8%	$370,342	0.9%	$30.45	6
2022	21,101	3.2	5.0%	1,393,624	3.3	$66.05	10
2023	137,204	20.7	25.8%	6,238,286	14.6	$45.47	15
2024	46,163	7.0	32.7%	1,645,896	3.9	$35.65	8
2025	63,034	9.5	42.3%	5,770,068	13.5	$91.54	16
2026	38,052	5.8	48.0%	3,488,714	8.2	$91.68	8
2027	0	0.0	48.0%	0	0.0	$0.00	1
2028	0	0.0	48.0%	0	0.0	$0.00	0
2029	200,968	30.4	78.4%	19,494,511	45.7	$97.00	36
2030	15,780	2.4	80.8%	1,358,824	3.2	$86.11	4
2031	10,848	1.6	82.4%	1,153,482	2.7	$106.33	1
2032	0	0.0	82.4%	0	0.0	$0.00	0
2033 & Thereafter	32,017	4.8	87.3%	1,788,285	4.2	$55.85	5
Vacant	84,224	12.7	100.0%	0	NAP	NAP	NAP
Total / Wtd. Avg.	661,553	100.0%		$42,702,032	100.0%	$73.96	110

(1)	Based on the underwritten rent roll dated November 1, 2021.

(2)	Lease Expiration Schedule is based on the lease expiration dates of all direct leases in place.

(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule. See “—The Mortgaged Property” above.

(4)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of contractual rent steps underwritten through the termination option per the tenant’s lease.

The following table presents certain information relating to historical occupancy at the One Wilshire Property:

Historical Leased %(1)

2019	2020	As of 11/1/2021
90.3%	89.4%	87.3%

(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: ONE WILSHIRE

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One Wilshire Property:

Cash Flow Analysis

	2019	2020	T-12 9/30/2021	Underwritten	Underwritten $ per SF
Base Rent(1)	$38,070,245	$40,022,711	$40,990,035	$42,702,032	$64.55
Reimbursements	2,522,775	3,320,201	3,668,783	3,725,129	$5.63
Vacancy & Credit Loss	(968,281)	(195,262)	(336,103)	(7,120,420)	($10.76)
Other Income(2)	7,507,780	7,717,265	7,842,263	8,182,721	$12.37
Gross Up Vacancy	0	0	0	7,120,420	$10.76
Effective Gross Income	$47,132,520	$50,864,916	$52,164,978	$54,609,882	$82.55
Total Operating Expenses	15,521,713	16,294,726	16,537,821	17,099,493	$25.85
Net Operating Income	$31,610,806	$34,570,190	$35,627,157	$37,510,389	$56.70
TI / LC	0	0	0	471,918	$0.71
Capital Expenditures	0	0	0	119,080	$0.18
Net Cash Flow	$31,610,806	$34,570,190	$35,627,157	$36,919,391	$55.81

Occupancy(3)	90.3%	89.4%	87.3%	88.8%
NOI Debt Yield	8.1%	8.9%	9.2%	9.6%
NCF DSCR	2.89x	3.16x	3.25x	3.37x

(1)	Underwritten Base Rent is based on the underwritten rent roll as of November 1, 2021.

(2)	Other Income includes Conduit, Generator, Condenser Water, Fluid Chiller, Junction Box, Roof & Antenna, Meet-Me-Room, Parking and Storage.

(3)	T-12 9/30/2021 Occupancy is based on the underwritten rent roll as of November 1, 2021. Underwritten Occupancy represents economic occupancy.

■	Appraisal. According to the appraisal, the One Wilshire Property had an “as-is” appraised value of $913,000,000 as of November 5, 2021.

■	Environmental Matters. According to a Phase I environmental report dated December 3, 2021, there are no recognized environmental conditions or recommendations for further action at the One Wilshire Property.

■	Market Overview and Competition. The One Wilshire Property is located in Los Angeles County in the Los Angeles-Long Beach-Anaheim metropolitan statistical area (“MSA”). Los Angeles County is the most populous county in the United States with a 2010 U.S. Census population of 9,818,605 and also has one of the largest economies in the world. Los Angeles is the sixth largest data center market in the United States by square footage. Los Angeles also benefits from a large number of technology, government, financial, and defense companies with large presences in the market.

The One Wilshire Property is within the financial district of Downtown Los Angeles central business district submarket. The downtown Los Angeles central business district submarket is home to a number of professional services companies including law firms, insurance companies and consulting firms. Notable companies with a presence in the area include Deloitte, Charles Schwab, Boston Consulting Group, Spotify and CBRE. The Downtown Los Angeles County office submarket reported a vacancy level of 21.3% and average office asking rent of $41.70 per square foot as of the third quarter of 2021. The Los Angeles County office market reported a vacancy level of 19.2% and average office rents of $43.85 per square foot as of the third quarter of 2021.

According to the appraisal, the 2020 population, population growth from 2010-2020 and average household income are presented in the chart below:

	Los Angeles City	Los Angeles County	LA-Long Beach-Anaheim MSA
Population	3,967,152	10,173,432	13,403,861
Population Growth	4.60%	3.61%	4.48%
Average Household Income	$97,592	$101,935	$107,748

■	The Borrower. The borrower is GI TC One Wilshire, LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having at least two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Wilshire Whole Loan. The non-recourse carve-out guarantor is TechCore, LLC (“TechCore”), a joint venture between GI Partners (“GI”) and the California Public Employees’ Retirement System (“CalPERS”). GI is the manager of TechCore and fund manager. CalPERS is the non-controlling member. TechCore is an

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: ONE WILSHIRE

investment vehicle that invests in technology-advantaged real estate in the United States, including data centers, internet gateways, and corporate campuses for technology tenants, and life science properties located in primary MSAs, leased to industry leading tenants.

■	Escrows. On the origination date of the One Wilshire Whole Loan, the borrower was not required to deposit reserves.

On each due date, the borrower is required to fund the following reserves with respect to the One Wilshire Whole Loan: (i) a tax reserve in an amount equal to one-twelfth of the reasonably estimated annual real estate taxes unless the borrower timely pays such taxes, promptly provides to the lender evidence of such payment reasonably acceptable to the lender and there is no continuing material event of default for a period in excess of 30 or more consecutive days; (ii) an insurance reserve in an amount equal to one-twelfth of reasonably estimated insurance premiums unless the borrower maintains a blanket policy in accordance with the One Wilshire Whole Loan documents and the borrower provides proof of payment of the applicable insurance premiums; and (iii) during the continuance of a One Wilshire Cash Sweep Period (as defined below), a capital expenditures reserve in an amount equal to approximately $9,923 in accordance with the One Wilshire Whole Loan documents. Amounts are disbursed from the capital expenditures reserve for capitalized expenditures (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements) at the One Wilshire Property in accordance with the One Wilshire Whole Loan documents.

CoreSite Funds Reserve - Within 30 days after a binding decision is made in relation to the pending arbitration with tenant CoreSite regarding certain disputed prior CAM charges of approximately $1.8 million, the borrower is required to (a) provide the lender with written evidence of such decision and (b) to the extent the annual underwritable cash flow is less than the origination date net operating income (“NOI”) as of such date as a result of the decision from the related arbitration or any amendments to the leases entered with CoreSite as a consequence of the decision from the related arbitration, deposit with the lender into a CoreSite funds reserve an amount equivalent to the difference between the CoreSite underwritten annual expense reimbursements and the amount of any reduced annual expense reimbursements to be paid by CoreSite for the immediately subsequent 12 month period under the terms of its leases (the "Required Minimum Balance"). To the extent the amount of annual expense reimbursements to be paid by CoreSite are subject to adjustment under the terms of its leases, the borrower will deposit with the lender within 30 days of any adjustment any shortfall such that the balance maintained in the CoreSite funds reserve is always equal to Required Minimum Balance.

Operating Expense Funds Reserve - The borrower is required to deposit into an operating expense funds reserve during the continuance of a One Wilshire Cash Sweep Period, an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses to be incurred by the borrower for the then current interest period in accordance with the One Wilshire Whole Loan documents. The lender is required to disburse the operating expense funds to the borrower to pay approved operating expenses and approved extraordinary expenses upon the borrower's request (which such request must be accompanied by an officer's certificate detailing the applicable expenses to which the requested disbursement relates and attesting that such expense will be paid with the requested disbursement).

Lease Sweep Reserve - The borrower is required to deposit into a lease sweep reserve during the continuance of a One Wilshire Cash Sweep Period, an amount equal to approximately $41,347 for leasing expenses in accordance with the One Wilshire Whole Loan documents. Amounts are disbursed from the lease sweep reserve for leasing space at the One Wilshire Property pursuant to leases entered into in accordance with the One Wilshire Whole Loan documents, including leasing commissions, concessions and improvements in accordance with the One Wilshire Whole Loan documents.

Excess Cash Flow Reserve - The borrower is required to deposit into an excess cash flow reserve during the continuance of a One Wilshire Cash Sweep Period, any excess cash flow in accordance with the One Wilshire Whole Loan documents. Amounts are disbursed from the excess cash flow reserve in accordance with the One Wilshire Whole Loan documents.

■	Lockbox and Cash Management. The One Wilshire Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the One Wilshire Property and all other money received by the borrower or the property manager with respect to the One Wilshire Property to be deposited into the lockbox account within two business days of receipt. On each business day during

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: ONE WILSHIRE

the continuance of a One Wilshire Cash Sweep Period under the One Wilshire Whole Loan, all amounts in the lockbox account are required to be remitted to the cash management account. To the extent no One Wilshire Cash Sweep Period is continuing, all funds in the lockbox account are required to be transferred to the borrower’s operating account.

Prior to the ARD, on each due date during the continuance of a One Wilshire Cash Sweep Period under the One Wilshire Whole Loan, all funds on deposit in the cash management account after the application of such funds in accordance with the One Wilshire Whole Loan documents are required to be held by the lender in the excess cash flow reserve as additional collateral for the One Wilshire Whole Loan and disbursed in accordance with the One Wilshire Whole Loan documents. If the One Wilshire Whole Loan is not paid by the ARD, from and after the ARD, the One Wilshire Whole Loan will accrue interest at the Adjusted Interest Rate; however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate will be deferred. After the ARD, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the One Wilshire Whole Loan, until the outstanding principal balance has been reduced to zero, then to any excess interest until the excess interest has been reduced to zero and then to any other indebtedness due under the One Wilshire Whole Loan until the other indebtedness has been reduced to zero.

A “One Wilshire Cash Sweep Period” means a period (i) commencing upon any of (a) an event of default, (b) the debt yield falling below 7.0% as of the end of any fiscal quarter (each, a "Debt Yield Cash Sweep Trigger Event"), or (c) the ARD; and (ii) expiring upon (x) with regard to any One Wilshire Cash Sweep Period commenced in connection with clause (a) above, the cure or waiver (if applicable) of such event of default, (y) with regard to any One Wilshire Cash Sweep Period commenced in connection with clause (b) above, at such time as the debt yield has equaled or exceeded 7.0% for two consecutive fiscal quarters or, to the extent the borrower provides evidence that the sole reason a Debt Yield Cash Sweep Trigger Event occurs is a vacating data center underwriting adjustment or a vacating non-data center underwriting adjustment, each as more particularly described in the One Wilshire Mortgage Loan documents, the amount of funds deposited in the excess cash flow account as a result of the related Debt Yield Cash Sweep Trigger Event is equal to the applicable Excess Cash Flow Account Threshold Amount (as defined below) or (z) with regard to any One Wilshire Cash Sweep Period commenced in connection with clause (c) above, the payment in full of the outstanding One Wilshire Whole Loan. Notwithstanding the foregoing, a One Wilshire Cash Sweep Period will not be deemed to expire in the event that a One Wilshire Cash Sweep Period then exists for any other reason.

“Excess Cash Flow Account Threshold Amount” means, (i) in the case of a vacating data center underwriting adjustment, $15.00 times the rentable SF of the leased premises which is subject to a lease which caused the related vacating data center underwriting adjustment, and (ii) in the case of a vacating non-data center underwriting adjustment, $75.00 times the rentable SF of the leased premises which is subject to a lease which caused the related vacating non-data center underwriting adjustment.

■	Property Management. The One Wilshire Property is managed by GI Property Manager (CA) Inc., a Delaware corporation, a third party management company and an affiliate of the borrower sponsor.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the One Wilshire Property. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: EXCHANGERIGHT NET LEASED PORTFOLIO #55

Walmart
Neighborhood Market
Walmart Neighborhood Market – Houma (Park), LA

CVS/pharmacy
CVS – Auburn (Opelika), AL

FAMILY DOLLAR
Family Dollar – Cuyahoga Falls (Bailey), OH

Pick'n Save
Pick 'n Save – Sun Prairie (Main), WI

Schnucks
Schnucks – Love's Park (Harlem), IL

DOLLAR TREE
Dollar Tree – Des Plaines (Rand), IL

PNC BANK
PNC Bank –Clarendon Hills (Holmes), IL

publix
FOOD & PHARMACY
Publix – Dectaur (Point), AL

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: EXCHANGERIGHT NET LEASED PORTFOLIO #55

Pierre
Sioux Falls
SD
WI
Milwaukee
MI
Detroit
Buffalo
Syracuse
Albany
Burlington
Augusta
VT
NH
ME
Boston
MA
NY
CT
RI
New York
Casper
WY
Cheyenne
NE
Omaha
IA
Chicago
Cleveland
Pittsburgh
PA
Philadelphia
NJ
IN
OH
IL
Indianapolis
Columbus
Denver
CO
Colorado Springs
Kansas City
KS
St. Louis
MO
Cincinnati
Louisville
MD
Baltimore
DE
Washington, D.C.
Charleston
WV
Richmond
VA
Norfolk
KY
Tulsa
OK
Santa Fe
Amarillo
Oklahoma City
Nashville
Knoxville
Raleigh
TN
AR
Memphis
Little Rock
NC
Charlotte
Wilmington
NM
Columbia
SC
MS
Atlanta
Dallas
Shreveport
Jackson
AL
GA
Montgomery
Savannah
El Paso
TX
LA
Atlantic Ocean
Austin
Houston
Tallahassee
Jacksonville
New Orleans
San Antonio

ExchangeRight Net Leased Portfolio #55

	PROPERTY NAME	ADDRESS	CITY	STATE	ZIP CODE
1	Walmart Neighborhood Market - Prairieville (Airline), LA	15047 Airline Highway	Prairieville	Louisiana	70769
2	Pick N Save - Sun Prairie (Main), WI	640 East Main Street	Sun Prairie	Wisconsin	53590
3	Schnucks - Love's Park (Harlem), IL	1810 Harlem Road	Loves Park	Illinois	61111
4	Walmart Neighborhood Market - Thibodaux (Main), LA	224 West Main Street	Thibodaux	Louisiana	70301
5	Walmart Neighborhood Market - Houma (Park), LA	6411 West Park Avenue	Houma	Louisiana	70364
6	Publix - Decatur (Point), AL	2934 Point Mallard Parkway Southeast	Decatur	Alabama	35603
7	PNC Bank - Clarendon Hills (Holmes), IL	300 Holmes Avenue	Clarendon Hills	Illinois	60514
8	Walmart Neighborhood Market - New Iberia (Parkview), LA	1201 Parkview Drive	New Iberia	Louisiana	70563
9	Walmart Neighborhood Market - Opelousas (Union), LA	2310 South Union Street	Opelousas	Louisiana	70570
10	Walmart Neighborhood Market - Meraux (Archbishop), LA	2500 Archbishop Philip M. Hannan Boulevard	Meraux	Louisiana	70075
11	CVS Pharmacy - Auburn (Opelika), AL	1498 Opelika Road	Auburn	Alabama	36830
12	Huntington Bank- Clarksburg (Pike), WV	230 West Pike Street	Clarksburg	West Virginia	26301
13	CVS Pharmacy - Grand Rapids (Fuller), MI	1155 Fuller Avenue Northeast	Grand Rapids	Michigan	49503
14	O'Reilly Auto Parts - Madison (Commerce), WI	416 Commerce Drive	Madison	Wisconsin	53719
15	U.S. Bank - Northlake (North), IL	26 North Avenue	Northlake	Illinois	60164
16	CVS - Tullahoma (Jackson), TN	1351 North Jackson Street	Tullahoma	Tennessee	37388
17	7-Eleven- La Grange (Ogden), IL	9600 East Ogden Avenue	La Grange	Illinois	60525
18	U.S. Bank - Elk Grove Village (Devon), IL	1100 West Devon Avenue	Elk Grove Village	Illinois	60007
19	Sherwin Williams - Marysville (Fifth), OH	702 East 5th Street	Marysville	Ohio	43040
20	O'Reilly - Owensboro (Bold Forbes), KY	3200 Bold Forbes Way	Owensboro	Kentucky	42303
21	PNC Bank - Aurora (Galena), IL	1977 West Galena Boulevard	Aurora	Illinois	60506
22	NAPA Auto Parts - Downers Grove (Ogden), IL	901 Ogden Avenue	Downers Grove	Illinois	60515
23	Family Dollar - Cuyahoga Falls (Bailey), OH	1841 Bailey Road	Cuyahoga Falls	Ohio	44221
24	Dollar General - Lewiston (Sabattus), ME	1079 Sabattus Street	Lewiston	Maine	4240
25	U.S. Bank - Niles (Dempster), IL	8500 West Dempster Street	Niles	Illinois	60714
26	Dollar Tree - Des Plaines (Rand), IL	1507 Rand Road	Des Plaines	Illinois	60016
27	Dollar General - Odessa (University), TX	10521 West University Boulevard	Odessa	Texas	79764
28	Dollar General - Weber City, (Hwy 23), VA	2000 Main Street	Weber City	Virginia	24290
29	Dollar General- Springtown (Highway), TX	4405 East Highway 199	Springtown	Texas	76082
30	Sherwin Williams - Champaign (Marketview), IL	702 West Marketview Drive	Champaign	Illinois	61822
31	Dollar General - Holly (Saginaw), MI	514 North Saginaw Street	Holly	Michigan	48442
32	Dollar General - Dyer (Sheffield), IN	1620 Sheffield Avenue	Dyer	Indiana	46311
33	Dollar General - Lubbock (University), TX	9604 University Avenue	Lubbock	Texas	79423
34	Citizens Bank - Wilmington (Marsh), DE	1620 Marsh Road	Wilmington	Delaware	19803

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: EXCHANGERIGHT NET LEASED PORTFOLIO #55

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	34	Loan Seller	CREFI
Location (City / State)(1)	Various / Various	Cut-off Date Balance(3)	$22,340,000
Property Type	Retail	Cut-off Date Balance PSF(2)(3)	$138.91
Size (SF)	747,953	Percentage of Initial Pool Balance	3.5%
Total Occupancy as of 6/1/2022	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/1/2022	100.0%	Type of Security	Fee
Year Built / Latest Renovation(1)	Various / Various	Mortgage Rate	4.58000%
Appraised Value(1)	$195,600,000	Original Term to Maturity (Months)	120
Appraisal Date	Various	Original Amortization Term (Months)	NAP
Borrower Sponsor	ExchangeRight Real Estate, LLC	Original Interest Only Period (Months)	120
Property Management	NLP Management, LLC	First Payment Date	6/1/2022
		Maturity Date	5/1/2032
Underwritten Revenues	$10,181,784
Underwritten Expenses	$254,545	Escrows
Underwritten Net Operating Income (NOI)	$9,927,240		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$9,815,047	Taxes	$387,576	$129,192
Cut-off Date LTV Ratio(2)	53.1%	Insurance	$0	Springing
Maturity Date LTV Ratio(2)	53.1%	Replacement Reserve	$0	Springing
DSCR Based on Underwritten NOI / NCF(2)	2.06x / 2.03x	TI / LC	$1,500,000	Springing
Debt Yield Based on Underwritten NOI / NCF(2)	9.6% / 9.4%	Other(5)	$380,760	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$103,900,000	50.8%	Purchase Price(5)	$197,829,395	96.7%
Principal New Cash Contribution	100,606,605	49.2	Closing Costs	4,408,873	2.2
			Upfront Reserves	2,268,336	1.1
Total Sources	$204,506,605	100.0%	Total Uses	$204,506,605	100.0%

(1)	See the “Portfolio Summary” chart below for the Location (City / State), Year Built / Latest Renovation, and the Appraised Values of the individual ExchangeRight Net Leased Portfolio #55 Properties (as defined below).

(2)	Calculated based on the aggregate outstanding principal balance of the ExchangeRight Net Leased Portfolio #55 Whole Loan (as defined below).

(3)	The Cut-off Date Balance of $22,340,000 represents the outstanding balance as of the Cut-off Date of non-controlling note A-1-B, which is part of the ExchangeRight Net Leased Portfolio #55 Whole Loan.

(4)	See “—Escrows” below.

(5)	Other Upfront reserves consist of $200,000 for an unfunded obligations reserve and $180,760 for an immediate repair reserve.

(6)	The borrower sponsor acquired the ExchangeRight Net Leased #55 Properties between January 2022 and March 2022 for a combined purchase price of $197,829,395. The ExchangeRight Net Leased Portfolio #55 Properties were unencumbered at the time of origination.

■	The Mortgage Loan. The ExchangeRight Net Leased Portfolio #55 mortgage loan (the “ExchangeRight Net Leased Portfolio #55 Loan”) is part of a whole loan (the “ExchangeRight Net Leased Portfolio #55 Whole Loan”) evidenced by three pari passu notes that are secured by first mortgages encumbering the borrower’s fee interests in 34 single tenant retail properties located in 14 different states (the “ExchangeRight Net Leased Portfolio #55 Properties”). The ExchangeRight Net Leased Portfolio #55 Loan is evidenced by the non-controlling note A-1-B, with an outstanding principal balance as of the Cut-off Date of $22,340,000 and represents approximately 3.5% of the initial pool balance. The ExchangeRight Net Leased Portfolio #55 Whole Loan, which accrues interest at a rate of 4.58000% per annum, was originated on April 8, 2022, had an aggregate original principal balance of $103,900,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $103,900,000. The ExchangeRight Net Leased Portfolio #55 Whole Loan had an initial interest-only term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The scheduled maturity date of the ExchangeRight Net Leased Portfolio #55 Whole Loan is the due date in May 2032.

Voluntary prepayment of the ExchangeRight Net Leased Portfolio #55 Whole Loan is prohibited prior to the due date occurring in January 2032. Defeasance of the ExchangeRight Net Leased Portfolio #55 Whole Loan is permitted at any time after the earlier of (i) April 8, 2025 and (ii) the second anniversary of the closing date of the securitization that includes the last note of the Exchange Right Net Leased Portfolio #55 Whole Loan to be securitized.

The table below summarizes the promissory notes that comprise the ExchangeRight Net Leased Portfolio #55 Whole Loan. The relationship between the holders of the ExchangeRight Net Leased Portfolio #55 Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$40,000,000	$40,000,000	Benchmark 2022-B35	Yes
A-1-B	22,340,000	22,340,000	CGCMT 2022-GC48	No
A-2	41,560,000	41,560,000	BCREI(1)	No
Whole Loan	$103,900,000	$103,900,000

(1)       Expected to be contributed to one or more future securitizations.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: EXCHANGERIGHT NET LEASED PORTFOLIO #55

■	The Mortgaged Properties. The ExchangeRight Net Leased Portfolio #55 Properties consist of 34 single tenant retail properties which are collectively 100.0% occupied. The ExchangeRight Net Leased Portfolio #55 Properties are located across 14 different states. The ExchangeRight Net Leased Portfolio #55 Properties are occupied by 16 different tenants.

The largest tenant based on the underwritten base rent at the ExchangeRight Net Leased Portfolio #55 is Walmart Neighborhood Market (255,968 SF, 34.2% of the NRA, 41.1% of the UW Base Rent) with lease expirations of August 31, 2031 (44,237 SF), January 13, 2031 (43,240 SF), January 27, 2031 (84,622 SF), October 21, 2031 (41,952 SF), April 12, 2032 (41,917 SF). Walmart Neighborhood Market was designed in 1998 as a smaller-footprint option for communities in need of a pharmacy. Walmart Neighborhood Market offers fresh produce, meat and dairy products, bakery and deli items, household supplies, health and beauty aids and a pharmacy.

The second largest tenant based on the underwritten base rent is Pick ‘n Save (61,048 SF, 8.2% of NRA, 8.9% of UW Base Rent) with a lease expiration of December 31, 2029. Pick ‘n Save is a grocery store chain funded in 1975 in Milwaukee, Wisconsin. Pick ‘n Save employs approximately 10,000 employees. In 2015, Pick 'n Save became a wholly owned subsidiary of Kroger. Kroger is a grocery store chain with nearly 2,800 stores in 35 states under two dozen banners and annual sales of more than $132.5 billion.

The third largest tenant based on the underwritten base rent is Schnucks (142,357 SF, 19.0% of the NRA, 8.8% of UW Base Rent) with a lease expiration date of December 31, 2028. Founded in 1939, Schnucks is a privately held, family-owned supermarket chain that is based in St. Louis, with 112 locations in five states.

ExchangeRight Net Lease Portfolio #55 Summary

Property Name	City, State	Year Built / Renovated	Net Rentable Area (SF)	Property Occupancy(2)	Whole Loan Cut-off Date Balance	% Whole Loan Cut-off Date Balance	Appraised Value(1)	UW NCF
Walmart Neighborhood Market - Prairieville (Airline), LA	Prairieville, LA	2017 / NAP	41,917	100.0%	$9,925,000	9.6%	$16,700,000	$795,148
Pick N Save - Sun Prairie (Main), WI	Sun Prairie, WI	2009 / NAP	61,048	100.0	9,635,000	9.3%	17,000,000	871,765
Schnucks - Love's Park (Harlem), IL	Loves Park, IL	1998 / NAP	142,357	100.0	9,180,000	8.8%	16,100,000	851,687
Walmart Neighborhood Market - Thibodaux (Main), LA	Thibodaux, LA	2015 / NAP	42,311	100.0	8,905,000	8.6%	14,900,000	712,683
Walmart Neighborhood Market - Houma (Park), LA	Houma, LA	2016 / NAP	44,237	100.0	8,666,000	8.3%	14,700,000	698,136
Publix - Decatur (Point), AL	Decatur, AL	2018 / NAP	45,600	100.0	6,065,000	5.8%	10,800,000	521,623
PNC Bank - Clarendon Hills (Holmes), IL	Clarendon Hills, IL	1986 / NAP	15,896	100.0	5,224,000	5.0%	9,180,000	519,071
Walmart Neighborhood Market - New Iberia (Parkview), LA	New Iberia, LA	2016 / NAP	41,952	100.0	4,930,000	4.7%	14,200,000	675,970
Walmart Neighborhood Market - Opelousas (Union), LA	Opelousas, LA	2016 / NAP	43,240	100.0	4,495,000	4.3%	12,000,000	571,610
Walmart Neighborhood Market - Meraux (Archbishop), LA	Meraux, LA	2016 / NAP	42,311	100.0	4,390,000	4.2%	12,400,000	592,144
CVS Pharmacy - Auburn (Opelika), AL	Auburn, AL	2009 / NAP	13,253	100.0	3,760,000	3.6%	6,730,000	346,885
Huntington Bank- Clarksburg (Pike), WV	Clarksburg, WV	1966 / NAP	43,500	100.0	2,569,000	2.5%	4,550,000	229,906
CVS Pharmacy - Grand Rapids (Fuller), MI	Grand Rapids, MI	2000 / NAP	10,965	100.0	2,090,000	2.0%	3,710,000	215,747
O'Reilly Auto Parts - Madison (Commerce), WI	Madison, WI	1994 / NAP	16,240	100.0	1,823,000	1.8%	3,200,000	158,765
U.S. Bank - Northlake (North), IL	Northlake, IL	1961 / NAP	5,300	100.0	1,730,000	1.7%	3,090,000	170,701
CVS - Tullahoma (Jackson), TN	Tullahoma, TN	1997 / NAP	9,600	100.0	1,652,000	1.6%	3,000,000	138,523
7-Eleven- La Grange (Ogden), IL	La Grange, IL	1997 / NAP	3,000	100.0	1,544,000	1.5%	2,700,000	137,128
U.S. Bank - Elk Grove Village (Devon), IL	Elk Grove Village, IL	1977 / NAP	4,250	100.0	1,463,000	1.4%	2,610,000	145,448
Sherwin Williams - Marysville (Fifth), OH	Marysville, OH	2022 / NAP	3,500	100.0	1,390,000	1.3%	2,400,000	118,225
O'Reilly - Owensboro (Bold Forbes), KY	Owensboro, KY	2021 / NAP	7,150	100.0	1,379,000	1.3%	2,480,000	111,572
PNC Bank - Aurora (Galena), IL	Aurora, IL	1976 / NAP	5,000	100.0	1,344,000	1.3%	2,360,000	123,528
NAPA Auto Parts - Downers Grove (Ogden), IL	Downers Grove, IL	1954 / 2007	10,500	100.0	1,257,000	1.2%	2,260,000	116,622
Family Dollar - Cuyahoga Falls (Bailey), OH	Cuyahoga Falls, OH	2014 / NAP	8,353	100.0	1,183,000	1.1%	2,025,000	107,669
Dollar General - Lewiston (Sabattus), ME	Lewiston, ME	2014 / NAP	9,026	100.0	1,092,000	1.1%	1,900,000	98,725
U.S. Bank - Niles (Dempster), IL	Niles, IL	1978 / NAP	5,477	100.0	1,037,000	1.0%	1,840,000	102,273
Dollar Tree - Des Plaines (Rand), IL	Des Plaines, IL	1967 / 2019	8,300	100.0	1,011,000	1.0%	1,740,000	92,325
Dollar General - Odessa (University), TX	Odessa, TX	2013 / NAP	9,026	100.0	913,000	0.9%	1,570,000	83,361
Dollar General - Weber City, (Hwy 23), VA	Weber City, VA	1958 / 2013	9,495	100.0	911,000	0.9%	1,600,000	87,609
Dollar General- Springtown (Highway), TX	Springtown, TX	2014 / NAP	9,026	100.0	819,000	0.8%	1,500,000	78,243
Sherwin Williams - Champaign (Marketview), IL	Champaign, IL	1989 / 2012	4,884	100.0	802,000	0.8%	1,480,000	72,184
Dollar General - Holly (Saginaw), MI	Holly, MI	1950 / 2014	10,736	100.0	724,000	0.7%	1,275,000	78,492
Dollar General - Dyer (Sheffield), IN	Dyer, IN	2006 / NAP	9,014	100.0	711,000	0.7%	1,220,000	65,011
Dollar General - Lubbock (University), TX	Lubbock, TX	2004 / NAP	9,014	100.0	704,000	0.7%	1,320,000	67,116
Citizens Bank - Wilmington (Marsh), DE	Wilmington, DE	1950 / 2007	2,475	100.0	577,000	0.6%	1,060,000	59,151
Total / Wtd. Avg.			747,953	100.0%	$103,900,000	100.0%	$195,600,000	$9,815,047

(1)	Source: Appraisal.

(2)	As of underwritten rent rolls dated June 1, 2022.

n	COVID-19 Update. As of May 1, 2022, the ExchangeRight Net Leased Portfolio #55 Properties were open and operating. Collections for the ExchangeRight Net Leased Portfolio #55 Properties were 100.0% throughout the COVID-19 pandemic. As of May 1, 2022, the ExchangeRight Net Leased Portfolio #55 Whole Loan is not subject to any modification or forbearance requests. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: EXCHANGERIGHT NET LEASED PORTFOLIO #55

Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The following table presents certain information relating to the tenants at the ExchangeRight Net Leased Portfolio #55 Properties:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (MIS/Fitch/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ PSF(3)	Lease Expiration	Renewal / Extension Options
Walmart Neighborhood Market	Aa2/AA/AA	255,968	34.2%	$4,528,438	41.1%	$17.69	Various(4)	17, 5-year options
Pick 'n Save	NR/NR/NR	61,048	8.2	976,768	8.9	$16.00	12/31/2029	4, 5-year options
Schnucks	NR/NR/NR	142,357	19.0	968,028	8.8	$6.80	12/31/2028	9, 5-year options
CVS Pharmacy	Baa2/NR/BBB	33,818	4.5	783,066	7.1	$23.16	Various(5)	Various(10)
PNC Bank, N.A.	A2/NR/A	20,896	2.8	715,990	6.5	$34.26	Various(6)	2, 5-year options
Dollar General	Baa2/NR/BBB	65,337	8.7	630,195	5.7	$9.65	Various(7)	Various(11)
Publix	NR/NR/NR	45,600	6.1	585,960	5.3	$12.85	2/28/2038	8, 5-year options
U.S. Bank National Association(8)	A2/AA-/A+	15,027	2.0	466,446	4.2	$31.04	1/31/2028	2, 5-year options
O'Reilly Auto Parts	Baa1/NR/BBB	23,390	3.1	303,641	2.8	$12.98	Various(9)	Various(12)
Huntington Bancshares	Baa1/A-/BBB+	43,500	5.8	262,155	2.4	$6.03	12/31/2030	3, 5-year options
Ten Largest Owned Tenants		706,941	94.5%	$10,220,688	92.9%	$14.46
Remaining Tenants		41,012	5.5	786,646	7.1	$19.18
Total / Wtd. Avg.		747,953	100.0%	$11,007,334	100.0%	$14.72

(1)	Based on the underwritten rent rolls dated June 1, 2022.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of straight-line rent steps for certain investment grade tenants including Dollar General, Sherwin Williams and U.S. Bank National Association.

(4)	Walmart Neighborhood Market leases 255,968 SF of space across six properties: (i) Walmart Neighborhood Market - Houma (Park), LA, 44,237 SF of space with an initial lease expiration date of August 31, 2031, (ii) Walmart Neighborhood Market - Opelousas (Union), LA, 43,240 SF of space with an initial lease expiration date of January 13, 2031,(iii) Walmart Neighborhood Market - Thibodaux (Main), LA, 42,311 SF of space with an initial lease expiration date of January 27, 2031, (iv) Walmart Neighborhood Market - Meraux (Archbishop), LA, 42,311 SF of space with an initial lease expiration date of January 27, 2031, (v) Walmart Neighborhood Market - New Iberia (Parkview), LA, 41,952 SF of space with initial lease expiration date of October 21, 2031, and (vi) Walmart Neighborhood Market - Prairieville (Airline), LA, 41,917 SF of space with an initial lease expiration date of April 12, 2032.

(5)	CVS Pharmacy leases 33,818 SF of space across three properties: (i) CVS Pharmacy - Auburn (Opelika), AL, 13,253 SF of space with an initial lease expiration date of January 30, 2030, (ii) CVS Pharmacy - Grand Rapids (Fuller), MI, 10,965 SF of space with an initial lease expiration date of June 30, 2027, and (iii) CVS - Tullahoma (Jackson), TN, 9,600 SF of space with an initial lease expiration date of May 31, 2032.

(6)	PNC Bank, N.A. leases 20,896 SF of space across two properties: (i) PNC Bank - Clarendon Hills (Holmes), IL, 15,896 SF of space with an initial lease expiration date of April 30, 2032, and (ii) PNC Bank - Aurora (Galena), IL, 5,000 SF of space with an initial expiration date of May 31, 2031.

(7)	Dollar General leases 65,337 SF of space across seven properties: (i) Dollar General - Holly (Saginaw), MI, 10,736 SF of space with an initial lease expiration date of October 31, 2028, (ii) Dollar General - Weber City, (Hwy 23), VA, 9,495 SF of space with an initial lease expiration date of October 31, 2028, (iii) Dollar General- Springtown (Highway), TX, 9,026 SF of space with an initial lease expiration date of May 31, 2029, (iv) Dollar General - Odessa (University), TX, 9,026 SF of space with an initial lease expiration date of May 31, 2028, (v) Dollar General - Lewiston (Sabattus), ME, 9,026 SF of space with an initial lease expiration of February 28, 2030, (vi) Dollar General - Dyer (Sheffield), IN, 9,014 SF of space with an initial lease expiration date of February 29, 2028, and (vii) Dollar General - Lubbock (University), TX, 9,014 SF of space with an initial lease expiration date of August 31, 2029.

(8)	U.S. Bank National Association leases 15,027 SF of space across three properties: (i) U.S. Bank - Niles (Dempster), IL, 5,477 SF of space with an initial lease expiration date of January 31, 2028, (ii) U.S. Bank - Northlake (North), IL, 5,300 SF of space with an initial lease expiration date of January 31, 2028, and (iii) U.S. Bank – Elk Grove Village (Devon), IL, 4,250 SF of space with an initial lease expiration date of January 31, 2028.

(9)	O’Reilly Auto Parts leases 23,390 SF across two properties: (i) O'Reilly Auto Parts - Madison (Commerce), WI, 16,240 SF of space with an initial lease expiration date of October 31, 2031, and (ii) O'Reilly - Owensboro (Bold Forbes), KY, 7,150 SF of space with an initial expiration date of August 31, 2036.

(10)	The CVS Pharmacy properties have various lease renewal / extension options: (i) 5, 5-year options for CVS Pharmacy - Auburn (Opelika), AL, (ii) 10, 5-year options for CVS Pharmacy - Grand Rapids (Fuller), MI and (ii) 3, 5-year options for CVS - Tullahoma (Jackson), TN.

(11)	The Dollar General properties have various lease renewal / extension options: (i) 4, 5-year options for Dollar General - Holly (Saginaw), MI, (ii) 5, 5-year options for Dollar General - Weber City, (Hwy 23), VA, (iii) 3, 5-year options for Dollar General- Springtown (Highway), TX, (iv) 3, 5-year options for Dollar General - Odessa (University), TX, (v) 3, 5-year options for Dollar General - Lewiston (Sabattus), ME, (vi) 5, 5-year options for Dollar General - Dyer (Sheffield), IN and, (vii) 2, 5-year options for Dollar General - Lubbock (University), TX.

(12)	The O’Reilly Auto Parts properties have various lease renewal / extension options: (i) 4, 5-year options for O'Reilly Auto Parts - Madison (Commerce), WI, and (ii) 6, 5-year options for O'Reilly - Owensboro (Bold Forbes), KY.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: EXCHANGERIGHT NET LEASED PORTFOLIO #55

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Net Leased Portfolio #55 Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ Per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	13,440	1.8	1.8%	307,043	2.8	$22.85	2
2028	198,655	26.6	28.4%	1,942,074	17.6	$9.78	7
2029	106,241	14.2	42.6%	1,496,523	13.6	$14.09	6
2030	65,779	8.8	51.4%	759,954	6.9	$11.55	3
2031	240,175	32.1	83.5%	4,037,196	36.7	$16.81	8
2032	67,413	9.0	92.5%	1,622,014	14.7	$24.06	3
2033 & Thereafter	56,250	7.5	100.0%	842,531	7.7	$14.98	3
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total	747,953	100.0%		$11,007,334	100.0%	$14.72	32

(1)	Based on the underwritten rent rolls dated June 1, 2022.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of straight-line rent steps for certain investment grade tenants including Dollar General, Sherwin Williams and U.S. Bank National Association.

The following table presents certain information relating to historical occupancy at the ExchangeRight Net Leased Portfolio #55 Properties:

Historical Leased %(1)

2019	2020	2021	As of 6/1/2022(2)
N/A	N/A	N/A	100.0%

(1)	Historical occupancies are unavailable due to the acquisition of ExchangeRight Net Leased Portfolio #55 Properties at origination of the ExchangeRight Net Leased Portfolio #55 Whole Loan.

(2)	Based on underwritten rent rolls dated as of June 1, 2022.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: EXCHANGERIGHT NET LEASED PORTFOLIO #55

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the ExchangeRight Net Leased Portfolio #55 Properties:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ PSF
Base Rent	$10,802,166	$14.44
Contractual Rent Steps(2)	205,168	$0.27
Economic Vacancy & Credit Loss	(825,550)	($1.10)
Effective Gross Income	$10,181,784	$13.61

Real Estate Taxes	0	$0.00
Insurance	0	$0.00
Management Fee	254,545	$0.34
Other Operating Expenses	0	$0.00
Total Operating Expenses	$254,545	$0.34

Net Operating Income	$9,927,240	$13.27
Replacement Reserves	112,193	$0.15
TI / LC	0	$0.00
Capital Expenditures	0	$0.00
Net Cash Flow	$9,815,047	$13.12

Occupancy	92.5%
NOI Debt Yield	9.6%
NCF DSCR	2.03x

(1)	Historical financial information is unavailable due to the acquisition of the ExchangeRight Net Leased Portfolio #55 Properties at origination of the ExchangeRight Net Leased Portfolio #55 Whole Loan.

(2)	Contractual rent steps are underwritten as the straight-line average over the lease term for certain investment grade tenants including Dollar General, Sherwin Williams and U.S. Bank National Association.

■	Appraisal. According to the appraisal reports dated between February 18, 2022 and March 9, 2022, the ExchangeRight Net Leased Portfolio #55 Properties had an aggregate “as-is” appraised value of $195,600,000.

■	Environmental Matters. Phase I environmental reports dated between December 29, 2021 and March 24, 2022 were delivered in connection with the origination of the ExchangeRight Net Leased Portfolio #55 Whole Loan. The environmental report for the CVS Pharmacy – Grand Rapids (Fuller), MI property identified a REC related to historical use of the southern portion of the property for automobiles service and potential dry cleaner resulting in releases to soil and groundwater. In addition, the northern portion of the property shows soil staining associated with the property’s historic use as gas station. A confirmed release was reported on March 7,1991 and a restrictive covenant was recorded for the property in 1996. Furthermore, the environmental report for the 7-Eleven–La Grange (Ogden), IL property identified a REC of a 22-year-old UST system that was installed on March 1, 2000.

■	Market Overview and Competition. The ExchangeRight Net Leased Portfolio #55 Properties are 34 geographically dispersed properties across 14 different states. The ExchangeRight Net Leased Portfolio #55 Properties are located in submarkets with vacancy rates ranging from 0.0% to 14.3%. The submarkets’ rents per SF range from $6.80 to $50.85.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: EXCHANGERIGHT NET LEASED PORTFOLIO #55

Market Analysis(1)

Property Name	City, State	Market	Submarket	Submarket Inventory	Submarket Vacancy	Submarket Rent PSF	UW Base Rent PSF(2)
Walmart Neighborhood Market - Prairieville (Airline), LA	Prairieville, LA	Baton Rouge	Ascension Parish	5,838,707	1.8%	$18.13	$21.20
Pick N Save - Sun Prairie (Main), WI	Sun Prairie, WI	Madison	Outlying Dane East	3,266,203	2.5%	$17.06	$16.00
Schnucks - Love's Park (Harlem), IL	Loves Park, IL	Chicago	I-39 Corridor/ Winnebago County	20,689,073	6.7%	$11.17	$6.80
Walmart Neighborhood Market - Thibodaux (Main), LA	Thibodaux, LA	Houma-Thibodaux	City of Thibodaux	1,809,654	0.2%	$13.17	$15.68
Walmart Neighborhood Market - Houma (Park), LA	Houma, LA	Houma-Thibodaux	City of Houma	5,812,792	2.0%	$15.95	$17.67
Publix - Decatur (Point), AL	Decatur, AL	Morgan County	Morgan County	7,043,617	2.2%	$26.46	$12.85
PNC Bank - Clarendon Hills (Holmes), IL	Clarendon Hills, IL	Chicago	Eastern East/West Corridor	28,796,451	6.2%	16.05	$36.37
Walmart Neighborhood Market - New Iberia (Parkview), LA	New Iberia, LA	Lafayette	Iberia Parish	2,904,795	4.8%	$7.00	$18.03
Walmart Neighborhood Market - Opelousas (Union), LA	Opelousas, LA	Lafayette	St. Landry Parish	3,472,347	0.7%	$5.52	$14.82
Walmart Neighborhood Market - Meraux (Archbishop), LA	Meraux, LA	New Orleans	St. Bernard Parish	347,550	0.0%	NAV	$18.84
CVS Pharmacy - Auburn (Opelika), AL	Auburn, AL	Columbus	Lee County	7,667,648	1.9%	17.62	$29.19
Huntington Bank- Clarksburg (Pike), WV	Clarksburg, WV	Clarksburg	City of Clarksburg	1,348,239	14.3%	$8.18	$6.03
CVS Pharmacy - Grand Rapids (Fuller), MI	Grand Rapids, MI	West Michigan	Central Grand Rapids	8,551,804	2.4%	$15.12	$21.98
O'Reilly Auto Parts - Madison (Commerce), WI	Madison, WI	Madison	Southwest Madison	5,202,065	5.4%	$10.15	$11.01
U.S. Bank - Northlake (North), IL	Northlake, IL	Chicago	Melrose Park Area	6,317,635	7.2%	$16.10	$35.88
CVS - Tullahoma (Jackson), TN	Tullahoma, TN	Tullahoma-Manchester	Tennessee Central Area	1,895,358	5.0%	$14.58	$16.17
7-Eleven- La Grange (Ogden), IL	La Grange, IL	Chicago	Eastern East/West Corridor	28,816,729	6.2%	16.05	$50.85
U.S. Bank - Elk Grove Village (Devon), IL	Elk Grove Village, IL	Chicago	Schaumburg Area	29,883,039	8.2%	$17.28	$38.11
Sherwin Williams - Marysville (Fifth), OH	Marysville, OH	Columbus	Union County	2,737,618	1.3%	$20.06	$37.62
O'Reilly - Owensboro (Bold Forbes), KY	Owensboro, KY	Owensboro	Daviess County	8,070,464	4.3%	$15.01	$17.47
PNC Bank - Aurora (Galena), IL	Aurora, IL	Chicago	Western East/West Corridor	57,165,248	8.2%	$14.96	$27.56
NAPA Auto Parts - Downers Grove (Ogden), IL	Downers Grove, IL	Chicago	Eastern East/West Corridor	28,794,973	6.2%	$16.05	$12.48
Family Dollar - Cuyahoga Falls (Bailey), OH	Cuyahoga Falls, OH	Akron	Akron	34,058,068	3.8%	$9.36	$14.46
Dollar General - Lewiston (Sabattus), ME	Lewiston, ME	Maine	Lewiston-Auburn	8,076,733	2.6%	$9.51	$12.29
U.S. Bank - Niles (Dempster), IL	Niles, IL	Chicago	Near North	23,381,327	6.1%	$14.99	$20.87
Dollar Tree - Des Plaines (Rand), IL	Des Plaines, IL	Chicago	O’Hare	12,966,316	5.9%	$19.68	$12.50
Dollar General - Odessa (University), TX	Odessa, TX	Odessa	Odessa	8,194,592	3.5%	$16.41	$10.41
Dollar General - Weber City, (Hwy 23), VA	Weber City, VA	Kingsport-Bristol	Scott County	471,102	0.0%	NAV	$10.40
Dollar General- Springtown (Highway), TX	Springtown, TX	Dallas/Ft. Worth	Parker County	6,439,515	2.8%	$16.27	$9.78
Sherwin Williams - Champaign (Marketview), IL	Champaign, IL	Champaign	Champaign County	12,503,689	3.8%	$19.28	$16.55
Dollar General - Holly (Saginaw), MI	Holly, MI	Detroit	Lapeer & St. Clair	8,216,852	2.6%	$12.11	$8.27
Dollar General - Dyer (Sheffield), IN	Dyer, IN	Chicago	Lake County	33,774,125	5.3%	$13.08	$8.16
Dollar General - Lubbock (University), TX	Lubbock, TX	Lubbock	South Outer Lubbock	6,223,739	3.1%	$18.08	$8.42
Citizens Bank - Wilmington (Marsh), DE	Wilmington, DE	New Castle County	New Castle County	5,106,627	6.8%	$20.11	$26.67

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll as of June 1, 2022 and inclusive of rent steps.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: EXCHANGERIGHT NET LEASED PORTFOLIO #55

■	The Borrower. The borrower for the ExchangeRight Net Leased Portfolio #55 Whole Loan is ExchangeRight Net-Leased Portfolio 55 DST, a Delaware statutory trust. The borrower sponsor is ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC is also a non-recourse carveout guarantor for the ExchangeRight Net Leased Portfolio #55 Whole Loan along with David Fisher, Joshua Ungerecht and Warren Thomas. ExchangeRight Net-Leased Portfolio 55 DST is 99.0% owned by accredited investors and 1.0% owned by David Fisher, Joshua Ungerecht and Warren Thomas, collectively. ExchangeRight Net-Leased Portfolio 55 DST is managed by ExchangeRight Asset Management, LLC and ExchangeRight NLP 55 Master Lessee, LLC, each of which are 100% owned by ExchangeRight Real Estate, LLC, a provider of 1031-exchangeable DST offerings based in Pasadena, CA with more than $4.1 billion of assets under management, 17 million SF of space and more than 950 properties. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #55 Whole Loan. Gregory S. Harrison, the DST’s Signatory Trustee has the right to vote on certain material actions taken by ExchangeRight Net-Leased Portfolio 55 DST.

■	Escrows. At origination of the ExchangeRight Net Leased Portfolio #55 Whole Loan, the borrower deposited approximately (i) $1,500,000 into a TI/LC reserve account, (ii) $387,576 into a real estate tax reserve account, (iii) $200,000 into an unfunded obligations reserve account and (iv) $180,760 into an immediate repair reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months (initially estimated to be $129,192 and excluding the ExchangeRight Net Leased Portfolio #55 Properties for which the tenant pays taxes directly).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage, unless an acceptable blanket policy is in place and no event of default is in effect. An acceptable blanket policy was in place at origination of the ExchangeRight Net Leased Portfolio #55 Whole Loan. Notwithstanding the foregoing (and regardless of whether the borrower maintains a blanket policy), the borrower is not required to escrow for monthly insurance payments of 1/12th of the insurance premiums for those ExchangeRight Net Leased Portfolio #55 Properties for which the tenant is responsible for maintaining insurance.

Replacement Reserve – On each payment date following the occurrence of a Cash Management Period (as defined below), the borrower will be required to deposit an amount initially equal to 1/12th of the product obtained by multiplying $0.15 by the aggregate number of rentable square feet of space at the ExchangeRight Net Leased Portfolio #55 Properties (initially estimated to be $2,856 per month and excluding the ExchangeRight Net Leased Portfolio #55 Properties for which the tenant is solely responsible for capital expenditures) into the replacement reserve account.

TI/LC – On each due date following the occurrence of a Cash Management Period, the borrower will be required to deposit an amount initially equal to 1/12th of the product obtained by multiplying $0.75 by the aggregate number of rentable square feet of space at the ExchangeRight Net Leased Portfolio #55 Properties (initially estimated to be approximately $46,747 per month) into the TI/LC reserve account.

■	Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #55 Whole Loan is structured with a hard lockbox and springing cash management. The borrower, manager and master lessee are required to cause all rents to be deposited directly into a lender approved lockbox account. All funds received by the borrower, manager, or master lessee are required to be deposited in a lockbox account within two business days following receipt. During the continuance of a Cash Management Period, all funds on deposit in the lockbox account are required to be swept at the end of each business day into a lender-controlled cash management account and applied on each payment date and disbursed in accordance with the ExchangeRight Net Leased Portfolio #55 Whole Loan documents. Provided no Cash Management Period is continuing, funds on deposit in the lockbox accounts will be disbursed to the borrower’s operating account.

A “Cash Management Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default (beyond any applicable cure period) under the ExchangeRight Net Leased Portfolio #55 Whole Loan documents, (ii) the debt service coverage ratio for the ExchangeRight Net Leased Portfolio #55 Whole Loan being less than 1.50x, or (iii) May 1, 2029, to the extent a Qualified Transfer (as defined below) has not occurred, and (B) ending upon (a) with respect to clause (i) above, such event of default has been cured or waived in writing by the lender, (b) with respect to clause (ii) above, the debt service coverage ratio for the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: EXCHANGERIGHT NET LEASED PORTFOLIO #55

ExchangeRight Net Leased Portfolio #55 Whole Loan is at least equal to 1.55x as of the last day of two consecutive calendar quarters, or (c) with respect to clause (iii) above, a Qualified Transfer has occurred. Notwithstanding the foregoing, a Cash Management Period will not be deemed to cease in the event any other triggering event is then ongoing.

A “Qualified Transfer” means the transfer of all of the ownership interests in borrower to an approved transferee and the replacement of guarantor with an approved transferee (which transferee may not be a Delaware statutory trust) provided that certain terms and conditions are satisfied, including, without limitation, (i) if required by the lender, delivery of a rating agency comfort letter, and (ii) the approved transferee will own all of the ownership interests in borrower and master lessee.

■	Property Management. The ExchangeRight Net Leased Portfolio #55 Properties are managed by NLP Management, LLC, an affiliate of the borrower sponsor.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. The borrower is permitted to a release of one or more of the ExchangeRight Net Leased Portfolio #55 Properties from the lien of the ExchangeRight Net Leased Portfolio #55 Whole Loan documents subject to satisfaction of the applicable conditions set forth therein, including, without limitation, that:

(i) no event of default has occurred and is continuing under the ExchangeRight Net Leased Portfolio #55 Whole Loan documents;

(ii) the borrower has delivered a REMIC opinion with respect to any applicable release in form and substance acceptable to the lender and the rating agencies and such release otherwise satisfies then applicable REMIC rules and regulations;

(iii) defeasance of the ExchangeRight Net Leased Portfolio #55 Whole Loan is then permitted and the borrower has partially defeased the ExchangeRight Net Leased Portfolio #55 Whole Loan (to the extent that a partial defeasance is then permitted under the ExchangeRight Net Leased Portfolio #55 Whole Loan documents), in each case, in an amount equal to the greater of (a) 115% of the allocated loan amount of such ExchangeRight Net Leased Portfolio #55 Property or Properties and (b) 90% of the net sales proceeds applicable to such ExchangeRight Net Leased Portfolio #55 Property;

(iv) the debt service coverage ratio after any such release is no less than the greater of (i) the debt service coverage ratio immediately prior to such release and (ii) 2.06x; and

(v) the debt yield for the ExchangeRight Net Leased Portfolio #55 Whole Loan after any such release is no less than the greater of (i) the debt yield immediately prior to such release and (ii) 9.45%.

■	Terrorism Insurance. The borrower is required to maintain or cause to be maintained, as part of the “all-risk” insurance policy maintained by the borrowers, coverage for terrorism in an amount equal to the full replacement cost of the ExchangeRight Net Leased Portfolio #55 Properties, plus business interruption coverage in an amount equal to 100% of the projected gross revenue from the ExchangeRight Net Leased Portfolio #55 Properties covering a restoration period of 18 months. Each of the sole tenants at the following ExchangeRight Net Leased Portfolio #55 Properties must maintain property and terrorism insurance for the applicable ExchangeRight Net Leased Portfolio #55 Property occupied by such tenant in accordance with the terms of the ExchangeRight Net Leased Portfolio #55 Whole Loan documents: (i) CVS Pharmacy – Auburn (Opelika), AL; (ii) Citizens Bank – Wilmington, DE; (iii) PNC Bank - Aurora (Galena), IL; (iv) PNC Bank – Clarendon Hills (Holmes), IL; (v) NAPA Auto Parts - Downers Grove (Ogden), IL; (vi) U.S. Bank - Elk Grove Village (Devon), IL; (vii) 7-Eleven- La Grange (Ogden), IL; (viii) Schnucks - Love's Park (Harlem), IL; (ix) U.S. Bank - Niles (Dempster), IL; (x) U.S. Bank - Northlake (North), IL; (xi) Dollar General - Dyer (Sheffield), IN; (xii) O'Reilly - Owensboro (Bold Forbes), KY; (xiii) Walmart Neighborhood Market - Meraux (Archbishop), LA; (xiv) Walmart Neighborhood Market - Opelousas (Union), LA; (xv) Walmart Neighborhood Market - Prairieville (Airline), LA; (xvi) Walmart Neighborhood Market - Thibodaux (Main), LA; (xvii) Dollar General - Lewiston (Sabattus), ME; (xviii) CVS Pharmacy - Grand Rapids (Fuller), MI; (xix) Dollar General - Holly (Saginaw), MI; (xx) Dollar General - Lubbock (University), TX; (xxi) Dollar General - Odessa

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: EXCHANGERIGHT NET LEASED PORTFOLIO #55

(University), TX; (xxii) Dollar General- Springtown (Highway), TX; (xxiii) Pick N Save - Sun Prairie (Main), WI; (xxiv) Huntington Bank- Clarksburg (Pike), WV; (xxv) Family Dollar - Cuyahoga Falls (Bailey), OH; (xxvi) Walmart Neighborhood Market - Houma (Park), LA; and (xxvii) Walmart Neighborhood Market - New Iberia (Parkview), LA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc., Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.